As filed with the Securities and Exchange Commission on July 28, 1997


                                                      Registration No. 333-29985

                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                   Form SB-2/A
                                 Amendment No. 2



             Registration Statement under the Securities Act of 1933

                       PREMIUM CIGARS INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)


            Arizona                        2121                  86-0846405
   State or jurisdiction of    (Primary Standard Industrial     (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

Premium Cigars International, Ltd.          Steven A. Lambrecht, CEO
15651 North 83rd Way, Suite 3               15651 North 83Rd Way, Suite 3
Scottsdale, Arizona  85260                  Scottsdale, Arizona  85260
(602) 922-8887                              (602) 922-8887
(Address, including zip code, and telephone (Name, address, and telephone number
number, including, area code, of            of agent for service)
registrant's principal executive office)

                                   Copies to:


Charles R. Berry, Esq.                      Christian J. Hoffmann, III, Esq.
Michael F. Patterson, Esq.                  Streich Lang, P.A.
Titus, Brueckner & Berry, P.c.              Renaissance One
7373 North Scottsdale Road, Suite B-252     Two North Central Avenue
Scottsdale Centre                           Phoenix, Arizona  85004-2391
Scottsdale, Arizona 85253                   (602) 229-5200
(602) 483-9600


Approximate date of proposed sale to the public: As soon as practical on or after the effective date of this Registration Statement. If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee

=================================================================================================
                                                      Proposed   Proposed           Amount
Title of each                       Number of         Offering   Maximum            of
class of securities                 Securities to be  Price Per  Aggregate          Registration
to be registered                    Registered        Share(1)   Offering Price(1)  Fee
------------------------------------------------------------------------------------------------
Common Stock, no par value          2,185,000(2)       $5.25     $11,471,250        $ 3,476.14

Representative's Warrants             170,989(3)       $ .01     $     1,710        $         (4)

Common Stock, no par value            170,989(5)       $8.40     $ 1,436,308        $   435.24
                                                                 -----------        ----------
                  TOTALS:                                        $12,909,268        $ 3,911.38(6)

=================================================================================================

(1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457.
(2) Includes 285,000 additional shares of Common Stock which the underwriter has the right to purchase to cover over-allotments, if any.
(3) Representative's warrants exercisable at 160% of the offering price. Excludes over-allotments, if any, and includes 19,011 bridge warrants issued to William B. McKee, which are exercisable at $5.25 per share.
(4)      Pursuant to Rule 457(g) no fee is being paid.
(5)      Issuable upon exercise of representative's warrants.
(6)      $4,158.49 was paid with our initial filing.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       PREMIUM CIGARS INTERNATIONAL, LTD.

                              CROSS-REFERENCE SHEET

               FORM SB-2 ITEM NUMBER AND CAPTION                  LOCATION OF CAPTION IN PROSPECTUS


1.   Front of Registration Statement and Outside Front Cover
     Page of Prospectus.......................................  Outside Front Cover Page

2.   Inside Front and Outside Back Cover Pages of Prospectus..  Inside Front and Outside Back Cover

3.   Summary Information and Risk Factors.....................  Prospectus Summary; Risk Factors

4.   Use of Proceeds..........................................  Use of Proceeds

5.   Determination of Offering Price..........................  Outside Front Cover Page

6.   Dilution.................................................  Dilution

7.   Selling Security Holders ................................  Not Applicable, but see Interim Financing
                                                                -- Delayed Offering By Warrant Holders

8.   Plan of Distribution.....................................  Outside Front Cover Page; Underwriting

9.   Legal Proceedings........................................  Legal Matters

10.  Directors, Executive Officers, Promoters and Control
     Persons..................................................  Management; Principal Shareholders

11.  Security Ownership of Certain Beneficial Owners and
     Management...............................................  Principal Shareholders; Certain Transactions

12.  Description of the Securities............................  Description of Securities

13.  Interests of Named Experts and Counsel...................  Legal Matters; Experts

14.  Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities...............................  Management

15.  Organization Within Last Five Years......................  Management; Principal Shareholders; Certain
                                                                Transactions

16.  Description of Business..................................  Prospectus Summary; Business

17.  Management's Discussion and Analysis or Plan of
     Operations...............................................  Management's Discussion and Analysis of Financial
                                                                Conditions and Results of Operations

18.  Description of Property..................................  Business

19.  Certain Relationships and Related Transactions...........  Certain Transactions

20.  Market for Common Equity and Related Stockholder
     Matters..................................................  Outside Front Cover Page; Risk Factors

21.  Executive Compensation...................................  Management

22.  Financial Statements.....................................  Financial Statements

23.  Engagement of Independent Accountants....................  Engagement of Independent Accountants


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JULY 28, 1997

                                                         Initial Public Offering
                                                                      Prospectus


                                   [PCI logo]


                        1,900,000 shares of Common Stock
                                 $5.25 per share


We distribute moderately priced premium cigars and other cigars, which are sold from our humidors placed primarily in convenience stores in the United States and Canada.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of shares after the offering.

        -----------------------------------------------------------------
                            Proposed Trading Symbols:
        NASDAQ SmallCap Market(sm) -     PCIG Boston Stock Exchange - PCI
        -----------------------------------------------------------------
                              Terms of the Offering
--------------------------------------------------------------------------------
                                    Price to   Underwriting discounts  Proceeds
                                   the Public     and commissions       to PCI
                                   ----------     ---------------       ------

Per Share.......................     $5.25             $.525            $4.725
Total (3).......................    $9,975,000        $997,500        $8,977,500
--------------------------------------------------------------------------------

   From the net proceeds, we expect to pay offering expenses of $674,250. The underwriters have a right to purchase up to 285,000 additional shares.
        For indemnification and other arrangements with the underwriters, see "Underwriting" at page ___.
          ------------------------------------------------------------
       This Investment Involves a High Degree of Risk. You Should Purchase
        Shares Only If You Can Afford a Complete Loss. See "Risk Factors"
                             Beginning on Page ___.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                          Underwriting: Firm Commitment

W.B. MCKEE SECURITIES, INC.

                        KASHNER DAVIDSON SECURITIES CORP.

                                August ___, 1997

                              [INSIDE FRONT COVER]

[picture of typical PCI plexiglass humidor with magazine rack and magazine typically sold from rack as used in convenience stores]

[caption:] Typical plexiglass humidor with magazine rack used in convenience stores.

[lit cigar in background (no caption)]

                          [INSIDE FRONT COVER FOLD OUT]

[pictures of five-SKU and three-SKU hand-crafted wood humidors with magazine racks and typical cigar-related magazines sold from racks]

[caption:] Typical five-SKU and three-SKU wood humidors with magazine racks and magazines.

[picture of clerk with on-counter humidor in convenience store]

[caption:] Typical location of humidor and magazine rack in convenience store.

[picture   of   7-Eleven(TM)   advertisement   currently   appearing   in  cigar
aficionado(tm) magazine featuring PCI cigar]

[caption:] Advertisement currently appearing in Cigar Aficionado(TM) magazine featuring PCI cigar.

[PCI logo (no caption)]

[picture of lit cigar in background (no caption)]

[flat reproduction of six pci-designed cigar bands]

[caption:] PCI-designed cigar bands.

                Special Note Regarding Forward-looking Statements

         Some of the statements contained in this Prospectus, including information incorporated by reference, discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

         Important factors that may cause actual results to differ from projections include, for example,

         o the success or failure of our efforts to implement our business strategy;
         o our ability to raise sufficient capital to purchase cigars and humidors to meet any unanticipated increase in the aggressive "roll-out" schedules required by our contracts and commitments with stores and distributors;
         o the effect of a settlement announced June 20, 1997 of litigation among 40 States and major U.S. tobacco companies;
         o        our ability to buy quality premium cigars at favorable prices;
         o our ability to negotiate and maintain favorable distribution arrangements with stores affiliated with major national convenience store chains;
         o        the effect of changing economic conditions;
         o any decision by major retail chains to remove all tobacco products from their shelves or place our humidors in a disadvantageous location within their stores;
         o        changes  in  government  regulations,  tax rates  and  similar matters;
         o        our ability to attract and retain quality employees ;
         o        the decline in popularity of cigar smoking; and
         o other risks which may be described in our future filings with the SEC. We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements.

                                       PCI


Offices: Premium Cigars International, Ltd. ("PCI") , Suite 3, 15651 North 83rd Way, Scottsdale, Arizona 85260, telephone (602) 922-8887, or toll-free at (888) 724-1001.

Our Business:              We distribute cigars throughout the United States and
                           Canada. We had placed our PCI Cigar Program, which includes supplying humidors, cigars, service and information, in over 1,550 stores as of June 30, 1997. We are currently expanding with national retail and distribution accounts in both the United States and Canada. Our mission is to place our PCI Cigar
                           Program in every convenience, gas and high-traffic retail outlet.

Our Concept:               Premium  cigars  are a  luxury  item  and  are  often
                           purchased on impulse.  We seek to  capitalize  on the
                           recent   growth  of  the  premium   cigar  market  by
                           introducing our PCI Cigar Program to additional convenience stores. Based on reports by the Cigar
                           Association of America, following several decades of decline, premium cigar sales in the United States increased by 10.7% in 1993, 14.5% in 1994, 30.5% in
                           1995 and an estimated 67.0% in 1996.

The PCI Cigar              Our complete PCI Cigar Program includes:
Program:
                           o  imported,  hand-rolled short, medium and long-leaf
                              filler premium cigars from the Dominican Republic, Honduras, Mexico, Nicaragua and the Philippines;
                           o  domestic machine-made mass market cigars;
                           o  in-store,  countertop,  custom made,  hand-crafted
                              wood and plexiglass humidors;
                           o  training materials and  telemerchandising  support
                              to   individual   stores;
                           o  point-of-purchase   information  cards  and  cigar
                              magazine  racks;
                           o  telemerchandising for order fulfillment;
                           o  large,  "walk-in" humidors for distribution center
                              cigar inventory storage; and
                           o  spokesman  relationship  with Arie  Luyendyk,  the
                              recent winner of the Indianapolis 500.

Our Customers:             We  sell   virtually   all  of  our  cigars   through
                           convenience stores, including stores affiliated with:
                           The Southland  Corporation and Southland Canada, Inc.
                           which do business as 7-Eleven(TM);  AM/PM(TM); Circle
                           K(TM);  Associated  Grocers;  SuperValu(TM)(1);   and
                           stores supplied by the McLane Compan

Our Cigars:                We distribute  name-brand  and our own  private-label
                           cigars from our humidors. Premium cigars generally retail from $1 to more than $20. We distribute low to medium-priced premium cigars, primarily in the $1 to $8 price range. We also distribute mass market cigars at around $1.

                           ---------------------------------
                                (1) Believed to be trademarks of third parties. We have no ownership interest in any of the intellectual property indicated by trademark or service mark symbols in this Prospectus.

Our History:               Because   premium   cigars   require   special   care
                           (including   humidified  storage)  and  knowledgeable
                           sales personnel, they were traditionally sold only in
                           tobacco  specialty  shops. In June 1996,  Colin Jones
                           and   Greg   Lambrecht,   our  Vice   Presidents   of
                           International and National Sales, developed their concept of selling premium cigars from in-store humidors through convenience stores, grocery stores, and other retail outlets. They introduced the concept through their wholly-owned companies J&M and Rose
                           Hearts (see below) first in Canada and then in the northwest United States.

CAN-AM;                    In December 1996, we acquired all of the  outstanding
Rose Hearts;               stock of CAN-AM  International  Investments  Corp., a
And J&M:                   British  Columbia  (Canada)  corporation.  CAN-AM had
                           previously    acquired    the   cigar    distribution
                           operations,  including cigar  accounts,  humidors and
                           inventory,   of  Rose  Hearts,   Inc.,  a  Washington
                           corporation  wholly-owned  by Greg  Lambrecht and J&M
                           Wholesale,   Ltd.,   a  British   Columbia   (Canada)
                           corporation  wholly-owned  by Colin Jones.  J&M began
                           distributing   cigars   in   convenience   stores  in
                           Vancouver, B.C., Canada in June 1996. Rose Hearts began its cigar distribution in Seattle, Washington in late summer 1996.

Current                    Currently,   we  distribute   cigars  to  over  1,550
Operations:                convenience stores and other retailers in:

                           Canada:         British      Columbia,       Alberta,
                                           Saskatchewan, Manitoba and Ontario.
                           United States:  Washington,    Oregon,    California,
                                           Arizona,   Kansas,   Missouri,  Utah,
                                           Idaho,  Alaska,   Nevada,   Oklahoma,
                                           Texas, Maryland,  Virginia, Colorado,
                                           Illinois,    Michigan,     Wisconsin,
                                           Nebraska,    Georgia,   Montana   and
                                           Florida.

                           We have established our PCI Cigar Program to supply cigars and in-store humidors for direct shipments and delivery and in-store merchandising in convenience stores affiliated with certain national chains. In most instances we have "master" agreements with, have negotiated and approved standard form retailer agreements with, or have other arrangements with, these national accounts. We have developed relationships with several cigar suppliers and are expanding our sources for cigars and accessories.

                                  The Offering

Securities offered........................  1,900,000 shares

Shares outstanding
  at July 28, 1997:.......................  1,480,500 shares

Shares to be outstanding
  after the offering......................  3,380,500 shares

Warrants Outstanding
  at July 28, 1997:.......................  380,226 Common Stock
                                            Purchase Warrants

Total public price........................  $9,975,000

Underwriters' discount....................  $  997,500

Net proceeds..............................  $8,977,500

Estimated offering expenses...............  $  674,250

Over-allotment............................  Up to  285,000 shares;  if  the full over-allotment  is  purchased by the
                                            underwriters,   the   total   public
                                            offering     price,     underwriting
                                            discount,  and net proceeds  will be
                                            $11,471,250;     $1,147,125;     and
                                            $10,324,125, respectively.

Use of proceeds...........................  We intend to  use offering  proceeds to expand  the PCI Cigar  Program by
                                            purchasing   humidors,   cigars  and
                                            accessories;  repaying indebtedness;
                                            funding   sales  and  marketing  and
                                            providing working capital.

Risk factors..............................  Investing  in  our  shares  is  very risky,  and  you  should  be able to
                                            bear  a   complete   loss   of  your
                                            investment. See Risk Factors."

Proposed market symbols:
Nasdaq SmallCap Market(sm)................. PCIG.

Boston Stock Exchange...................... PCI.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following financial information reflects the operations of PCI (and its predecessor operations) for the period from June 1, 1996 to March 31, 1997. This summary financial information has been derived from the consolidated financial statements of PCI and subsidiary which appear later in this Prospectus. This data should be read in conjunction with those consolidated financial statements and related notes.

                                                          Operations
                                                         June 1, 1996
                                                              to
                                                        March 31, 1997
                                                        --------------



Consolidated Statement of Operations Data:         Historical     Pro Forma
                                                   ----------     ---------
                                                                 (unaudited)

Sales .........................................    $  845,571     $ 845,571

Net loss ......................................   ($  153,517)   ($  361,217)(2)

Net loss per share (1) ........................   ($      .10)   ($      .10)

Weighted average of shares outstanding (1) ....     1,480,500      3,741,715


                                                         March 31, 1997
                                                         --------------

Consolidated Balance Sheet Data:                   Historical       Pro Forma(3)
                                                   ----------       ---------

Working capital ............................      ($   82,169)       $9,014,631

Total assets ...............................       $  523,461        $9,566,711

Total liabilities ..........................       $  459,928        $  349,928

Accumulated deficit ........................      ($  153,517)      ($  153,517)

Shareholders' equity .......................       $   63,533        $9,216,783

Net tangible book value per share ..........      ($      .02)       $     2.45


(1) Shares of Common Stock issued to founders at the time of PCI's organization are treated as outstanding since inception; Pro Forma includes issuance of 1,900,000 shares in the offering and conversion of 361,215 bridge warrants and excludes conversion of 19,011 bridge warrants issued to William B. McKee.

(2) As adjusted to give effect to additional executive compensation and management fees (see "Management -- Executive Compensation"), and assumes repayment of indebtedness.

(3) As adjusted to give effect to the offering and exercise of 361,215 bridge warrants.

                                  RISK FACTORS

         Investing in PCI's Shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.

Recently Organized         PCI was  organized in  December,  1996 and acquired a
Business; Losses During    cigar  distribution  business  which  began  in June,
Start-up Operations.       1996. PCI, its subsidiary CAN-AM, and the predecessor
                           cigar distribution operations of J&M and Rose Hearts,
 We have incurred          incurred  losses of $153,517,  or $.10 per share,  on
 losses since we           revenues  of  $845,571,  for the period  from June 1,
 began doing               1996   (inception)  to  March  31,  1997.  The  rapid
 business.                 expansion   in   our   accounts   since   March   has
                           substantially increased our expenses, and we have not
                           yet  realized  increased  revenues.  Our  ability  to
                           operate  profitably  depends on increasing  our sales
                           and distribution outlets,  achieving sufficient gross
                           profit margins, and  a  continuing demand for premium
                           cigars.   PCI  is  also  subject  to  business  risks
                           associated with new business  enterprises.  We cannot
                           assure  you  that PCI will  operate  profitably.  See
                           "Selected   Historical  and  Pro  Forma  Consolidated
                           Financial Information";  "Management's Discussion and
                           Analysis of Results of Operations."

 We had a working          At March  31,  1997,  PCI had a net  working  capital
 capital deficit at        deficit of approximately $82,169. Our operations were
 our fiscal year end,      financed to that date through  private  placements of
 and we have met           our shares in 1997,  which  generated net proceeds of
 capital needs with        approximately  $207,050.  From April to June 1997, we
 private sales of          obtained debt financing by issuing bridge notes which
 securities.               generated  net  proceeds  of  $810,000, virtually all
                           of which was used to expand operations. We have no plans to obtain additional outside capital after we complete this offering. However, we cannot assure you that we will not need additional funds or that any needed funds will be available, if at all, on acceptable terms. If we need additional funds, our inability to raise them will have a very adverse effect on our operations. If we raise funds by selling equity securities, sales may dilute your share ownership. See "Management's Discussion and Analysis of Results of Operations."

40-State Tobacco           On June 20, 1997 the  Attorneys  General of 40 States
Litigation - Proposed      and the major United States  cigarette  manufacturers
Settlement.                announced a proposed settlement of a lawsuit filed by
                           the  States.  The  proposed  settlement,  which  will
 The effect, if any,       require that the United States  Congress take certain
 of this settlement on action, is complex and may change significantly or be the cigar industry is rejected. However, the proposal would require
 uncertain.                significant   changes  in  the  way   United   States
                           cigarette  and tobacco  companies do business.  Among
                           other things: the tobacco companies will pay hundreds
                           of  billions  of  dollars;  the  FDA  could  regulate
                           nicotine  as  a  drug;   class  action  lawsuits  and
                           punitive  damages  would be  banned;  cigarettes  and
                           smokeless  tobacco  could only be sold  behind  store
                           counters,   with   no   self-service;   and   tobacco
                           billboards and sporting event sponsorships would be prohibited. The potential impact, if any, of the settlement and related legislation on the cigar industry is uncertain. See "Business -- Government
                           Regulation;  Tobacco Industry Litigation."

Extensive and              The tobacco  industry in general has been  subject to
Increasing Regulation      extensive  federal,  state and local  regulation  and
and Taxation of            taxation. Recent trends have increased regulation and
Tobacco Products.          taxation of the tobacco industry. Although regulation
                           initially focused on cigarette manufacturers, it has begun to have a broader impact on the industry as a whole, and may focus more directly on cigars in the future. Cigars are subject to federal excise taxes which vary according to the type and weight of the cigar. The recent increase in popularity of cigars could lead to an increase in regulation and taxation of cigars.

 Federal legislation       A variety of bills  relating  to tobacco  issues have
 has been introduced       been introduced in the U.S. Congress, including bills
 to regulate many          that would:
 aspects of the            o  prohibit  the  advertising  and  promotion  of all
 tobacco industry.            tobacco  products or restricted or eliminated  the
                              deductibility of such advertising expense,
                           o  increase    labeling   requirements   on   tobacco
                              products to include, among other things, addiction
                              warnings and lists of additives and toxins,
                           o  shift regulatory  control of  tobacco products and
                              advertisements   from  the  U.S.   Federal   Trade
                              Commission  (the "FTC") to the U.S.  Food and Drug
                              Administration (the "FDA"),
                           o  increase tobacco excise taxes, and
                           o  require  tobacco  companies to pay for health care
                              costs  incurred  by  the  federal   government  in
                              connection with tobacco related diseases.
                           Hearings   have  been  held  on   certain   of  these
                           proposals; however, to date, none of these proposals has been passed by Congress. If enacted, these or similar proposals may adversely affect our results of operations or financial condition. See "Business --
                           Government Regulations."

 State and local           A majority of states restrict or prohibit  smoking in
 regulation and            certain  public  places  and  restrict  the  sale  of
 taxation of               tobacco  products to minors.  Local  legislative  and
 smoking is                regulatory bodies have increasingly  moved to curtail
 pervasive and             smoking by prohibiting  smoking in certain  buildings
 increasing, and           or areas or by requiring  designated "smoking" areas.
 public pressure for       Several states currently prohibit  self-service sales
 more regulation           or  restrict   point-of-sale   placement  of  tobacco
 exists.                   products.  Further  restrictions  of a similar nature
                           could have a substantial  adverse effect on our sales
                           or operations,  such as banning  self-service  sales,
                           counter  access to or  display  of  cigars.  Numerous
                           proposals also have been  considered at the state and
                           local  level  restricting  smoking in certain  public
                           areas,   regulating   point  of  sale  placement  and
                           promotions and requiring  warning  labels.  46 states
                           currently  tax cigars at rates ranging from 2% to 75%
                           and cigars are  subject to local  taxes as well.  The
                           number  of  states  taxing  cigars  and the  rates of
                           taxation  are  likely to  increase.  In  addition  to
                           governmental  restrictions,   certain  retailers  may
                           voluntarily   stop  selling  all  tobacco   products,
                           including cigars, because of public pressure.

 Warning labels;           Although  federal law has required health warnings on
 Second-hand               cigarettes since 1965 and on smokeless  tobacco since
 smoke.                    1986,  there is no federal law requiring  that cigars
                           carry those warnings.  California requires "clear and
                           reasonable"  warning to consumers  who are exposed to
                           chemicals  determined by the state to cause cancer or
                           reproductive  toxicity,  including  tobacco smoke and
                           several  of  its   constituent   chemicals.   Similar
                           legislation has been introduced in other states, but did not pass. We cannot assure you that other states will not enact similar legislation. Federal and state legislatures have also considered the consequences of tobacco smoke on others who do not smoke (so called
                           "second-hand" smoke). If regulations relating to second-hand smoke are adopted, these regulations may have a substantial adverse effect on our results of operations or financial condition.

 Canadian federal and      The Canadian  government recently enacted substantial
 provincial laws and       restrictions  or the promotion and retail  display of
 regulations.              tobacco   products.   The  Canadian   government  may
                           supplement  the  new  legislation  with  implementing
                           regulations and provincial  governments may add other
                           regulations  and  restrictions  on tobacco  products.
                           Each  Canadian  Province  taxes cigars at rates which
                           vary from 45% to 95% of retail  selling  prices.  New
                           laws  and  potential  additional   regulations  could
                           adversely affect our Canadian business. See "Business
                           -- Government  Regulations -- Canadian Regulations --
                           Canadian Taxes."

 Possible additional       Increased  cigar  consumption  and its  publicity may
 regulation.               increase the risk of additional regulation. We cannot
                           predict the ultimate content, timing or effect of any additional regulation of tobacco products by any federal, state, local or regulatory body. Future legislation, regulation or tax policies may have a significant adverse effect on the ability of cigar manufacturers or distributors, including PCI, to generate revenues and profits. See "Business --
                           Government Regulation; Tobacco Industry Litigation."

Historical Dependence Corporate and franchise stores affiliated with The on One Customer Store Southland Corporation ("Southland USA") and Southland
Group.                     Canada,  Inc.  ("Southland   Canada")   (collectively
                           "7-Eleven")  accounted  for over 82% of our  sales in
                           the fiscal year ended March 31, 1997.  Since then, we
 7-Eleven stores           have  expanded  our  customer   base,  but  sales  to
 comprise 79% of           7-Eleven  stores still  accounted for over 79% of our
 our stores                sales for the quarter  ended June 30, 1997. We expect
                           that  sales  to  7-Eleven  stores  will  continue  to
                           account for a  substantial  percentage  of our sales.
                           Our  plans  for  the  coming  year  include   rapidly
                           expanding the number of 7-Eleven stores participating
                           in our PCI Cigar Program.  PCI, Southland USA, or any
                           U.S.  franchisee  have  the  right to  terminate  our
                           agreement   for  any  reason  upon  60  days  notice.
                           Southland Canada can terminate its arrangement with us at any time without notice. Problems with 7-Eleven stores, our major customer in Canada and the United
                           States, could have a substantial adverse impact on our business. A substantial reduction in our 7-Eleven business could result in diminished revenues for several quarters or more as we attempt to replace that business. See "Business -- Our Largest Customer
                           -- Canadian Sales; CAN-AM -- U.S. Sales."

Nature of Convenience      We have "master"  agreements  and other  arrangements
Store Distribution         with corporate  offices of several major  convenience
Relationships.             store  chains  to  place  the PCI  Cigar  Program  in
                           corporate   and   participating   franchise   stores.
 Our agreements            However,   the  nature  of  the   convenience   store
 with convenience          distribution    business   is   that   all   supplier
 stores may be             relationships are terminable on short notice (usually
 terminated easily.        on  between  30 and 120 days  notice).  In  addition,
                           while "master" or approved form agreements may be automatically acceptable for use, participation in the PCI Cigar Program is usually at the discretion of each local franchise store or each region of the country. As long as demand for premium cigars remains strong, we believe that individual stores and regions will participate in our PCI Cigar Program. However, if demand and sales decline, stores may terminate participation on short notice, which could have a significant adverse effect on our business. See
                           "Business - Master  Agreements and Arrangements  with
                           National Chains."

 Product placement         We do not pay "slotting" fees or other inducements to
 competition.              retailers  in order to secure  counter  space,  which
                           could  affect our  ability to place our  humidors  on
                           store    counters.    In   addition,    other   major
                           manufacturers   or   distributors   may  have  master
                           agreements with convenience stores which require the stores to locate that manufacturers' or distributors' tobacco or other products in a counter position that is preferential to, or at least as favorable as, the location of our products. This may inhibit our ability to obtain favorable counter presentation of our humidors. See "Business -- Products -- Humidors."

Declining Market for       According to industry sources, the cigar industry was
Cigars Through 1991.       in  substantial  decline from  approximately  1973 to
                           1991.  Cigar  sales,  as well as smoking in  general,
 The effect of             steadily  decreased after a 1964 report of the United
 medical studies on        States  Surgeon General and numerous other subsequent
 smoking.                  studies  which  stress  the  link  between   smoking,
                           including secondary smoke, and medical problems such as cancer, heart, respiratory and other diseases. "No smoking" laws, ordinances and prohibitions on cigar smoking in certain cases may have adversely affected the sale of cigar products.
                           These factors may continue to have an adverse effect upon the cigar industry in general and our business in particular. See "Business -- Medical Studies on
                           Smoking."

Demand for Cigars;         Premium cigar sales have  increased  dramatically  in
Inventory.                 recent years, but we cannot assure you that the trend
                           will continue. If cigar sales trends do not continue as we anticipate or if we experience a reduction in our demand, we may temporarily accumulate excess inventory which could have an adverse effect on our business or results of operations. See "Business --
                           The Expanding Cigar Market."

 Current positive          Premium cigar sales have  increased  since 1991,  and
 sales trends may          the cigar  industry  has  experienced  very  positive
 not continue.             trends  in  sales  since  1993.  We  believe  that  a
                           considerable  percentage  of the recent  increase  in
                           cigar  sales,  especially  with  respect  to  premium
                           cigars,   is   attributable   to  new  cigar  smokers
                           attracted by the improving image of cigar smoking and
                           the   increased   visibility   of  cigar  smoking  by
                           celebrities.   We  cannot   assure  you  that  recent
                           increases in cigar sales are indicative of long-term trends or that these new customers will continue to smoke cigars in the future. See "Business -- The
                           Expanding Cigar Market."

Other Tobacco Industry     In addition to the  40-State  litigation  referred to
Litigation.                above,  the tobacco  industry has  experienced and is
                           experiencing  significant  health-related  litigation
                           involving  tobacco and health  issues.  Plaintiffs in
                           such   litigation   have   sought  and  are   seeking
 Current litigation        compensatory, and in some cases punitive, damages for
 focuses on                various  injuries  claimed to result  from the use of
 cigarettes and            tobacco  products or exposure to tobacco  smoke.  The
 smokeless tobacco.        proposed  settlement of the 40-State  litigation  may
                           substantially limit litigation,  but we cannot assure
                           that  there  would  not  be an  increase  in  health-
                           related   litigation   against  the   cigarette   and
                           smokeless tobacco industries or similar litigation in
                           the future against the cigar  industry.  Neither PCI,
                           nor to our knowledge any other cigar distributor,  is
                           a party  to  tobacco  industry  litigation.  However,
                           should  litigation  involving cigars be initiated the
                           costs  of  defending  prolonged  litigation  and  any
                           settlement   or   successful   prosecution   of   any
                           significant  health-related  litigation  could have a
                           substantial   adverse   effect  on  our   results  of
                           operations or financial  condition.  See "Business --
                           Tobacco Industry Litigation."

 The potential for         The  recent  increase  in the sales of cigars and the
 litigation targeting      publicity  such  increase  has  received may have the
 cigars is growing.        effect of increasing the probability of legal claims.
                           Also, a recent study published in the journal Science
                           reported  that a chemical  found in tobacco smoke has
                           been found to cause genetic damage in lung cells that
                           is  identical  to damage  observed in many  malignant
                           tumors of the lung and, thereby,  directly links lung
                           cancer to smoking.  The National Cancer Institute has
                           announced  that  it  will  issue  a  report  in  1997
                           describing research into cigars and health. This study and this report could affect pending and future tobacco regulation or litigation relating to cigar smoking. See "Business -- Government Regulation,
                           Tobacco Industry -- Litigation."

Dependence on a Few        We do not directly  manufacture or import any cigars,
Suppliers.                 and depend  entirely  on third  party  manufacturers,
                           suppliers and importers for our cigars. Typically, we do not have supply agreements, but submit purchase orders for cigars. We currently purchase cigars from over 19 suppliers.

 We have relied on         For the  quarter  ended  June 30,  1997  our  largest
 two suppliers for         supplier,   TSG  Import,   Export  and  Manufacturing
 over 75% of our           Corporation,   located  in  the  Dominican  Republic,
 cigars.                   accounted   for   approximately   40%  of  our  cigar
                           purchases for Canadian distributors and 38% of our total cigar purchases. Our written agreement with TSG expired on July 7, 1997, but we continue to purchase from TSG on the same terms as in our agreement. We are negotiating with TSG to reach a new agreement.
                           Our second
                           largest supplier, House of Horvath, Inc., accounted for 37% of our total purchases.

 Currently, we have        We have  executed  supply contracts  with a few minor
 no contracts with         suppliers  but with  none  of  our  major  suppliers.
 major suppliers.          We are currently negotiating  with  manufacturers  in
                           the  Dominican   Republic  and  elsewhere  to  secure
                           multiple sources of cigars. Although we believe that we could quickly replace our main suppliers with alternative sources at comparable prices and terms, a disruption in the supply of cigars from either TSG or House of Horvath would have a significant adverse impact on our operations. See "Business -- Cigar
                           Purchasing; Private Label and Custom Brands."

Risks Relating to          We primarily sell moderately-priced  cigars which are
Supply of Cigars.          hand-rolled  or machine-made   from  tobacco aged six
                           months to two years.  At the present time, we believe
                           there is an adequate supply of tobacco available in a
                           number  of  countries  for  these  types  of  cigars.
                           However,  we also  sell a  limited  number  of higher
                           priced  premium  cigars  which  require   longer-aged
                           tobacco.  Our ability to acquire  these cigars in the
                           future may be  constrained  by a shortage  of premium
                           cigars  made  with  longer-aged  tobacco.  At  times,
                           producers have suspended  shipping  certain brands of
                           cigars when excessive demand results in a shortage of
                           properly  aged  and  blended  tobacco.   Accordingly,
                           increases in demand may adversely  affect our ability
                           to  acquire   higher  priced  premium   cigars.   See
                           "Business -- Cigar  Production  -- Cigar  Purchasing;
                           Private Label and Custom Brands."

Competition.               As a  distributor  of premium  cigars,  we  generally
                           compete  with a smaller  number  of less  well-known,
 Currently, we have        primarily regional,  distributors  including Southern
 several smaller,          Wine and Spirits,  Specialty Cigars,  Inc., Cohabico,
 primarily regional        Old  Scottsdale  Cigar  Company,  Inc. and many other
 competitors.              small tobacco distributors.

 Large potential           The cigar industry in general is dominated by a small
 competitors are           number  of  companies  which  are  well  known to the
 cigar manufacturers       public.   These   larger  cigar   manufacturing   and
 and distribution          wholesale  companies  such as 800 JR  Cigar  Company,
 companies.                Inc., Consolidated Cigar Company, Culbro Corporation,
                           General  Cigar  Company,  Swisher,   Caribbean  Cigar
                           Company  and US  Tobacco  have  not yet  entered  the
                           retail  distribution  market  but  may  do so in  the
                           future.   Also,   a  number  of  large   distribution
                           companies, such as McLane and CoreoMark, who are currently in the convenience outlet distribution business, have not yet entered the premium cigar distribution business, but may do so in the future.
                           These cigar manufacturing and distribution companies, along with major cigarette manufacturers, have more resources than PCI. If they chose to enter the cigar distribution market, they would constitute formidable competition for our business. We cannot assure you that we can compete successfully in any market. See
                           "Business -- Competition."

Dependence on              Our  business is largely  dependent on our ability to
Management.                hire and  retain  quality  managers.  Our  president,
                           Steven A. Lambrecht,  has no prior  experience in the
 We have a few             business  of  distributing  cigars  or other  tobacco
 key officers and          products.  We have agreements  with certain  officers
 directors.                and   directors,    including   written    employment
                           agreements with Steven A.  Lambrecht,  Colin A. Jones
                           and  Greg  P.  Lambrecht  and a  business  consulting
                           agreement with David S. Hodges. We also have a verbal
                           consulting  agreement  with William L.  Anthony.  The
                           loss of  Messrs.  Steven  or Greg  Lambrecht,  Jones,
                           Hodges or Anthony  could have an adverse  effect upon
                           our  business  and  prospects.   See  "Management  --
                           Executive Compensation."

 Key officers and          The  employment  agreements  for  each of  Steven  A.
 directors may terminate   Lambrecht, Colin A. Jones and Greg P. Lambrecht allow
 their employment          them to terminate their employment at any time on two
 agreements on short       weeks' notice. After the completion of this offering,
 notice.                   either  PCI or  David S.  Hodges  may  terminate  his
                           business consulting agreement at any time. Mr. Hodges may continue to serve as a consultant for up to six months or until he accepts other employment. Either
                           Mr. Anthony or PCI may terminate his consulting agreement at any time, with or without cause. Because of the short notice requirements, we may not be able to replace these individuals before we suffer an adverse impact on our business. See "Management
                           --Executive Compensation."

 Key-man                   We do not currently  maintain  key-man life insurance
 insurance.                on any of our  employees,  but  will be  required  to
                           maintain $1,000,000 in key-man life insurance on Steven A. Lambrecht at least until March 31, 2002, according to the terms of our Agreement with the underwriters. See "Underwriting."

Control by                 As of June 24, 1997, our officers and directors owned
Management.                approximately  76% of our  outstanding  shares.  Upon
                           completion  of  this  offering,   and  assuming  full
                           exercise of the bridge  warrants,  our  officers  and
                           directors  will  own  approximately  33% of the  then
                           issued and outstanding  shares,  and they may be able
                           to elect a majority of the  directors and continue to
                           control PCI. However, Arizona law allows shareholders
                           to cumulate their votes for the election of directors
                           and  may  allow   minority   shareholders  a  greater
                           opportunity  to  elect  a  director.  See  "Principal
                           Shareholders."

Conflicts of Interest.     Certain  relationships between PCI and certain of our
                           officers,  directors and affiliates  involve inherent
                           conflicts  of  interest.   In  particular,   Greg  P.
                           Lambrecht and Colin A. Jones own Rose Hearts and J&M,
                           two  companies  that do  business  with PCI.  Greg P.
                           Lambrecht  and Mr. Jones are  officers,  and together
                           own  more  than  49% of our  issued  and  outstanding
                           shares.   After   this   offering,   they   will  own
                           approximately 22%. See "Certain Transactions."

 Policy for resolving We will not enter into any transaction with a related conflicts of interest. party unless the transaction or loan is on terms that are no less favorable to us than we could obtain from
                           an  unrelated  third  party  and a  majority  of  the
                           disinterested,  "independent" members of our board of
                           directors  must review and  approve  any  transaction
                           involving  related  parties or conflicts of interest.
                           We entered a number of transactions before we adopted
                           this  policy  and  before  we had any  disinterested,
                           independent directors to ratify the transactions. See
                           "Certain   Transactions  --  Resolving  Conflicts  of
                           Interest."

Risks Relating to          A portion of our proposed business involves supplying
Trademarks.                exclusive   "private   label"   cigars   to   certain
                           customers.  The  brand  names  used for such  private
 Currently we own          labels will be important,  and we intend to apply for
 no trademarks.            federal  trademark  and  tradename   protection  when
                           appropriate, relying primarily on trademark law to protect brand names. We do not currently own any federally registered trademarks or tradenames, but we have filed federal trademark applications for three private label names.

 Trademark protection      We  cannot  assure you  that  any  pending  trademark
 is uncertain.             application will result in a registered trademark, or
                           that  any  trademark  granted  will be  effective  in
                           thwarting   competition   or   be   held   valid   if
                           subsequently   challenged.   Our  failure  to  obtain
                           trademark   protection,   or   illegal   use  of  any
                           trademarks we may obtain, may have an adverse effect on our business, financial condition and operating results. In addition, the laws of certain foreign countries do not protect proprietary rights to the same extent as the laws of the United States or Canada.

 Costs of prosecuting      We cannot assure you that claims for infringement  or
 and defending             claims   for   damages   resulting   from   any  such
 trademark                 infringement  will  not  be  asserted  or  prosecuted
 infringement claims       against  us.  Even if we obtain  trademark protection
 are significant.          for our private  label  names, the  validity  of  any
                           trademarks may be challenged.  Any such claims,  with
                           or without merit,  could be time consuming and costly
                           to defend,  diverting  management's attention and our
                           resources.   See  "Business-   Intellectual  Property
                           Rights."

Effects of Fluctuations    We  purchase   cigars  which  are   manufactured   by
in Cigar Costs and         suppliers  outside the United  States.  The price and
Availability.              availability  of these cigars are subject to numerous
                           factors  out  of  our  control,   including   weather
                           conditions,  foreign government  policies,  potential
                           trade restrictions and the overall demand for cigars.
                           While we have expanded our base of suppliers, and our
                           unit   costs   have  been   improving,   we  have  no
                           significant written agreements with suppliers, only ongoing relationships. Loss of these relationships may make it difficult for us to replace sources of cigars of the same quality, price and quantities. We cannot assure that our current suppliers of cigars will be able to supply us with sufficient quantities or at reasonable prices. See "Business -- Products --
                           Our Cigars."

Social, Political and      We purchase  virtually all of our premium cigars from
Economic Risks             manufacturers  located  in  countries  outside of the
Associated with Foreign    U.S.,  including  the  Dominican  Republic,   Mexico,
Operations and             Honduras,  Nicaragua  and  the  Philippines.  Social,
International Trade.       political and economic conditions inherent in foreign
                           operations  and   international   trade  may  change,
                           including  changes  in the  laws  and  policies  that
                           govern foreign investment and international trade. To
                           a  lesser  extent  social,   political  and  economic
                           conditions may cause changes in U.S. or Canadian laws and regulations relating to foreign investment and trade. Social, political or economic changes could, among other things, interrupt cigar supply or cause significant increases in cigar prices. In particular, political or labor unrest in the Dominican Republic, Mexico or Honduras could interrupt the production of premium cigars, which would inhibit us from buying inventory. Accordingly, we cannot assure you that changes in social, political or economic conditions will not have a substantial adverse effect on our business. See "Business -- Cigar Purchasing; Private
                           Label and Custom Brands."

Possible Failure to        We  intend  to list our  Common  Stock on The  Nasdaq
Obtain or Maintain         SmallCap Market(sm) and the Boston Stock Exchange and
Exchange Listings on the   believe  that we will be able to satisfy and maintain
Nasdaq SmallCap            the current and proposed  entry  standards  for those
Market(sm) or Boston       exchanges when we complete this  offering.  If we are
Stock Exchange.            unable to satisfy and maintain the  requirements  for
                           continued  listing  on  Nasdaq  or the  Boston  Stock
                           Exchange, our shares will not be listed on those exchanges. See "Description of Securities."

 Potential liquidity       If our shares are not listed on an exchange, trading,
 problems.                 if any,  would be conducted  in the  over-the-counter
                           market  in the  so-called  "pink  sheets"  or the OTC
                           Bulletin Board,  which was established for securities
                           that  do not  meet  The  Nasdaq  SmallCap  Market(sm)
                           listing  requirements.   Consequently,   selling  PCI
                           shares  would  be  more  difficult   because  smaller
                           quantities of shares could be bought and sold, could be delayed, and security analysts' and news media's coverage of PCI may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. See "Description of Securities."

Risks of                   If our  securities  are  not  listed  on  The  Nasdaq
Low-priced Stocks.         SmallCap  Market  and/or the Boston  Stock  Exchange,
                           they may  become  subject  to Rule  15g-9  under  the
                           Exchange Act, which imposes additional sales practice
                           requirements on  broker-dealers  that sell low-priced
                           securities   to  persons   other   than   established
                           customers and institutional accredited investors. For
                           transactions  covered by this rule,  a  broker-dealer
                           must make a special suitability determination for the
                           purchaser and have received the  purchaser's  written
                           consent   to   the   transaction   prior   to   sale.
                           Consequently,  the rule may  affect  the  ability  of
                           broker-dealers  to sell our shares and may affect the
                           ability   of  holders  to  sell  PCI  shares  in  the
                           secondary market. See "Description of Securities."

 Penny stock               The Commission's  regulations  define a "penny stock"
 regulations.              to be any  equity  security  that has a market  price
                           less than $5.00 per share or with an  exercise  price
                           of less than  $5.00 per  share,  subject  to  certain
                           exceptions.  The penny  stock  restrictions  will not
                           apply to our  shares if they are listed on The Nasdaq
                           SmallCap  Market or the Boston Stock  Exchange and we
                           provide  certain  price and volume  information  on a
                           current  and  continuing   basis,  or  meet  required
                           minimum  net  tangible   assets  or  average  revenue
                           criteria. We cannot assure you that our shares will qualify for exemption from these restrictions. If PCI shares were subject to the penny stock rules, the market liquidity for the shares could be adversely affected. See "Description of Securities."

No Dividends               We intend to retain any future  earnings  to fund the
Anticipated.               operation and  expansion of our  business.  We do not
                           anticipate paying cash dividends on our shares in the foreseeable future. See "Description of Securities --
                           Common Stock"; "Dividend Policy."

Shares which may be        Currently,  other than 361,215 of the bridge warrants
Acquired at or Below       and options held by directors  William L. Anthony and
the Offering Price.        Robert H. Manschot to purchase  25,000 shares,  there
                           are no outstanding warrants or options to acquire PCI
                           shares.  Mr.  Anthony and Mr.  Manschot  may exercise
                           their  options  to  purchase  shares at the  offering
                           price.  The bridge warrants are exercisable at 50% of
                           the price per share in this  offering or $2.63 except
                           for the bridge  warrants  held by  William B.  McKee,
                           which are  exercisable at the offering price of $5.25
                           per share, and holders are
                           likely to exercise them, if at all, at a time when we
                           would  otherwise  be able to obtain  capital on terms
                           more  favorable  than  those  provided  in the bridge
                           warrants.   See   "Security   Ownership   of  Certain
                           Beneficial Owners and Management"; "Interim Financing
                           -- Bridge Financing and Bridge Warrants."

Shares Eligible for        All 1,480,500 of the currently issued and outstanding
Future Sale.               PCI shares are "restricted securities," as that  term
                           is defined under Rule 144. None of these shares  will
                           become  eligible  for sale  under  Rule 144  prior to
                           December  31,  1997.  Thereafter,  at  various  times
                           through June 20, 1998,  these  1,480,500  shares will
                           become   eligible   for  sale  under  Rule  144.  See
                           "Description  of  Securities  -- Shares  Eligible for
                           Future Sale."

 Contractual sale          The holders of all 1,480,500  shares have agreed that
 restrictions.             they will not sell their  shares  for 18 months  from
                           the  date  of  this  Prospectus   without  the  prior
                           approval of the underwriter. See "Description of Securities -- Shares Eligible for Future Sale."

 Warrant shares;           Bridge  warrant  holders may purchase  380,226 shares
 restrictions on           during the five-year period  commencing on completion
 resale.                   of this offering. However, the bridge warrant holders
                           have agreed that if they exercise the bridge warrants they will not sell the underlying shares for 12 months from the date of this Prospectus, without the prior approval of the underwriter. This potential delayed offering may result in the resale of bridge warrant shares at some date between one and five years from the completion of this offering. See
                           "Interim  Financing  -- Delayed  Offering  By Warrant
                           Holders."

 We cannot predict         We are unable to predict  the effect  that sales made
 the depressive effect     under Rule 144, the delayed  resale of warrant shares
 of resales.               or other sales may have on the then prevailing market
                           price of our shares. It is likely that market sales of large amounts of these or other PCI shares after this offering (or the potential for those sales even if they do not actually occur), will have the effect of depressing the market price of PCI shares. See
                           "Description  of  Securities  -- Shares  Eligible for
                           Future Sale";  "Interim Financing -- Delayed Offering
                           By Warrant Holders."

Limited Insurance          We  carry  general   liability   insurance   with  an
Coverage.                  aggregate limit of $10,000,000, and product liability
                           and health  hazard  insurance.  These  policies  also
                           cover  our   suppliers,   manufacturers   and  retail
                           outlets, however we cannot assure you that we will not be subject to liability which is beyond the limits of our general liability, product liability and health hazard insurance coverage, and which may have an adverse effect on our business. See "Business
                           -- Tobacco Industry Litigations."

Dilution.                  Purchasers  of shares will  experience  immediate and
                           substantial dilution of $2.80 in net tangible book value per share , or approximately 53% of the assumed offering price of $5.25 per share. See "Dilution."

No Prior Market for        Prior  to this offering,  there  has  been no  public
Shares; Determination      market for PCI shares.  We cannot assure you that any
of Public Offering         trading  market for our shares  will exist  following
Price.                     the offering or that  investors in the shares will be
                           able to resell their shares at or above the offering price. The offering price for the shares will be determined through negotiations between us and W.B.
                           McKee Securities, Inc., and may not be indicative of the market price of the shares after the offering.
                           See "Description of Securities -- No Prior Market for
                           Shares."

Use Of Offering            We will  use  $1,000,000  (approximately  12%) of net
Proceeds to Repay          offering  proceeds to repay the  principal  amount of
Debt.                      notes relating to the bridge  financing,  rather than
                           purchase  inventory  or  humidors  to expand  the PCI
                           Cigar  Program.  See "Use of  Proceeds"  and "Interim
                           Financing."

                                 USE OF PROCEEDS

         The net proceeds we receive from the sale of 1,900,000 Shares, assuming an offering price of $5.25 per share, and after deducting underwriting discounts and commissions of $997,500 and offering expenses of approximately $674,250, are estimated to be $8,303,250 ($9,604,988 if the Underwriter's over-allotment option is exercised in full). We expect to use the net proceeds (assuming no exercise of the Underwriter's over-allotment option) as follows:


                     [Pie chart graphic of use of proceeds]



                   Application of            Approximate            Approximate
                    Net Proceeds               Dollar               Percentage
                    ------------               Amount                 of Net
                                               ------                Proceeds
                                                                     --------

Repayment of Indebtedness(1).............    $1,000,000                 12.1%

Purchase of Cigars and Accessories(2)....     1,900,000                 22.9

Purchase of Humidors(3)..................     4,287,400                 51.6

Sales and Marketing(4)...................       700,000                  8.4
Working Capital and general corporate
purposes(5)..............................       415,850                  5.0
                                             ----------                -----

      Total..............................    $8,303,250                100.0%
                                             ==========                =====

(1) Represents the repayment of the bridge notes issued in 1997 with a total principal amount of $1,000,000. The bridge notes accrue interest at a rate of 8% per year until completion of this offering and at 16% per year thereafter. The bridge notes are due on the earlier of the consummation of this offering or two years from their issuance. Proceeds from the bridge notes were used to purchase cigars, humidors and related items, capital equipment and to pay salaries, business expenses, office costs and professional and consulting fees.

(2) Represents the amount needed to maintain adequate inventory levels to support retail sales turnover retail. Stores will keep only enough stock to fill their countertop humidors due to the care required to maintain cigar freshness. In addition, deposits are required on some overseas cigar purchase orders.
(3) Represents the amount needed to purchase humidors to supply stores with custom-designed countertop display humidors.
(4) Represents sales and marketing expenditures spending for trade relations events and support to further develop our relationships with major chain accounts and national distributors.
(5) Represents a minimum level of working capital for general corporate purposes such as advertising, customer education, deposits and other prepaid assets.

         We intend to use these net proceeds to continue, and further accelerate, the rollout of the PCI Cigar Program with national chain accounts and others throughout the United States and Canada. Our plan is to reach 10,000 retail outlets by the end of this fiscal year, March 31, 1998, and add 10,000 stores each year. Our aggressive growth plans require extensive working capital to supply each store with a custom designed humidor, premium cigars and accessories. In addition, we plan to use $1,000,000 to retire the bridge financing indebtedness and accrued interest. See " Interim Financing -- Bridge Financing and Bridge Warrants." The use of proceeds disclosed above is subject to change. If our use of proceeds does change, we believe it would be to reallocate more proceeds to purchase cigars and humidors and less proceeds to sales and marketing.

         Pending use, the net proceeds will be invested in bank certificates of deposit and other fully-insured investment grade securities. Any funds we receive from exercise of the over-allotment option or the representatives' warrant will be added to working capital.

                                 CAPITALIZATION

         The following table sets forth the capitalization of PCI as of March 31, 1997, and as adjusted to reflect the sale in April to June 1997 of bridge warrants to purchase 361,215 Shares at $2.63 per share, and giving effect to the sale of 1,900,000 shares at $5.25 per share, and exercise of the bridge warrants, but does not include the exercise of 19,011 bridge warrants issued to William B. McKee.


             [Bar chart comparing actual and pro forma information]


                                                             MARCH 31, 1997

                                                         ACTUAL    AS ADJUSTED
                                                         ------    -----------
                                                                   (Unaudited)
Long-term liabilities due to Shareholder:              $ 110,000    $        0
                                                       ---------    ----------

Shareholders' equity:

  Common Stock, no par value per share,
  10,000,000 shares authorized, 1,480,500
  shares issued and outstanding and
  3,741,715 shares issued and outstanding as
  adjusted....................................           217,050     9,370,300

  Accumulated deficit.........................          (153,517)     (153,517)
                                                       ---------    ----------
Total Shareholders' equity....................            63,533     9,216,783
                                                       ---------    ----------
     Total Capitalization.....................         $ 173,533    $9,216,783
                                                       =========    ==========

                                    DILUTION

         The difference between the public offering price per share of Common Stock and the as adjusted pro forma net tangible book value per share of Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.

         At March 31, 1997, the net tangible book value of PCI was ($22,403) or ($.02) per share of Common Stock. At March 31, 1997, after giving effect to the sale of the Common Stock offered hereby at an assumed initial offering price of $5.25 per share (less, underwriting discounts and commissions and estimated expenses of this Offering) and the exercise of 361,215 bridge warrants, the as adjusted pro forma net tangible book value at that date would be $9,184,397 or $2.45 per share. This represents an immediate increase in the adjusted pro forma net tangible book value of $2.47 per share to existing shareholders and an immediate dilution of $2.80 per share to new investors, or approximately 53% of the assumed offering price of $5.25 per share.

         The following table illustrates the per share dilution to new investors without giving effect to the results of operations of PCI subsequent to March 31, 1997:



          [Bar chart of dilution and net tangible book value per share]


Assumed public offering price ...................................          $5.25

   Pro forma net tangible book value at March 31, 1997 ..........  ($.02)

   Increase attributable to new investors .......................  $2.47

Net tangible book value after offering ..........................          $2.45
                                                                           -----
Dilution to new investors .......................................          $2.80
                                                                           =====

The following table summarizes the number and percentage of shares of Common Stock purchased from PCI, the amount and percentage of consideration paid, and the average price per share paid by existing shareholders and by new investors in this offering.

                   [3 groupings of 3 comparison bars: shares,
                    consideration, average price per share]


                                                Total Consideration
                           Shares               -------------------      Average
                           Number   Percent      Amount     Percent       Price
                           ------   -------      ------     -------        Per
                                                                          Share
                                                                          -----
Existing Shareholders    1,480,500   39.57%   $   217,050      1.95%      $ .15

Bridge Warrant Holders     361,215    9.65%   $   950,000      8.53%      $2.63

Public Investors         1,900,000   50.78%   $ 9,975,000     89.52%      $5.25
                         ---------   -----    -----------     -----

        Total            3,741,715  100.00%   $11,142,050    100.00%
                         =========  ======    ===========    ======

         The above table assumes no exercise of (i) the Underwriters' over-allotment option, (ii) the Representative's Warrants, (iii) 25,000 options held by directors, or (iv) the 19,011 bridge warrants held by William B. McKee that are exercisable at $5.25 per share. See "Risk Factors - Immediate and Substantial Dilution," "Underwriting," and "Description of Securities."

                        SELECTED HISTORICAL AND PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION

         Set forth below is selected consolidated financial information with respect to PCI from June 1, 1996 (inception of cigar distribution activities) to March 31, 1997. The selected consolidated financial information has been derived from the consolidated financial statements which appear elsewhere in this Prospectus. This data should be read in conjunction with the consolidated financial statements of PCI and their related notes.


                                                         JUNE 1, 1996
                                                              TO
                                                        MARCH 31, 1997

                                                   HISTORICAL     PRO FORMA(1)
                                                   ----------     ------------
Consolidated Statements of Operations:                            (Unaudited)
                                                                  -----------

Sales                                              $   845,571    $   845,571

Cost of sales                                          643,790        643,790
                                                   -----------    -----------

Gross Profit                                           201,781        201,781

Selling, General and Administrative                    333,776        561,276(3)
                                                   -----------    -----------

Loss from operations                                  (131,995)      (359,495)

Interest expense and Miscellaneous                      21,522          1,722(4)
                                                   -----------    -----------

Net loss                                           $  (153,517)   $  (361,217)
                                                   ===========    ===========

Weighted average shares outstanding                  1,480,500      3,741,715(2)
                                                   ===========    ===========

Loss per share                                     $      (.10)   $      (.10)
                                                   ===========    ===========

Consolidated Balance Sheet Data:

Working capital (deficiency)                       $   (82,169)   $ 9,014,631

Total assets                                       $   523,461    $ 9,566,711

Total liabilities                                  $   459,928    $   349,928

Shareholders' equity                               $    63,533    $ 9,216,783


(1) Assumes issuance of shares in this offering, receipt of the bridge financing and conversion of 361,215 bridge warrants and excludes conversion of 19,011 bridge warrants issued to William B. McKee.
(2) Assumes issuance of 1,9000,000 shares in the offering and conversion of the bridge warrants into 361,215 shares of Common Stock.
(3) Includes $127,500 of additional executive compensation and $100,000 of management fees pursuant to executive compensation agreements. (See Executive Compensation.)
(4)      Assumes repayment of indebtedness as specified in Use of Proceeds.

                           MANAGEMENT'S DISCUSSION AND
                        ANALYSIS OF RESULTS OF OPERATIONS

General


         PCI was incorporated in Arizona on December 16, 1996, to be a national and international distributor of premium cigars from humidors in high traffic retail outlets.

         As of June 30, 1997, we had placed the PCI Cigar Program, which includes supplying humidors, cigars, service, and information in over 1,550 stores in the United States and Canada. We are currently expanding with national retail and distribution accounts in both countries. Our objective is to place the PCI Cigar Program in 10,000 high volume convenience, gas, grocery and drug stores and outlets by March 31, 1998 and in 50,000 outlets within three to five years.


                     [bar graph of store increase by month]


Jun-96  Jul-96  Aug-96  Sep-96  Oct-96  Nov-96  Dec-96  Jan-97  Feb-97  Mar-97  Apr-97  May-97  Jun-97
  49      91     120     227     389     559     596     629     647     671     707     745     1550


         PCI's primary focus is selling premium cigars priced at retail from $1 to $8. We market a broad range of brands as well as in-house, private label brands. PCI'S founders Colin Jones and Greg Lambrecht, have been supplying and distributing premium cigars through convenience stores and other high volume outlets since June, 1996, and each has more than 12 years of experience supplying various consumer products to retail outlets.

         PCI has arrangements and agreements with national chain accounts to supply cigars and in-store humidors for direct delivery distribution and in-store merchandising in the United States and Canada. Customers include stores affiliated with Southland USA and Southland Canada (7-Eleven), AM/PM, Circle K, Associated Grocers, SuperValu, McLane Company, and numerous independent accounts.


         In addition, PCI has developed several relationships with cigar manufacturers and suppliers of cigars from the Dominican Republic, Mexico and the Philippines. The Company is expanding its sources for cigars and accessories.

         PCI has experienced rapid growth in a competitive industry, and we are working to become an industry leader in distributing cigars to convenience stores and other high traffic retail outlets. Over the next five years, we believe that we have the opportunity to place the PCI Cigar Program in over 50,000 retail stores.


         As of June 30, 1997, the PCI Cigar Program was in over 1550 outlets, with PCI adding approximately 250 outlets per week. Since the end of June, we have increased the number of stores we are servicing to over 2000. We believe we have the facilities and staffing to roll out the PCI Cigar Program to up to 500 outlets each week.

         PCI's objective is to reach 10,000 retail outlets by the end of its fiscal year ending March 31, 1998, and add 10,000 stores per year over the next three to five years. PCI's largest customer, Southland, has over 5,000 retail stores in North America. PCI believes that it can reach its first year goal by further penetrating stores affiliated with national chains represented by its current customer list.

         In addition, the convenience and gas station segment of PCI's target market represents a significant number of retail outlets. The National Association of Convenience Stores recently reported in its "'97 State of The Industry" report that there are over 94,000 convenience stores in the United States. This excludes Canada and other key outlets for our program; grocery, drug and mass merchandising outlets. Based on the Company's growth and size of the market for its program, products and services, PCI believes that its business objectives are reasonable.

         You must read the following discussion of the results of the operations and financial condition of PCI in conjunction with PCI's consolidated financial statements, including their notes included elsewhere in this Prospectus. Historical results and percentage relationships among accounts are not necessarily an indication of trends in operating results for any future period. The consolidated financial statements present the accounts of PCI and its wholly-owned subsidiary, CAN-AM, as well as the predecessor cigar sales activity of J&M and Rose Hearts. All significant intercompany balances and transactions were eliminated in consolidation.


Results of Operations

         The following table sets forth the percentage of revenue represented by certain items reflected in PCI's consolidated statements of operations for the period from the date of inception, June 1, 1996 through March 31, 1997:


                  Sales                               100.0%
                  Cost of sales                        76.1
                                                      -----
                  Gross margin                         23.9
                  Selling, general, and
                   administrative expenses             39.5
                                                      -----
                  Loss from operations                (15.6)
                   Other income/expense                 2.5
                                                      -----
                  Net Loss                            (18.1)%
                                                      =====


Sales

         Sales of cigars and cigar accessories for the ten month period ended March 31, 1997 were $845,571.

Cost of Sales

         Cost of sales for the period from the date of inception, June 1, 1996 through March 31, 1997 was $643,790, with a gross profit of approximately 24%. Our goal is to establish a consistent gross profit percentage in the range of 30% to 35%. Gross profit for the 10-month period ended March 31, 1997 was lower due to the lack of volume purchase bargaining power during the initial start-up phase.

Selling, General, and Administrative Expenses


         Selling, general, and administrative expenses for the period from the date of inception (June 1, 1996) through March 31, 1997, were $333,776, or 39.5% of sales. These costs were disproportionately high during the initial 10 months of operations due to the addition of personnel to establish market positions with various national chains. In addition, administrative costs increased significantly as we prepared for our increased volume and this offering.

 Other Income/Expense

         Other income and expense for the period from the date of inception, June 1, 1996 through March 31, 1997, was an expense of $21,522. This expense is made up of $21,292 in interest, $1,193 foreign currency transaction loss and an offset of $963 in miscellaneous income.


Seasonality


         We have experienced consistent growth in monthly sales volume throughout our first year of operations, hampered only by inadequate capital to fund expansion. However, as we increase our market penetration, we may experience some seasonality in revenues that is not currently discernable. Our operational history and the new nature of distributing cigars to convenience outlets does not yet permit us to identify clear seasonal trends, but we believe that some variation in convenience store impulse cigar purchases may be tied to outdoor weather conditions. In the northern U.S. and Canada, sales appear to improve in the warmer months and in the southern U.S. sales appear to improve in the cooler months. Because we distribute across the U.S. and Canada, we anticipate that any seasonal variances in the northern and southern regions will be offsetting and not have a material impact on our financial condition or operations.

Liquidity and Capital Resources

         We require capital to market our PCI Cigar Program, obtain additional inventory and humidors to supply our increasing distribution network, and develop the personnel, facilities, assets and organization infrastructure necessary to support our expanding business. During the period from the date of inception, June 1, 1996, through March 31, 1997, we financed our operating and business development activities by issuing notes payable of approximately $180,000, and shares of Common Stock for approximately $207,000. These funds were used to acquire equipment in the approximate amount of $23,000, humidors in the approximate amount of $71,000, pay organizational and deferred offering costs in the approximate amount of $86,000, and advance funds to affiliates to pay their prior commitments, in the approximate amount of $86,000.

         After March 31, 1997, we obtained additional bridge financing in the amount of $1,000,000 (including conversion of existing debt of $100,000) which has been used primarily to fund additional expansion of operations. We currently have no other credit facilities available.

         We believe that the net proceeds of this offering, together with cash flows from operations will be sufficient to meet our anticipated expansion and working capital needs for the foreseeable future, including our commitments under three employment agreements, two management fee agreements and two consulting agreements. See "Management -- Executive Compensation." We have no plans to perform any significant product research and development, to purchase or sell any significant plant or equipment, to significantly change our number of employees or to obtain additional outside capital in the next 12 months. However, additional funding is required, we may raise capital through the issuance of long-term or short-term debt or the issuance of securities in private or public transactions to fund future expansion of our business. We cannot assure you that we can obtain acceptable financing for future expansion.

                                    BUSINESS

Introduction


         Historically, premium cigars and cigar-related accessories have been sold through traditional specialty tobacco retail stores. Our PCI Cigar Program distributes moderately-priced premium and other cigars through convenience stores, grocery and drug stores, gas stations and other high-traffic retail locations that traditionally have not sold premium cigars, which require special care. We have designed, and have manufactured for us, humidors which we deliver to each store. Our humidors maintain premium cigars in an appropriately humidified environment, and we periodically re-stock the humidors. We buy cigars both from importers and directly from manufacturers. We have certain of our own brands manufactured for us, but we do not directly manufacture any of our own cigars. PCI currently distributes premium cigars in 22 of the United States, and in five Canadian provinces through CAN-AM, a wholly-owned subsidiary. We are expanding our business with existing and new accounts throughout the United States and Canada.


         We are capitalizing on the increase in demand for premium cigars in the United States and Canada. Using direct delivery, as well as large and small distributors, we supply and distribute name brands, as well as our own private label brands of premium and other cigars, at various moderate price levels, primarily from $1 to $8.

         Traditionally, convenience stores, grocery and drug stores, gas stations and other locations sold cigarettes, little cigars, and non-humified mass market (dry) cigars such as White Owls(TM), Tipparillos(TM), and Swisher Sweets(TM). Those stores lacked both access to a supply of fresh (humidified) premium and other cigars and the expertise to effectively maintain and service premium cigars. As a result, cigar smokers could buy premium cigars only at specialty tobacco shops. Our two sales Vice Presidents, Colin Jones and Greg Lambrecht, have each been in the business of supplying and distributing premium cigars through convenience stores since June 1996, and each has 12 or more years experience supplying various other products to convenience store chains and other retail outlets in Canada or the Northwest U.S., respectively.


         We have developed and will continue to develop relationships with tobacco suppliers, and are expanding our commercial and technical support systems to secure a variety of sources for products, ensure product quality, and maximize cost savings. We currently depend heavily on two suppliers, TSG Import, Export and Manufacturing Corporation and House of Horvath, but we are broadening our sources of supply. We believe we will be able to contract with a number of additional suppliers to obtain cigars on terms comparable or more favorable to our existing sources of supply, primarily because of the high quantity of cigars we purchase.

         We have negotiated and have entered into agreements to supply premium and other cigars and in-store humidors for direct delivery distribution and in-store merchandising and as of June 30, 1997 we were servicing 1,550 convenience stores in the States of: Washington, Oregon, California, Arizona, Texas, Kansas, Missouri, Utah, Idaho, Alaska, Nevada, Oklahoma, Maryland, Virginia, Colorado, Illinois, Michigan, Wisconsin, Nebraska, Georgia, Montana and Florida; and in the Canadian Provinces of: British Columbia, Alberta, Saskatchewan, Manitoba and Ontario. We have identified more than 10,000 retail outlets as potential PCI accounts in these states. Our current customers include stores affiliated with Southland Canada (7-Eleven), Southland USA (7-Eleven), AM/PM, Circle K, SuperValu and Associated Grocers. Our goal is to place a high quality humidor selling premium cigars and accessories in every convenience store and high traffic retail outlet.


The Expanding Cigar Market

         In recent years, cigar smoking has regained popularity in the United States. Consumption and sales of cigars, particularly premium cigars, have increased significantly since 1993. After declining from its peak in 1964, sales of cigars in the U.S. increased to 4.4 billion units in 1996 from 3.4 billion units in 1993. Sales of premium cigars, which had remained essentially flat since 1981 despite continued declines in mass market cigar sales, increased at a compound annual unit growth rate ("CAGR") of:
2.4% from 1976 to 1991; 13.9% from 1991 to 1995; and 67.0% from 1995 to 1996. We cannot assure you that this growth rate will continue. Led by growth in premium cigars, the U.S. cigar market grew at an annual rate of 8.7% from 1993 to 1996.



           [bar chart of U.S. premium cigar consumption 1991 to 1996]

         The following table illustrates the trends in unit consumption and retail sales for the premium and mass market segments of the U.S. cigar industry from 1991 to 1996(a):

                  1991       1992       1993       1994       1995      1996
                  ----       ----       ----       ----       ----      ----
                                            (in millions)

UNIT SALES:
  PREMIUM             97.2       98.9      109.5      125.5      163.9     274.3
  MASS MARKET      3,433.3    3,419.2    3,313.8    3,592.6    3,806.4   4,122.3
                   -------    -------    -------    -------    -------   -------
     TOTAL         3,530.5    3,518.1    3,423.3    3,718.1    3,970.3   4,396.3
                   =======    =======    =======    =======    =======   =======

RETAIL SALES       $ 705.0    $ 715.0    $ 730.0    $ 860.0   $1,005.0      --


(a) Source - Cigar Associates of America, Inc. ("CAA"). CAA's premium cigar data includes cigars imported from seven leading supplier countries, including the United States. U.S. premium cigar production was approximately 5.0 million units in 1995.


         The growth rate in premium cigar imports continued to accelerate in 1996 and thus far in 1997. Premium cigar imports in January 1997 more than doubled compared to January 1996, with almost 24 million cigars imported in January 1997 compared to 11 million cigars in January 1996. (Source: The Cigar Insider). Sales of premium cigars have more than doubled in the span of three years. Sale of mass market cigars grew at a CAGR of 7.2% from 3.3 billion units in 1993 to 4.1 billion units in 1996. Overall growth in retail sales of cigars was primarily a combination of a shift in the sales mix to more expensive cigars as well as the increased number of cigars being sold.

         We believe that the increase in cigar consumption and retail sales is the result of a number of factors, including:

                  (i) the improving image of cigar smoking resulting from increased publicity, including the success of Cigar Aficionado(TM), Cigar Lover(TM), Smoke(TM) and The Cigar Insider(TM) magazines and the increased visibility of cigar smoking by celebrities (such as Arnold Schwarzenegger, Mel Gibson, Demi Moore, Michael Jordan, Wayne Gretzsky and Jack Nicholson);

                  (ii) the emergence of an expanding base of younger, highly educated, affluent adults age 25 to 40 with an interest in luxury goods, including premium cigars;

                  (iii) the increase in the number of "baby boomer" adults over the age of 40 (a demographic group believed to smoke more cigars than any other demographic group);

                  (iv) an increased number of women smoking cigars; and

                  (v) the proliferation of establishments, such as restaurants and clubs, where cigar smoking is encouraged, as well as "cigar smokers" dinners and other special events for cigar smokers.

"Cigars have recaptured their traditional image as a symbol of success, celebration and achievement it is now seen as an item of quality in keeping with such other quality items as gourmet coffees, fine wines, beer from micro-breweries, single malt scotches and single barrel bourbons." (Norman F. Sharp President, Cigar Association of America).

Categories of Cigars

         Cigars are divided into three principal categories: premium cigars, mass market cigars and little cigars.


         Premium Cigars. Most premium cigars are imported, hand-rolled cigars made with long filler and all natural tobacco leaf wrappers. Other moderately-priced premium cigars use a combination of short and medium filler, are hand-rolled with all natural wrappers and are kept humidified. The Dominican Republic, Honduras and Jamaica collectively accounted for approximately 84.0% of premium cigars imported into the U.S. in 1995. Many of the finest premium cigars sold in the U.S. trace their roots to pre-Castro Cuba and the Cuban emigres who continued making premium cigars in Jamaica, Honduras, the Dominican Republic and Florida. PCI distributes primarily moderately-priced premium cigars, but also distributes a limited number of higher-priced premium cigars.

         Mass Market Cigars. Mass market cigars generally are domestic, machine-made cigars that use less-expensive short filler tobacco and are made with tobacco binders and either homogenized sheet wrappers or natural leaf wrappers. Share sales of more expensive mass market cigars, using natural leaf wrappers, grew by 12.9% in 1995, as consumers appear to have shifted to more expensive, higher quality mass market cigars. We distribute a significant number of high quality, natural leaf wrapper, mass market cigars, including smaller-sized, humidified, natural leaf cigars.

         Little Cigars. Little cigars are the lowest priced cigars. Little cigars weigh less than three pounds per 1,000, and may have filters. Little cigars are not made with binders, are dry (not humidified) and are manufactured and packaged similarly to cigarettes. PCI does not distribute any little cigars.


         Currently, all segments of the premium cigar industry are growing rapidly, from the low and moderately-priced premium cigars which we market to the large "high priced" cigar brands sold by established cigar/tobacco retail specialty shops. We believe that large importers and manufacturers of premium cigars will continue to distribute their nationally advertised, leading brands primarily through local cigar/tobacco stores because sales through other locations require supplying humidors and care instructions. As and if our market demands, we intend to sell a larger number of higher quality premium cigars.

Cigar Production

         According to statistics compiled by The Cigar Insider, the Dominican Republic produces and exports more premium cigars into the United States than any other country in the world. It has a strong lead over all other cigar exporting nations, with nearly 50% of the market. Industry experts rate cigars manufactured in the Dominican Republic third in the world in quality, trailing only those from Cuba and Jamaica.

         Cuban cigars cannot be exported into the United States as a result of the 1962 trade embargo. Neither PCI nor its wholly-owned subsidiary CAN-AM currently distributes or engages in any transactions involving Cuban cigars or any products of Cuban origin in any of their operations, whether in the United States, Canada or elsewhere. PCI's standard form supplier agreement strictly prohibits its suppliers from providing any product containing any component of Cuban origin.

Cigar Purchasing; Private Label and Custom Brands


         We do not directly manufacture or import any cigars and rely entirely upon third party manufacturers and importers to supply us with cigars. Some of our suppliers and importers also directly manufacture some or all of the cigars they sell to us. All of our suppliers deliver the cigars to us in the U.S. after cigars have passed through customs and after all of the shipping and other import costs have been paid.

         We currently do not have written contracts with our two largest suppliers, but are relying upon the strength of our relationships and ongoing negotiations with them and a number of alternative suppliers, to meet our current and future supply requirements. Although our current relationships with our two largest suppliers are good, if problems develop, without written contracts, the relationships could end abruptly.

         We have developed a standard form supplier agreement that is similar to all common buyer/seller agreements for consumer products. In general terms, the agreement sets our negotiated minimum purchase requirements, and establishes delivery to us at Phoenix Sky Harbor International Airport after passing through customs and shipping is paid. The agreement allows for termination upon 120 days notice, obtains warranty that no illegal substances accompany the products, prohibits disclosure or contact with each party's business relationships, and contains a covenant by the seller not to compete for a negotiated period. We have entered variations of our form supply agreement with two newer suppliers who currently supply only a small portion of our total needs.

         House of Horvath, Inc., accounted for approximately 71% of our cigar purchases from inception to March 31, 1997 (and a higher percentage in Canada). However, our purchases decreased to approximately 37% of our total sales for the quarter ended June 30, 1997. We have no written contract with House of Horvath and purchase by purchase order only. We currently purchase cigars and accessories from over 19 different sources. As we have increased the volume of our cigar purchases, vendors have offered more favorable terms.

         TSG Import, Export and Manufacturing Corporation, a Dominican Republic Company, is currently our largest supplier and importer and accounted for 38% for the quarter ended June 30, 1997. We are operating under a verbal exclusive supply arrangement with TSG. TSG currently can manufacture 60,000 cigars a month and potentially source up to an additional 240,000 premium cigars per month. We had a written contract with TSG, which expired in July 1997. We are currently negotiating with TSG to renew our contract, but continue to purchase cigars from TSG on the same terms as our previous agreement.

         However, our purchases decreased to approximately 37% of our total sales for the quarter ended June 30, 1997. We have no written contract with House of Horvath and purchase by purchase order only. We currently purchase cigars manufactured in the Dominican Republic, Mexico,

Honduras,   Nicaragua  and  the  Philippines,   and  are  working  to  establish
relationships with additional cigar manufacturers in the Dominican Republic.

         In addition to brands distributed by our suppliers, we also sell cigars manufactured to our specifications by TSG and other suppliers which we distribute and sell under our own "private" label. We are negotiating with additional suppliers and customers to expand our private label operations, although we cannot assure that we will be successful. We will continue to purchase cigars manufactured by others as they become available on the open market, from time to time. Our cigars are generally purchased from various suppliers to meet demands at our sales price points.

         The recently publicized shortage of premium cigars has focused on the large importers and manufacturers that distribute well known "high priced" premium cigars to the local cigar/tobacco stores. We believe that the shelves of local cigar/tobacco stores have been, and will continue to be, low on stock due to brand name manufacturers not being able to meet the demand for their high priced, premium cigars. Supplies of the moderately-priced premium cigars we sell have remained more than adequate. Social, political or economic changes could, among other things, interrupt cigar supply or cause significant increases in cigar prices. In particular, political or labor unrest in the Dominican Republic, Mexico or Honduras could interrupt the production of premium cigars, which would inhibit us from buying inventory.


Company History

         PCI was incorporated in Arizona in December, 1996, and shortly thereafter acquired CAN-AM International Investments Inc., a Canadian corporation ("CAN-AM") which owned all cigar accounts, inventory and humidors formerly owned by Rose Hearts Inc. ("Rose Hearts") of Seattle, Washington, and J&M Wholesale, Inc. ("J&M") located near Vancouver, B.C.

         PCI's National and International Sales Managers, Colin Jones and Greg Lambrecht, through J&M and Rose Hearts, respectively, developed their concept of selling premium cigars using in-store countertop humidors in convenience stores, grocery stores and other retail outlet markets in June of 1996. Colin Jones owns and operates J&M, a 12-year old regional supplier and distributor of impulse purchase products to the convenience store market in British Columbia, Canada. Greg Lambrecht owns and operates Rose Hearts, a 14-year old supplier and distributor of impulse purchase products to convenience stores and grocery stores in the northwestern United States including Washington, Oregon, Northern California, and Montana.


         Our Largest Customer. Corporate and franchise stores affiliated with Southland USA and Southland Canada (7-Eleven) accounted for over 82% of our sales in the fiscal year ended March 31, 1997. We have expanded our customer base, but sales to 7-Eleven stores still accounted for over 79% of our sales for the quarter ended June 30, 1997. We expect that sales to 7-Eleven stores will continue to account for a substantial percentage of our sales.


         Canadian Sales; CAN-AM. With an average of over 12 years of distribution experience in the convenience store industry, Colin Jones and Greg Lambrecht created a new company, CAN-AM, to establish a premium cigar program with 7-Eleven in five Canadian Provinces. They believe that CAN-AM was the first company to market premium cigars sold out of in-store humidors to a Canadian national convenience store chain.

         The first major presentation of what is now the PCI Cigar Program was to Southland Canada (7-Eleven). An initial test was conducted in 45 stores in Vancouver, B.C. and 15 stores in Edmonton, Alberta, with a possibility of expansion in 60 days if the test market was successful. After three weeks, the premium cigar program was so successful that 7-Eleven began a national program, and the PCI Cigar Program is currently in all 464 7-Eleven stores across Canada. With a warehouse near Vancouver B.C., a national distribution system, and a telemarketing service, current CAN-AM sales to 625 stores in the quarter ended June 30, 1997 were approximately $400,000 (unaudited).


         CAN-AM secured a strong foothold in the convenience industry with 7-Eleven stores, and is pursuing expansion through chains such as Mac's and Petro-Canada, as well as other independent retail outlets. Numerous retail outlets have approached CAN-AM to supply them with the PCI Cigar Program. Over the past several months, CAN-AM has secured over 625 retail outlets in Canada and is rapidly expanding to large chain stores and through distributors.


         U.S. Sales. As of June 30, 1997 our United States operations distribute to 926 stores in 22 states. PCI U.S. sales in the quarter ending June 30, 1997 were approximately $190,000 (unaudited).

         7-Eleven. Largely because of the success of the PCI Cigar Program with Southland Canada, PCI and Southland USA have negotiated and signed a master agreement to establish the PCI Cigar Program in 7-Eleven corporate stores and in all franchise stores that request the PCI Cigar Program. There are over 5,300 7-Eleven stores across the United States. Under this agreement, we added approximately 500 stores a month through June, at which time we increased to 1,000 new stores a month and hope to continue at that rate until our 7-Eleven rollout is complete.

         Rose Hearts. The PCI Cigar Program was established in the northwest United States by Rose Hearts and Greg Lambrecht. Rose Hearts sold these accounts to CAN-AM, PCI's wholly owned subsidiary, but temporarily continues, as PCI's transitional distributor, to service the PCI Cigar Program accounts in stores affiliated with 7-Eleven, Circle K, AM/PM and other chains in Washington, Oregon, Idaho, northern California and Alaska. Rose Hearts' operations are declining and its owner, Greg P. Lambrecht, intends to sell or liquidate Rose Hearts in the near future as we assume the direct service of all of the stores that Rose Hearts currently serves. Greg Lambrecht has turned over operational control of Rose Hearts to other management so that he can honor his full-time obligations to us.

         McLane. McLane distributes products to over 35,000 retail outlets nationwide. We believe that currently PCI is the largest supplier of premium cigars to McLane, but we are not its sole supplier of humidors or premium cigars. We now distribute to two of McLane's 16 divisions, and are negotiating with other divisions. In addition to placing the PCI Cigar Program in Circle K stores serviced by McLane in Las Vegas and one McLane account in Arizona, we have placed a large distributor humidor in a McLane facility in Goodyear, Arizona, through which McLane services its Sun West Division (Arizona and Nevada).


         AM/PM. We have executed an agreement with AM/PM to place the PCI Cigar Program in AM/PM convenience stores in Washington and Oregon. We have placed humidors in 21 stores, and will roll out to over 100 stores, with the potential of nearly 200 stores. If initial results are successful, we intend to present the PCI Cigar Program to AM/PM nationwide.

         Associated Grocers. We have executed an agency contract with Associated Grocers to distribute the PCI Cigar Program to Associated Grocers' retail outlets (421 stores) in the Northwest. We have placed humidors in over 20 Associated Grocers stores.

         Texaco Star Mart. We service 22 Texaco Star Mart convenience stores in the Northwest, and are negotiating to expand the PCI Cigar Program with Texaco.

         Growth Plus; Additional Capital Needs. We intend to grow rapidly by expanding the PCI Cigar Program distributing moderately-priced name brand and private label premium cigars and other cigars, in-store humidors, direct marketing, in-store merchandising, telemarketing, and education and training to retail outlets in the US and Canada. We have grown quickly with investor capital and bridge financing, but we have reached a point where substantial outside capital is needed to further expand the PCI Cigar Program.

         Overall Marketing. Colin Jones and Greg Lambrecht each have been in the impulse item distribution business for over 12 years and have established relationships with many accounts across the United States that represent additional retail outlets not yet selling premium cigars. PCI officers attended the National Association of Convenience Stores ("NACS") convention in Las Vegas and displayed our premium cigars and in-store humidors. Our humidors advertise the PCI logo, name, and toll free number. We recently hired a celebrity spokesman, Arie Luyendyk, to help promote the PCI Cigar Program.



Products


         The PCI Cigar Program. We offer a "full service" program to convenience stores and gas station outlets, grocery stores, and other high volume retail stores. To effectively place premium cigars and in-store humidors, we primarily distribute directly to outlets, but to a smaller degree distribute through independent local/regional and national distributors. Direct sales accounted for approximately 88% of our total sales and third-party distribution accounted for less than 12% of our total sales for the quarter ended June 30, 1997. We offer and recommend that a PCI sales representative visit each local area to educate store managers and regional supervisors about the PCI Cigar Program. This presentation is accompanied by the PCI "Guide to Premium Cigars" that reviews the types of premium cigars by taste, smell, country of origin, and, most importantly, how to effectively sell premium cigars.


         The on-going success of our "full service" PCI Cigar Program depends, in part, on tele-merchandising. Our employees call store managers at retail outlet locations periodically to ask specific questions relating to sales volume, humidity levels, and placement of humidors. We analyze customer feedback and make recommendations on cigar brands and price points based upon the customer profile and experience of a retail location. This system has been working effectively in Canada for several months, and is being implemented in the U.S.


         Humidors. We provide, and retain ownership of, all countertop humidors shipped to retail outlets. Our humidors provide an attractive product display and increase counter space available for PCI's products. In addition, we have designed and attached a magazine rack, which can be used to display and sell trade magazines such as Cigar Aficionado and Smoke. The celebrity covers used by such magazines, when displayed in the magazine rack, provide high impact, point of purchase signage.


         Each PCI in-store humidor is a sealed case or box that displays premium cigars in an optimal environment of humidity. Our in-store humidors come in varying sizes that can store and display 50 to 400 cigars. The most popular humidor is a stained, hand-made wood case with a clear plexiglass lid, which holds 75 to 125 cigars.


         PCI's in-store humidors are designed to be placed on store countertops next to the cash register for maximum exposure. Each in-store humidor is equipped with a humidifier unit and a humidity gauge to indicate when to soak the humidifier in purified water. We designed a long-lasting Spanish cedar humidifier to maintain constant humidity. Point of purchase signs which describe the characteristics of the cigars, such as the name of the cigar, country origin of the tobacco, size, flavor, and price are placed on the front of each stock keeping unit ("SKU") in the in-store humidors.

         PCI does not pay "slotting" fees or other inducements to retailers in order to secure counter space, which could affect our ability to place our humidors in prime locations. In addition, other major manufacturers or distributors may have agreements with convenience stores which require the stores to locate the manufacturers' or distributors' tobacco products in a counter position that is preferential to, or at least as favorable as, the location of other suppliers' products, including our humidors. This may inhibit our ability to obtain favorable counter presentation of our humidors.

         We currently have four suppliers of humidors which are based in Arizona, Oregon, California and Canada, our largest supplier being The Wildwood Collection of Scottsdale, Arizona. Although we have specially designed our humidors to meet our business needs, we believe any reputable cabinet making company could meet our production specifications. For this reason, we do not believe we are dependent upon any humidor supplier and we have not entered any written contracts with our humidor suppliers.

         Our Cigars. We distribute moderately-priced imported premium cigars, a limited number of higher-priced finest quality premium cigars, a significant number of mass-market cigars and certain accessories. We currently distribute over 60 brands of cigars.


         Premium Cigars. Our premium cigars are generally hand-rolled and sell at retail price points above $1.00/cigar. Through the PCI Cigar Program we distribute primarily large premium cigars with long-filler, long/medium, and medium/short filler tobacco and high quality, natural leaf wrappers and binders. In order to make hand-made cigars, binder tobacco is hand-wrapped around filler to create the "bunch" which is placed into a mold. Then, "wrapper" tobacco is hand-wrapped around the bunch, creating a premium cigar.

         The manufacturing process for premium cigars includes the selection, purchase and aging of the tobacco and hand rolling of the cigars. Tobacco is selected based upon its flavor and quality. The availability and quality of tobacco varies from season to season as a result of such factors as weather conditions and the demand for the tobacco.

         The taste of the cigar is based on the quality and/or blend of the tobacco. We do our best to select premium cigars with a blend of imported fine aged tobaccos. After tobacco is grown, it is typically aged for periods of between three months to three years. The time period for aging cigar tobacco has been substantially reduced in recent months due to the high demand for leaf tobacco used for cigar manufacturing worldwide.

         The cigar industry in general has recently experienced shortages in high-priced premium cigars because of shortages of certain types of the longest aged and highest priced natural wrapper and long filler. Currently, there is an abundant supply from a number of countries of the moderately-priced premium cigars of the types distributed by PCI. Although the shortages have not materially impacted cigar production to date, we cannot assure that future shortages will not have an adverse effect on the PCI Cigar Program.


         Mass Market Cigars. Mass market cigars are machine-made and generally have a retail price point of $1.00/cigar or less. Mass market cigars use less expensive tobacco than premium cigars. Manufacturers use a variety of techniques and grades of tobacco to produce mass market cigars that sell at PCI's low price points. Mass market cigars include large cigars (weighing three pounds/1,000 cigars) and smaller, natural leaf cigars (weighing less than three pounds/1,000 cigars). We purchase significant quantities of mass market cigars from several sources for sale at our lowest price point.


         Mass market large cigars combine natural leaf wrapper and man-made binder made from tobacco ingredients instead of natural binder, with filler threshed into short, tobacco ingredients replacing natural tobacco leaf. Flavoring and/or plastic tips are often added to popularly priced mass market large cigars.

         Price Point Supplies. Our PCI Cigar Program currently provides each customer with a number of cigars at each price point established between PCI and the specific store or distributor. This strategy allows us to substitute various premium cigar brands in each price group, depending upon supplies
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available  from time to time.  Our typical  humidor  displays  premium cigars in three or five different price point SKUs. In addition, we maintain large custom-designed display case humidors with eight or more price point SKUs for selected high-volume locations.


         No Returns of Unsold Product to Date. We are generally obligated to accept returns of unsold products, but because of the nature of our PCI Cigar Program we have had no returns to date. Our program tends to eliminate returns because properly humidified premium cigars improve with age, and our program properly maintains cigars in humidifiers. In addition, we do not supply more inventory than is required, but focus on filling price points as inventory depletes. Our telemarketers currently maintain frequently contact with the stores we service. We cannot assure that this record will continue.

Our Expansion Plans

         Our strategy for continuing growth and achieving profits involves filling a market niche by providing affordable, premium cigars that are conveniently accessible to the cigar smoking public. The PCI Cigar Program includes several components, including:


         Cigar Purchasing and Supply. Most of the cigars we sell are high quality, low to medium priced, premium cigars that are currently available in large quantities and are affordable.


         We do business with, and are negotiating relationships and agreements with, cigar importers and manufacturers which have relationships with tobacco plantations in the Dominican Republic and Mexico. The Dominican plantations with which we deal are located in the same valley that produces tobacco used in high priced premium cigars, and we believe that our suppliers produce cigars of similar high quality. However, we believe we can purchase and distribute these cigars at significantly lower prices than those made by the brand name manufacturers. We intend to maintain the manufacturers' labels which they use in their country's local markets, and have begun to create our own private labels which may be banded on these premium cigars.


         We believe that we have built satisfactory supply relationships and are currently working with various cigar importers to assure that PCI will have an adequate supply of cigars at each key retail price point. We anticipate rapid expansion during the next few years, and we expect to add new suppliers to broaden our access to quality cigar and cigar accessories. We are also securing rights to distribute and place several different in-store humidors.


         Master Agreements and Arrangements with National Chains. A "master agreement" is a form retailer or regional distribution agreement that PCI negotiated with a major convenience store chain, which is approved for use by retail stores or regional distribution centers within the chain, but which must be accepted by each individual store or distribution region which wishes to participate in the PCI Cigar Program. We have "master" agreements and other arrangements with several major convenience store chains to place the PCI Cigar Program in corporate and franchise stores, the largest of which is Southland USA (7-Eleven). However, the nature of the convenience store distribution business is that all supplier relationships are terminable on short notice (usually on between 30 and 120 days notice). Participation in the PCI Cigar Program is usually at the discretion of each local franchise store or each region of the country. As long as demand for premium cigars remains strong, we believe that individual stores and regions will participate in our PCI Cigar Program.

         Regional Direct Distribution and Sales Companies. We have entered into arrangements or agreements with two regional direct distribution and sales companies to supply them with premium cigars and in-store humidors in mass quantities. These regional direct distribution and sales companies, Rose Hearts and McLane Company, will, in turn, sell, deliver direct to the stores, service, and merchandise the PCI Cigar Program. Third-party distribution accounted for less than 12% of our total sales for the quarter ended June 30, 1997. We have provided distributors with large humidors for quantity storage of cigars at distribution warehouses. We believe that these relationships will allow us to expand the PCI Cigar Program rapidly throughout the western United States. We intend to continue to utilize and expand this sales, distribution and merchandising strategy with similar regional direct distribution and sales companies throughout the rest of the U.S. and possibly Canada.

         PCI entered a Distributorship Agreement on June 13, 1997 with Rose Hearts for the non-exclusive distribution to Associated Grocers, SuperValu and other accounts in the states of Alaska, Idaho, Oregon, Washington and Northern California. The agreement provides that any master agreement with a national PCI account or national distributor will supersede the Rose Hearts agreement. PCI must pay Rose Hearts a ten percent (10%) commission on the retail value of products PCI ships to third-party stores where Rose Hearts provides only in-store merchandising support services, but must pay Rose Hearts a twenty-two percent (22%) commission on the retail value of PCI products that Rose Hearts delivers to the stores directly. PCI must provide Rose Hearts, at PCI's expense, with a warehouse humidor to store PCI products shipped to Rose Hearts. The agreement is for an initial one year term and automatically renews upon each anniversary unless terminated by certain conditions, including either party's breach, Rose Hearts' insolvency, bankruptcy or an arbiter's determination requiring termination. Greg P. Lambrecht is the President and sole shareholder of Rose Hearts and the Secretary, Treasurer, Vice President of National Sales and a substantial shareholder of PCI.


         Price Point Supply Systems. We have developed a price-point-based ordering system to eliminate complications of brand-specific product ordering, minimize stock shortages, and more effectively meet demand. We group our cigars by retail price point. Store personnel simply select the amount of cigars needed at each price point and phone or fax in the order. We then fill the order with cigars in stock which fall within the price point grouping. It is possible to order cigars by name, but the PCI Cigar Program provides that if a particular brand is not in stock when the order is taken, then a comparable cigar within the price point will be substituted.

         Extensive Education and Training Program. We believe that proper education, training, and support of store personnel can enhance the PCI Cigar Program by providing knowledge and awareness of brand popularity, cigar characteristics, care of humidors, and proven selling techniques. We have developed the "Premium Cigars International Comprehensive Guide to Premium Cigars" for distribution to store managers and employees, and a separate comprehensive package for distributors that introduces and explains the PCI Cigar Program in detail.

         State of the Art Management/Accounting Information Systems. Customer service and support are key factors in the success of the PCI Cigar Program. We have acquired and are implementing a modern, mid-sized integrated information system throughout PCI to support a business strategy which includes call management, order entry, credit and collection, inventory management, accounting and reporting, and decision management tools.


         Utilizing  Distribution   Companies  And  Telemarketing.   We  directly
distribute  the majority of our products to our  customers.  McLane  Company and
Rose  Hearts  are  our  only  third  party   distributors   and  their  combined
distributions represent less than 12% of our total sales. We are expanding the PCI Cigar Program through these and other third party distributors that currently deliver items to
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convenience stores,  grocery stores, gas stations and restaurants throughout the
United  States  and  Canada.   We  believe  we  can  use  established   national
distributors to enable us to expand rapidly to thousands of stores that they already service. By using large distributors, we can consolidate the invoicing of thousands of stores and drop ship large quantities of cigars and humidors to the distributors' regional warehouses or distribution centers for delivery directly to retail stores. We plan to increase the number of telemarketers we use so that stores being serviced by distributors will be called regularly to check on supply, chart sales, give tips on selling and placement of the humidors, and ensure that the store managers know how to care for the humidors.

         Most distributors purchase the products directly from us and then resell the products to the outlet accounts they serve. The compensation for these distributors is built into their pricing from us. Because we own the accounts that Rose Hearts previously served, we retain ownership of the products Rose Hearts distributes and pay Rose Hearts a percentage of the retail sale amount, but Rose Hearts' compensation is no more favorable than any non-related-party distributor who is compensated in the pricing structure.


         Advertising and Promotions; Spokesperson. We intend to support the distribution of our cigars through advertising in numerous publications, including Cigar Aficionado, Smoke, Cigar Lovers, The Cigar Insider and other publications oriented to the type of person whom, we believe, smokes premium cigars. We also intend to expand our advertising and marketing through promotions distributed at our points of sale and through direct mail, and participation in trade shows. Recently we signed an agreement with Arie Luyendyk, winner of this year's Indianapolis 500, to be a spokesperson for PCI. Our logo is displayed on his helmet, and he will support us through personal appearances.

Competition


         We believe that, as a distributor of premium cigars to convenience outlets, PCI competes with a smaller number of primarily regional distributors including Southern Wine and Spirits, Specialty Cigars, Inc., Cohabico, Old Scottsdale Cigar Company, Inc. and many other small tobacco distributors and jobbers.

         The broader cigar distribution industry is dominated by a small number of companies which are well known to the public. These well-known cigar manufacturing and wholesale companies, along with major cigarette manufacturers, have not yet entered the retail distribution market. These companies include 800 JR Cigar Company, Inc., Consolidated Cigar Company, Culbro Corporation, General Cigar Company, Swisher, Caribbean Cigar Company, US Tobacco and others. These companies may do so in the future. Also a number of large distribution companies, such as McLane Company and CoreoMark, who are currently in the convenience outlet distribution business, but who have not entered the cigar distribution business, may do so in the future. These cigar manufacturing and wholesale companies have larger resources than PCI and would, if they enter the cigar distribution market, constitute formidable competition for our business.

         We compete by offering our PCI Cigar Program as a total package of service, convenience and quality. Our cigars are not the cheapest in the market nor the highest end quality cigars, but we believe they represent excellent value as high quality products at fair prices and in convenient purchasing locations.

Government Regulation

         General. The tobacco industry in general has been subject to regulation by Federal, state and local governments, and recent trends have been toward increased regulation. Although regulation initially focused on cigarette manufacturers, it has begun to have a broader impact on the tobacco industry as a whole. Regulation may focus more directly on cigars in the future because of the recent increase in popularity of cigars. Regulations include labeling requirements, limitations on advertising and prohibition of sales to minors, laws restricting smoking from public places including offices, office buildings, restaurants and other eating establishments. In addition, cigars have been subject to substantial excise taxation at the Federal, state and local level, and those taxes may increase in the future. Future regulations and tax policies may have a material adverse affect upon the ability of cigar companies, including PCI, to generate revenue and profits.

         Excise Taxes.

         U.S. Federal Taxes. Effective January 1, 1991, the federal excise tax rate on large cigars (weighing more than three pounds per thousand cigars) was increased to 10.625%, capped at $25.00 per thousand cigars, and again increased to 12.75%, capped at $30.00 per thousand cigars, effective January 1, 1993. However, the base on which the federal excise tax is calculated was lowered effective January
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
1, 1991 to the manufacturer's selling price, net of the federal excise tax and certain other exclusions. The federal excise tax on little cigars (weighing less than three pounds per thousand cigars) increased from $0.75 per thousand cigars to $0.9375 per thousand cigars effective January 1, 1991. The excise tax on little cigars increased to $1.125 per thousand cigars effective January 1, 1993. We do not believe that the current level of excise taxes will have a material adverse effect on our business, but we cannot assure that additional increases will not have a material adverse effect on our business.

         U.S. State and Local Taxes. Cigars and pipe tobacco are also subject to certain state and local taxes. Deficit concerns at the state level continue to exert pressure to increase tobacco taxes. Since 1964, the number of states that tax cigars has risen from six to 42. State excise taxes generally range from 2% to 75% of the wholesale purchase price, and are not subject to caps similar to the federal cigar excise tax. In addition, seven states have increased existing taxes on large cigars since 1988. Five states tax little cigars at the same rates as cigarettes, and four of these states have increased their cigarette taxes since 1988.

         State cigar excise taxes are not subject to caps similar to the federal cigar excise tax. Increases in such state excise taxes or new state excise taxes may in the future have a material adverse effect on our business.

         Canadian Taxes. Each Canadian province has approved CAN-AM to collect provincial taxes under the applicable province's tobacco tax act. The tax rates vary from province to province, but range from 45% of the retail selling price in Manitoba and Alberta to 95% of the retail selling price in Saskatchewan.

         Health Regulations.

         General. Cigars, like other tobacco products, are subject to regulation in the U.S. at the federal, state and local levels. Together with changing public attitudes toward smoking, a constant expansion of smoking regulations since the early 1970s has been a major cause for a substantial decline in consumption. Moreover, the trend is toward increasing regulation of the tobacco industry.

         Federal Regulation. In recent years, a variety of bills relating to tobacco issues have been introduced in the Congress of the United States, including bills that would have: prohibited the advertising and promotion of all tobacco products and/or restricted or eliminated the deductibility of such advertising expenses; set a federal minimum age of 18 years for use of tobacco products; increased labelling requirements on tobacco products to include, among other things, addiction warnings and lists of additives and toxins; modified federal preemption of state laws to allow state courts to hold tobacco manufacturers liable under common law or state statutes; required tobacco companies to pay for health care costs incurred by the federal government in connection with tobacco related diseases; and shifted regulatory control of tobacco products and advertisements from the Federal Trade Commission to the U.S. Food and Drug Administration (the "FDA"). In addition, in recent years, there have been proposals to increase excise taxes on cigarettes. In some cases, hearings were held, but only one of these proposals was enacted. That law requires states, in order to receive full funding for federal substance abuse block grants, to establish a maximum age of 18 years for the sale of tobacco products along with an appropriate enforcement program. The law requires that states report on their enforcement efforts. Future enactment of the other bills may have an adverse effect on the sales or operations of PCI. Currently, the federal Consumer Product Safety Commission is working to establish such standards for cigarettes. The enabling legislation, as originally proposed, included little cigars. However, little cigars were deleted due to the lack of information on fires caused by these products.

         EPA Regulation. The U.S. Environmental Protection Agency (the "EPA") has recently published a report with respect to the respiratory health effects of passive smoking, which report concluded that widespread exposure to environmental tobacco smoke presents a serious and substantial
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
public health impact. In June 1993, Philip Morris and five other representatives of the tobacco manufacturing and distribution industries filed suit against the EPA seeking a declaration that the EPA does not have the statutory authority to regulate environmental tobacco smoke, and that, in view of the available scientific evidence and the EPA's failure to follow its own guidelines in making the determination, the EPA's final risk assessment was arbitrary and capricious. The litigation is still pending.


         FDA Regulation. The FDA has proposed rules to regulate cigarettes and smokeless tobacco in order to protect minors. Although the FDA has defined cigarettes in such a way as to include little cigars, the ruling does not directly impact large cigars. However, once the FDA has successfully exerted authority over any one tobacco product, the practical impact may be felt by distributors and manufacturers of any tobacco product. If the FDA is successful, this may have long-term repercussions on the larger cigar industry. The major tobacco companies and advertising companies recently brought an action in federal court in North Carolina challenging FDA regulation of tobacco products. The trial court ruled, on April 25, 1997, that the FDA may regulate tobacco products under the Federal Food, Drug and Cosmetic Act. The court certified its order for immediate appeal and the ultimate resolution of the litigation is still pending.


         State Regulation. In addition, the majority of states restrict or prohibit smoking in certain public places and restrict the sale of tobacco products to minors. Places where the majority of states have prohibited smoking include: any public building designated as non-smoking; elevators; public transportation; educational facilities; health care facilities; restaurants and workplaces. Local legislative and regulatory bodies have also increasingly moved to curtail smoking by prohibiting smoking in certain buildings or areas or by requiring designated "smoking" areas. In a few states, legislation has been introduced, but has not passed, which would require all little cigars sold in those states to be "fire-safe" little cigars, i.e., cigars which extinguish themselves if not continuously smoked. Passage of similar restrictions or regulation restricting smoking in certain places, regulating point of sale placement and promotions, requiring warning labels or relating to so-called "second-hand" smoke could have an adverse effect on our sales or operations. Certain retailers may decide to stop selling all tobacco products because of public pressure.

         Massachusetts lawmakers have introduced several bills to require warning labels on cigars, but none has yet passed. On June 16, 1997, Texas passed a law which prohibits offering cigarettes or tobacco products (including cigars) in a manner that permits a customer direct access to the products, but the law specifically does not apply to "that part of a business that is a humidor or other enclosure designed to store cigars in a climate-controlled environment."

         California Regulation - Proposition 65. Although federal law has required health warnings on cigarettes since 1965 and on smokeless tobacco since 1986, there is no federal law requiring that cigars carry such warnings. However, California requires "clear and reasonable" warnings to consumers who are exposed to chemicals known to the state to cause cancer or reproductive toxicity, including tobacco smoke and several of its constituent chemicals. Violations of this law, Proposition 65, can result in a civil penalty not to exceed $2,500 per day for each violation. Although similar legislation has been introduced in other states, no action has been taken. We cannot assure you that other states will not enact similar requirements.


         During 1988, 26 manufacturers of tobacco products, including the largest mass-marketers of cigars, entered into a settlement of legal proceedings filed against them pursuant to Proposition 65. Under the terms of the settlement, the defendants agreed to label retail packages or containers of cigars, pipe tobaccos and other smoking tobaccos other than cigarettes manufactured or imported for sale in California with the following specified warning label: "This Product Contains/Produces Chemicals Known To The State of California To Cause Cancer, And Birth Defects or Other Reproductive Harm." Although the settlement of the Proposition 65 litigation by its terms only impacts California, it is not practical for
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
national cigar manufacturers to confine their warning labels to cigars earmarked for sale in California. Consequently, since 1988, most boxes of mass market cigars manufactured in the United States carry cancer warning labels.


         Canadian Regulations. Bill C-71, The Tobacco Act, became effective in Canada on April 25, 1997. The purpose of the Act is to protect the health of Canadians, especially young people. The new tobacco legislation affects all persons who promote or sell tobacco products. The Act builds on many of the measures formerly set out in the Tobacco Sales to Young Persons Act, under which the tobacco industry in Canada was previously operating. Health Canada, an agency of the Government of Canada advises that the Canadian government may issue additional regulations to complement the new Act and that provinces may issue their own supplemental regulations. We provide you the following summary of what we believe is the current status of Canadian tobacco regulations after the effectiveness of the Act and Health Canada's stated enforcement policy, but cautions you that the Act and such regulations are subject to change or supplement and Health Canada's enforcement policies may change:

         The Act requires promoters or retailers of tobacco products to:

         o refuse to sell their products to persons younger than 18 years (under 19 years in the Atlantic provinces, British Columbia and Ontario). Health Canada strongly advises retailers to require valid proof of age identification;

         o ensure the visibility of signs that inform the public that furnishing tobacco products to minors is prohibited by law;

         o        refuse to sell cigarettes in a number less than 20; and

         o not display tobacco products in a way that lets customers handle them before purchase.

         The Act prohibits:

         o the sale of tobacco products through vending machines without a security device;

         o        mailing tobacco products directly to consumers;

         o delivering tobacco products across a provincial boundary except between manufacturers and retailers; and

         o giving promotional incentives and free gifts displaying a tobacco brand name or logo; giving rewards or incentives for buying tobacco products or for buying another product or service.

         Retailers may display:

         o        signs   indicating  the  price  and  availability  of  tobacco
                  products, but no tobacco brand name or logo may appear on these signs;

         o tobacco products and smoking accessories that display a tobacco brand name or logo.

         After October 1, 1998, retailers may not display:

         o tobacco sponsorship promotions of activities, events or facilities in conjunction with the display of a tobacco product or packaging, except in places where children are prohibited by law.
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         Advertisements must:

         o contain factual and brand information only (e.g.: size, number, tar content, sales data, technical specifications, etc.);

         o may not contain images that suggest a way of life or that appeal to youth;

         o may not be misleading or likely to create a false impression about a tobacco product or its emissions; and

         o only appear in publications mailed to a named adult, publications with an adult readership of not less than 85% or in signs in a place where young persons are not permitted by law.

         Health Canada has informed retailers that it will enforce the Act using a staged approach. It will first notify affected parties of their obligations and give them an opportunity to comply. It will then monitor compliance and warn non-complying persons. It will pursue further enforcement only against persons who consistently fail to comply after warning.

         Tobacco Industry Litigation.

         General. Historically, the cigar industry has not experienced material health-related litigation. However, litigation against leading United States cigarette manufacturers seeking compensatory and, in some cases, punitive damages for cancer and other health effects alleged to have resulted from cigarette smoking is pending. We carry general liability insurance with an aggregate limit of $10,000,000, and product liability and health hazard insurance. These policies also cover our suppliers, manufacturers and retail outlets, however, we cannot assure you that we will not be subject to liability which is not covered beyond the limits of our general liability, product liability and health hazard insurance coverage, and which may have a material adverse effect upon our business.


         Proposed Settlement with States. Several states have sued tobacco companies seeking to recover the monetary benefits paid under Medicaid to treat residents allegedly suffering from tobacco-related illnesses. On June 20, 1997 the Attorneys General of 40 States and the major United States tobacco companies announced a proposed settlement of the litigation, which, if approved by the United States Congress, would require significant changes in the way United States cigarette and tobacco companies do business. The potential impact, if any, on the cigar industry is uncertain.


         As announced, the proposed settlement would include, among other things:

         o U.S. tobacco companies will pay $360 billion in the first 25 years, and then $15 billion a year.

         o The Food and Drug Administration could regulate nicotine as a drug but could not ban it until 2009.

         o Sick smokers can still sue the industry. Any money they won would come out of an annual $5 billion tobacco company fund. Smokers also could receive punitive damages for any future wrongdoing by tobacco companies out of that fund.

         o        All class-action lawsuits against the industry are banned.

         o        No tobacco billboards or other outdoor ads.

         o        No humans or cartoons in ads or on cigarette packs.

         o        No brand-name sponsorship of sporting events.

         o        Text-only ads in magazines with significant youth readership.

         o        No Internet advertising.

         o        No "product placement" in movies and on TV.

         o Black labels covering the top fourth of cigarette packs, including "Cigarettes are addictive" and "Smoking can kill you."

         o        A cigarette  vending  machine ban; no  self-service  displays;
                  cigarettes and smokeless tobacco sold only behind store counters.

         o Industry will pay fines if smoking by youths fails to drop by 30 percent in five years, 50 percent in seven years and 60 percent in 10 years. The penalty is $80 million per percentage point by which the target is missed.

         o No smoking in public places and most workplaces unless there are separately ventilated smoking areas.


         Other State Actions. Florida and Massachusetts have enacted statutes permitting suit against the tobacco companies to recoup such Medicaid costs, and recently, one defendant has entered into a settlement with such plaintiff states, which provides that the settling defendant will, among other things, pay a portion of its profits in the future to the plaintiff. Under the Florida statute, many of the tobacco companies' traditional defenses, such as assumption of risk, are vitiated. The statute also permits the state to establish causation (that smoking causes cancer, heart disease and other ailments) through the use of purely statistical evidence. The tobacco companies have filed suit challenging the Florida law as unconstitutional.

         Class Actions. A class action suit, Castano v. American Tobacco, et al. has been filed in federal district court in New Orleans against the entire cigarette industry. On February 17, 1995, the district court granted plaintiffs' motion for class certification with regard to the liability issues of fraud, breach of warranty (express or implied), intentional tort, negligence and strict liability as well as the issues of consumer protection and punitive damages. The court defined the class as "all nicotine-dependent persons in the United States," "the estates, representatives, and administrators of these nicotine-dependent cigarette smokers," and "the spouses, children, relatives and 'significant others' of these nicotine-dependent cigarette smokers as their heirs or survivors." The court defined "nicotine-dependent" to mean "all cigarette smokers who have been diagnosed by a medical practitioner as nicotine-dependent; and/or all regular cigarette smokers who were or have been advised by a medical practitioner that smoking has had or will have adverse health consequences who thereafter do not or have not quit smoking." In May 1996, the Fifth Circuit Court of Appeals reversed a Louisiana district court's certification of a nationwide class consisting essentially of nicotine dependent cigarette smokers. Notwithstanding the dismissal, new class actions asserting claims similar to those in Castano have recently been filed in certain states. To date, two pending class actions against major cigarette manufacturers have been certified. The first case is limited to Florida citizens allegedly injured by their addiction to cigarettes; the other is limited to flight attendants allegedly injured through exposure to secondhand smoke.

         In another decision,  Cipollone v. Liggett Group, Inc., 112 S. Ct. 2608
(1992), the United States Supreme Court held that certain federal legislation applicable specifically to cigarette manufacturers preempts claims based on failure to warn consumers about the health hazards of smoking, but does not preempt claims based on express warranty, misrepresentation and fraud, or conspiracy. Although we believe that the effect of the Cipollone decision, which involved cigarette smoking, will not have a material adverse effect on PCI operations, there can be no assurance of what the ultimate effect, if any, of the Cipollone decision or the pending cigarette industry litigation, or cigarette and tobacco regulation, will be on the cigar industry. Although there are numerous differences between the cigar industry and the cigarette industry, the outcome of pending and future cigarette litigation may encourage various parties to bring suits on various grounds against cigar industry participants. While it is impossible to quantify what effect, if any, any such litigation may have on our operations, we cannot assure you that such litigation would not have a material adverse effect on our operations.


         OSHA Regulations. The federal Occupational Safety and Health Administration (OSHA) has proposed an indoor air quality regulation covering the workplace that seeks to eliminate nonsmoker exposure to environmental tobacco smoke. Under the proposed regulation, smoking must be banned entirely from the workplace or restricted to designated areas of the workplace that meet certain criteria. The proposed regulation covers all indoor workplaces under OSHA jurisdiction, including, for example, private residences used as workplaces, hotels and motels, private offices, restaurants, bars and vehicles used as workplaces. The tobacco industry is challenging the proposed OSHA regulation on legal, scientific and practical grounds. It also contends that the proposed regulation ignores reasonable alternatives. There is no guaranty, however, that this challenge will be successful. Although we do not believe that the proposed OSHA regulation would have a material adverse effect on the cigar industry or PCI, there are no assurances that such regulation would not materially adversely impact PCI.

Medical Studies on Smoking

         Cigar sales, as well as the general decline in smoking decreased after a 1964 report of the United States Surgeon General. That and numerous other subsequent studies have stressed the link between smoking, including secondary smoke and medical problems, including cancer, heart, respiratory and other diseases. "No smoking" laws, ordinances and prohibitions on cigar smoking in certain cases may have adversely affected the sale of cigar products. We believe that these factors may continue to have a material adverse effect upon the cigar industry in general and our business in particular.

Intellectual Property Rights

         We intend to assert our rights under trademark, trade dress, trade secret, unfair competition and copyright laws to protect its intellectual property, including trademarks and product designs. These rights are protected through the acquisition of trademark registrations, the development of trade dress, and where appropriate, litigation against those who are, in our opinion, infringing rights which we may have.

         We have obtained Arizona state trademark registrations from the Arizona Secretary of State's office for the trademarks PREMIUM CIGARS INTERNATIONAL and PCI. We cannot assure that these registrations cannot be successfully challenged or invalidated. These registrations do not provide us with any trademark rights outside the borders of the State of Arizona.

         We do not own any United States federal trademark registrations. We have has filed three trademark applications in the United States Patent and Trademark Office for the trademarks BIG STAR, THOROUGHBRED and PURITOS BELLEZA. We intend to use these marks in interstate commerce. In addition, we intend to file federal trademark applications with the United States Patent and Trademark Office for registration of the trademarks PREMIUM CIGARS INTERNATIONAL and PCI. We have researched and are developing other trademarks and tradenames, and intend to file additional applications when appropriate. We can give no assurance that any of these applications will mature to registration or that we will be granted the right to use any trademarks or tradenames by the United States Patent and Trademark Office. Further, we cannot assure that others will not assert rights to and ownership of, the trademarks. Use of these marks may infringe the rights of others. Currently, we do not own any patents. See "Risk Factors -- Risks Relating to Trademarks."

         We  intend  to  assert  our   intellectual   property   rights  against
infringers. In addition, although asserting our rights can result in a substantial cost to and diversion of our efforts, we believe that protecting PCI's intellectual property rights is a key component of our operating strategy.


Facilities

         We  sublease,  from an  independent  third party,  approximately  8,500 square feet for our corporate offices, warehouse, humidor storage and distribution facilities located in the Scottsdale Airpark area of Scottsdale, Arizona. Our sublease agreement expires on May 31, 1999. The annual rent for the first year is approximately $83,571 and the annual rent for the second year is approximately $85,609.

         PCI also leases approximately 3,000 square feet of an office/warehouse facility in Burnaby, British Columbia (a suburb of Vancouver). The written lease expires July 14, 2000. The annual rent for the first year is approximately $1,660 per month and $1,915 per month for the second and third years.

         Distribution of products in the northwest United States is handled through the Rose Hearts facility near Seattle, Washington. We neither own nor lease a facility in that area.


         We believe that our distribution facilities are adequate for our present needs. However, we intend to lease additional space for distribution facilities within and outside the United States and believe that additional space will be available at commercially reasonable rents.

Employees


         As of July 25, 1997, we had 17 full time employees, of which five were executive and administrative, five were sales and marketing, and seven were warehouse and distribution personnel. None of our employees are represented by a labor union and we believe that employee relations are good.


Legal Proceedings

         PCI is not a party to any pending lawsuits, nor do we know of any potential claims which, in the aggregate, could have a material adverse effect on PCI's financial position.

                                   MANAGEMENT

Executive Officers and Directors

         The executive officers and directors of PCI are as follows:


        NAME                    AGE                   POSITION

William L. Anthony               54         Chairman of the Board of Directors
                                            and Consultant

Steven A. Lambrecht              46         Director, President and Chief
                                            Executive Officer

David S. Hodges                  41         Director and Consultant

Colin A. Jones                   31         Director, Vice President of
                                            International Sales

Greg P. Lambrecht                35         Secretary, Treasurer, Vice President
                                            of National Sales

Karissa B. Nisted                41         Chief Financial Officer and
                                            Controller


Robert H. Manschot               54         Director

James B. Stanley                 34         Vice President of Purchasing

Scott I. Lambrecht               26         Assistant Secretary


         William L. Anthony has been Chairman of the Board since June 20, 1997 and a consultant to PCI since April 1, 1997. He has agreed to serve as PCI's Chairman for a period of up to five years. He has 30 years of business and management experience and a "Big Six" accounting background with the New York office of KPMG Peat Marwick, LLP. Mr. Anthony worked for The Dial Corp from 1984 until August, 1996 culminating his position as Executive Vice President for the Consumer Product Division with annual revenue in excess of $1,000,000,000. He has held key management positions with Bechtel, the U.S. Chamber of Commerce, MAPCO and The Dial Corp. He is the owner, President and sole shareholder of Quality Computer Services, Inc. He received both a B.B.A. and an M.A. in Accounting from the University of Mississippi in 1965 and 1966 respectively. Mr. Anthony was certified as a public accountant in Louisiana in 1969.

         Steven A. Lambrecht has been a director and PCI's Chief Executive Officer since December 31, 1996. He has also served as PCI's President since May 3, 1997 and as Chairman of the Board from December 31, 1996 to June 20, 1997. He has 23 years of marketing and sales experience and 17 years of management experience; most of his business experience has been in real estate development and construction. He is the owner of Forum Import/Export Company, a sole proprietorship, and was co-owner of Forum Development and Construction Company, Inc., a Washington corporation. He also founded Scottsdale Development and Construction Company, Inc., an Arizona corporation, in 1992. He has developed and sold over 20 million dollars worth of real estate since 1974. Steven A. Lambrecht is the brother of Greg P. Lambrecht and the father of Scott I. Lambrecht.

         David S. Hodges has been a director since June 20, 1997 and has been a consultant to PCI since June 2, 1997. From April 1, 1997 to May 31, 1997, Mr. Hodges served PCI in a financial management capacity. From February, 1997 to April, 1997, Mr. Hodges served as Chief Financial Officer of Pro- Innovative Concepts, Inc., a Phoenix, Arizona premium promotion company. From January 1994 to September 1996 he was the Controller of The Dial Corp's Household Consumer Products Division. From 1984 to 1992 he served the R.J. Reynolds Tobacco Company in various financial and management positions. From 1980 to 1984, he served as a Senior Auditor and Consultant for public and private clients of Price Waterhouse LLP, a "Big Six" independent public accounting firm. Mr. Hodges received a B.S.B.A. in accounting from John Carroll University of Cleveland, Ohio in 1978 and an M.B.A. in Finance from the University of North Carolina at Greensboro, North Carolina in 1980. He is a Certified Public Accountant in the State of North Carolina and a member of both the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants.


         Colin A. Jones has been a director and Vice President of International Sales for PCI since May 3, 1997. He is a founder, the Co-Chairman and the President of PCI's wholly-owned subsidiary CAN-AM. He has 12 years of experience managing, marketing and selling in the convenience store and grocery store market sectors. In 1985, he founded J&M Wholesale, Ltd., a British Columbia corporation which delivers various wholesale products primarily to convenience store accounts in Canada. He continues to be the President and Chief Executive Officer of J&M. Under his employment agreement, Mr. Jones is obligated to devote his full time to PCI. Mr. Jones attended Douglas College of New Westminster, British Columbia, Canada.


         Greg P. Lambrecht has been the Secretary, Treasurer and Vice President of National Sales of PCI since May 31, 1997. He is the Co-Chairman and the President, National Sales, of PCI's wholly-owned subsidiary CAN-AM. He has 14 years of experience managing, marketing and selling to the convenience store and grocery store market. In 1984, he founded Rose Hearts, Inc., a Washington company which delivers various impulse purchase products to over 1,200 individual accounts in Washington, Oregon and California. He graduated with a B.A. in Communications from Western Washington University in 1984. Under his employment agreement, Mr. Lambrecht is obligated to devote his full working time to PCI. Greg P. Lambrecht is the brother of Steven A. Lambrecht and the uncle of Scott I. Lambrecht.


         Robert H. Manschot has been a director since July 25, 1997. He has been the President and Chief Executive Officer of the NVD and Seceurop Security Services Group, an emergency services corporation in the Netherlands and the United Kingdom, since 1995. He is also the Chairman of RHEM International Enterprises, Inc., an investment, consulting and venture capital company. He was the President and Chief Executive Officer of Rural/Metro Corporation, a Nasdaq-listed emergency services corporation, from 1987 to 1995. He has served in senior management positions with KLM's hotel management company, Sheraton, and Inter Continental Hotels in the U.S., Europe, Middle East and Africa. He has served and continues to serve on numerous public and private company and institution boards, including Nasdaq-listed Action Performance Industries, Inc., and Toronto Stock Exchange-listed Samouth Capital Corporation. He holds a bachelors degree in hotel management from the School for Hospitality Management in the Hague, Netherlands, an MBA from Boston University and is a graduate of Stanford Business School's Financial Management Program.


         Karissa B. Nisted has been the Chief Financial Officer since June 20, 1997 and has been the Controller of PCI since May 1, 1997. She served as Controller of Parkway Manufacturing, Inc. of Phoenix, Arizona from May 1995 to April 1997. From January 1994 to March 1995 she was the Controller of Guzman, a Tempe, Arizona construction firm. From July 1991 to October 1993 she was the Controller of Coxreels, a Tempe, Arizona manufacturing company. In 1990 and 1991 she performed accounting management for Arizona Precision Sheet Metal, a Phoenix, Arizona manufacturing company. Ms. Nisted has over 19 years' experience in accounting and financial management, including audit and tax experience with Arthur Andersen & Company of Phoenix, Arizona. Ms. Nisted received a B.B.A. in Accounting from Texas A&M University in 1978.

         James B. Stanley has been Vice President of Purchasing since June 20, 1997. He served as Purchasing Director for PCI since November of 1996. From May 1996 to October 1996 he served as an Account Executive for Computer Credit
Insurance Corp. of Brea, California in the real estate loan and mortgage insurance market. From November 1995 to May 1996 he was an Account Executive for Senior Estate Services, a Bellevue, Washington estate planning and investment firm. From June 1994 to November 1995 he was Operations Manager for Promark Armrest, Inc. of Everett, Washington, a product development firm. He has owned and developed two successful restaurants in the Seattle area over the previous six years. Mr. Stanley received a B.A. in Business Administration from Washington State University in 1985.

         Scott I. Lambrecht has been the Assistant Secretary of PCI since May 31, 1997. He served as a director from December 31, 1996 to February 17, 1997 and as PCI's interim President from December 31, 1996 to May 3, 1997. From July 1993 through December 1996 he served as President of SDCC, Inc., a Scottsdale, Arizona general contracting firm owned by Steve Lambrecht. He received a Bachelors degree in Construction Management in 1993 from Arizona State University in Tempe, Arizona. Scott Lambrecht is the son of Steven A. Lambrecht and the nephew of Greg P. Lambrecht.

         All directors hold office until the next election of directors at the annual shareholders meeting or until their successors have been elected and qualified. The Board of Directors currently consists of five members. Upon completion of the Offering, and for five years thereafter, the underwriter's representative, W.B. McKee Securities, Inc., has the right to select one member of the Board of Directors to serve the standard term of a director. The Underwriter's Representative has not yet chosen the person that it may select for director. The Bylaws permit the Board of Directors to determine the size of the Board within a range that the shareholders have set which is currently one to nine members. The Bylaws also require that we maintain at least two "independent directors" who are not employees or officers and who do not have a material business or professional relationship with PCI. See "Certain Transactions -- Resolving Conflicts of Interest."

Indemnification of Directors and Officers

         Under our Articles of Incorporation, directors and former directors are generally not liable to PCI or its shareholders for the directors' actions or failures to take action. Our Articles limit director liability to the full extent that the law allows. Generally, Arizona law permits companies to indemnify their officers and directors if the individual officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. A corporation may never indemnify any director that a court finds liable to the corporation or that the director received an improper personal benefit. Corporations generally must indemnify a director or officer who win a lawsuit related to being a director or officer of the corporation.

         PCI has not entered any indemnification agreements with its current directors and executive officers to indemnify them against liability as directors or officers. PCI is not aware of any pending or threatened litigation or proceeding involving our directors, officers, employees or agents which would require or permit indemnification.

         We also refer you to Section 8 of the Underwriting Agreement included at Exhibit 1.1 to our Registration Statement on file with the SEC, which contains indemnification provisions relating to us, our officers and directors and the Underwriter's Representative and certain of its affiliates. That Section grants extensive indemnification rights from us to the Underwriter's Representative and certain of its affiliates and requires the Underwriter's Representative to indemnify us and our directors, officers and affiliates under certain circumstances. The indemnification relates to claims under the Securities Act and certain other claims based on breaches of the agreements with the Underwriter's Representative, or untrue or alleged untrue statements or omissions in the Registration Statement or prospectus. We encourage you to obtain a copy of the Underwriting Agreement and read it in its entirety. See also a fuller discussion of indemnification provisions under Item 24, "Indemnification of Officers and Directors," of our Registration Statement on file with the SEC.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of PCI, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PCI of expenses incurred or paid by a director, officer or controlling person of PCI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, PCI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Executive Compensation

         PCI was incorporated in December 1996 and commenced operations after December 31, 1996. Neither PCI nor its wholly-owned subsidiary, CAN-AM, paid any compensation to any of its executive officers prior to January 1, 1997. The following table sets forth the annual and long-term compensation for PCI's Chief Executive Officer from January 1, 1997 through the completion of the fiscal year ended March 31, 1997. No other officers received reportable remuneration.


                           SUMMARY COMPENSATION TABLE

                                                                         Long Term Compensation

                                      Annual Compensation                  Awards             Payouts
           (a)           (b)      (c)         (d)          (e)        (f)           (g)         (h)       (i)

                                                          Other                 Securities                All
                                                         Annual   Restricted      Under-                 Other
                                                         Compen-     Stock         lying       LTIP     Compen-
Name and                                                 sation    Award(s)      Options/     Payouts   sation
Principal Position      Year   Salary($)   Bonus($)        ($)        ($)         SARs(#)       ($)       ($)
Steven A. Lambrecht,    1997    $7,500        --           --         --            --          --        --
Chairman of the
Board, Chief
Executive Officer


         Steven A. Lambrecht has an at-will Employment Agreement with PCI as Chief Executive Officer dated June 13, 1997 under which, effective May 1, 1997, he is to receive an annual salary of $60,000. He has agreed to devote his full time to PCI activities. He will be entitled to additional benefits, such as stock options and bonuses which may be offered in the future to comparable executives. The Employment Agreement allows Mr. Lambrecht to terminate his employment at any time by delivering a written notice of termination to PCI at least two weeks prior to the termination date. PCI may terminate his employment at any time, with or without cause. If PCI terminates his employment for any reason other than for cause, as defined in the agreement, PCI must continue paying him his then-current compensation on a regular basis and premiums for continued health insurance coverage for nine (9) months, unless he is disqualified from receiving continued compensation and benefits based on certain conduct or breaches of the Employment Agreement.

         Mr. Lambrecht's Employment Agreement also provides that he will devote his full time to PCI activities. Forum Import/Export Company and Forum Development Company, Inc. have conducted no operations since Mr. Lambrecht began working with PCI. Members of Mr. Lambrecht's family manage Scottsdale Development Construction Company, Inc.'s only remaining project and the company is not currently contemplating any other major projects. Mr. Lambrecht is available Scottsdale Development for questions, but otherwise devotes no material time to that company.

         Colin A. Jones has an at-will Employment Agreement with PCI as Vice President of International Sales dated June 13, 1997 under which, effective May 1, 1997, he is to receive an annual salary of $60,000. He is also entitled to a one-time management fee of $80,000, payable over a 16-month period commencing July 1, 1997 at $5,000 per month, to compensate him for his expertise in sales, marketing, operations, management and existing contacts with major retail distributors. He has agreed to devote his full time to PCI activities and has turned over operational control of J&M to other members of J&M's management and plans to sell or liquidate J&M in the near future. He will be entitled to additional benefits, such as stock options and bonuses which may be offered in the future to comparable PCI executives. The Employment Agreement allows Mr. Jones to terminate his employment at any time by delivering a written notice of termination to PCI at least two weeks prior to the termination date. PCI may terminate his employment at any time, with or without cause. If PCI terminates his employment for any reason other than for cause, as defined in the agreement, PCI must continue paying him his then-current compensation on a regular basis and premiums for continued health insurance coverage for nine months, unless he is disqualified from receiving continued compensation and benefits based on certain conduct or breaches of the Employment Agreement.

         Greg P. Lambrecht has an at-will Employment Agreement with PCI as Vice President of International Sales dated June 13, 1997 under which, effective May 1, 1997, he is to receive an annual salary of $60,000. He is also entitled to a one-time management fee of $80,000, payable over a 16-month period commencing July 1, 1997 at $5,000 per month, to compensate him for his expertise in sales, marketing, operations, management and existing contacts with major retail distributors. He has agreed to devote his full time to PCI activities and has turned over operational control of Rose Hearts to other members of Rose Heart's management, namely, Mike Rocha and plans to sell or liquidate Rose Hearts in the near future. He will be entitled to additional benefits, such as stock options and bonuses which may be offered in the future to comparable PCI executives. The Employment Agreement allows Mr. Lambrecht to terminate his employment at any time by delivering a written notice of termination to PCI at least two weeks prior to the termination date. PCI may terminate his employment at any time, with or without cause. If PCI terminates his employment for any reason other than for cause, as defined in the agreement, PCI must continue paying him his then-current compensation on a regular basis and premiums for continued health insurance coverage for nine months, unless he is disqualified from receiving continued compensation and benefits based on certain conduct or breaches of the Employment Agreement.


         We also have arrangements with the following consultants, each of whom is also a director.

         David S. Hodges is a director and has a Business Consulting Agreement with PCI dated June 2, 1997 under which Mr. Hodges is to assist PCI with this Offering and additional projects related to strategic planning, budgeting, accounting and reporting, business analysis, information systems and operations as requested by PCI's management. Mr. Hodges receives $60 per hour and reimbursement for business expenses and health care coverage during the term of the agreement. Upon completion of this Offering, PCI or Mr. Hodges can elect to terminate the hourly payment agreement and PCI will instead pay Mr. Hodges biweekly payments of $4,800 each for a maximum six month period or until Mr. Hodges finds other employment, at which time the payments will cease.

         William L. Anthony, the Chairman of PCI's Board, entered a verbal agreement with PCI, on April 1, 1997, to act as a consultant to PCI's management to assist PCI with this Offering and advise them regarding certain aspects of strategic planning, business analysis and operations, including merchandising, marketing and supply chain issues as requested by PCI's management. Mr. Anthony's services have included representing PCI in certain meetings arranged by the Underwriter's Representative with prospective underwriters and institutional investors in preparation for this Offering. He has not yet been compensated for his consulting services, but PCI has agreed to pay him $2,000 per month and to reimburse certain related expenses. Either Mr. Anthony or PCI may terminate his consulting agreement at any time, with or without cause.

         PCI has reimbursed David S. Hodges for $1,200 in attorney's fees related to the negotiation of his consulting relationship and has agreed to reimburse Greg P. Lambrecht and Colin A. Jones for approximately $6,000 in attorneys fees related to the negotiation of various personal agreements or agreements of J&M or Rose Hearts with PCI. Neither of the law firms involved have any affiliation with PCI.


         PCI has no standing arrangements to compensate directors. After PCI completes this offering, PCI will determine appropriate director compensation, which may include an annual retainer fee and/or a fee for each meeting attended, plus reasonable out-of-pocket expenses.

                              CERTAIN TRANSACTIONS

Resolving Conflicts of Interest.

         A number of the transactions described in this section involve inherent conflicts of interest because an officer, director, significant shareholder, promoter or other person with a material business or professional relationship with PCI is a party to the transaction. Our current policy adopted by our board of directors regarding transactions involving conflicts of interest, is:

         (i) we will not enter any material, transaction or loan with a related or affiliated party unless the transaction or loan is on terms that are no less favorable to us than we could obtain from an unrelated or unaffiliated third party; and

         (ii) a majority of the independent directors (those who do not have a material business or professional relationship with PCI other than being a director) who have no interest in the transactions must review and approve transactions involving related parties or conflicts of interest after having been given access, at our expense, to our counsel or to their own independent legal counsel; and

         (iii) when there are only two independent directors, both directors must approve the transaction; and

         (iv) the independent director approval applies to all related-party transactions and loans, whether or not to a related-party.

         We currently have two independent directors, William L. Anthony and Robert H. Manschot. Our independent directors have had access, at our expense, to our counsel or to independent counsel, and have ratified all related-party transactions that are ongoing. However, we entered into a number of transactions described below before we adopted our current conflicts of interest policy and before we had sufficient disinterested, independent directors to ratify the transactions. We believe that each of those transactions was on terms that were no less favorable to us than are generally available from unaffiliated third parties. Other than the transactions described below, we do not now anticipate entering into other related-party transactions or loans.


         CAN-AM Acquisition of J&M and Rose Hearts. On December 31, 1996, CAN-AM issued shares of its stock in exchange for the assets and liabilities of the cigar operations of J&M and Rose Hearts, including the cigar distribution accounts of each entity. PCI director and Vice President of International Sales Colin A. Jones is the President and sole shareholder of J&M. PCI Secretary,

Treasurer and Vice President of National Sales Greg P. Lambrecht is the President and sole shareholder of Rose Hearts. Messrs. Jones and Greg Lambrecht owned 100% of its voting stock of CAN-AM, and three others held non-voting shares. As set forth in PCI's consolidated financial statements for the fiscal year ended March 31, 1997, the cost of the net assets to J&M and Rose Hearts and the amount at which CAN-AM acquired the net assets was the same as its historical net cost in J&M and Rose Hearts. The combined cost, net of liabilities assumed, was approximately $1,000. The asset purchases are closed transactions and we entered the asset purchase agreements before we had sufficient disinterested, independent directors to ratify the transactions.

         PCI Acquisition of CAN-AM. Subsequent to the asset purchase transactions, but also on December 31, 1996, PCI acquired all of the issued and outstanding shares of CAN-AM in exchange of PCI shares. No written agreement was entered between PCI and CAN-AM's shareholders to formalize the acquisition or share exchange. As adjusted by the May 31, 1997 3:1 stock split (as defined below "3:1 Stock Split"), and including shares issued on December 31, 1996 and January 9, 1997, CAN-AM's five shareholders received 817,500 shares of PCI Common Stock, representing all of the then-issued and outstanding shares of Common Stock of PCI. Mr. Jones received 371,250 or 45.4% and Greg Lambrecht received 363,750 or 44.5%. At the time PCI acquired CAN-AM's shares, neither Greg P. Lambrecht nor Colin A. Jones had any formal relationship as an incorporator, officer, director or shareholder of PCI. PCI was formed with a view to purchasing the cigar operations of the entities they owned and controlled, however, and both Greg P. Lambrecht and Colin A. Jones were affiliated with PCI as promoters at the time PCI acquired CAN-AM's shares. PCI incorporator and initial director Scott I. Lambrecht, is the nephew of Greg P. Lambrecht. Colin A. Jones was elected a director of PCI on January 9, 1997, shortly after PCI acquired CAN-AM's shares. The CAN-AM acquisition is a closed transaction and we acquired CAN-AM before we had sufficient disinterested, independent directors to ratify the transaction.

         Jones/Lambrecht Notes Receivable. Colin A. Jones and Greg P. Lambrecht each delivered to PCI long term promissory notes to PCI for $43,112.50. The notes are dated December 31, 1996, accrue interest at eight percent, and all interest and principal are due on March 31, 1999. The notes relate to CAN-AM receivables which accrued prior to PCI's acquisition of all of CAN-AM's outstanding stock on December 31, 1996. We negotiated these notes receivable before we had sufficient disinterested, independent directors to ratify the transaction, but Messrs. Jones' and Lambrecht's repayment of the notes is ongoing, and our independent directors have ratified the transaction.

         J&M Management Agreement. On January 1, 1997, CAN-AM entered a Management Agreement with J&M to enable CAN-AM to reimburse J&M for any services provided to CAN-AM or on CAN-AM's behalf during the transition of J&M's Canadian operations to CAN-AM. J&M is to receive no additional sum, fee or commission other than reimbursement for J&M's expenses which are directly incurred in providing services to or on behalf of CAN-AM. At CAN-AM's sole discretion, CAN-AM may offset the reimbursement due under the Management Agreement against any related-party receivable that CAN-AM may owe to J&M. We entered this Management Agreement before we had sufficient disinterested, independent directors to ratify the agreement, but our relationship with J&M under the agreement is ongoing, and our independent directors have ratified the agreement.


         J&M, as a Canadian corporation wholly-owned by Colin A. Jones, continues to distribute certain wholesale and impulse purchase items to convenience stores and other accounts entirely located in Canada. J&M has, in the past, distributed certain cigars of Cuban origin to its convenience store accounts. Neither PCI nor its wholly-owned Canadian subsidiary CAN-AM currently distributes any cigars or other products of Cuban origin either in the United States or Canada. PCI's standard form supplier agreement strictly prohibits its suppliers from providing any product containing any component of Cuban origin.

         Luyendyk Endorsement Agreement. On May 1, 1997, PCI entered an Endorsement Agreement with Arie Luyendyk under which PCI would issue 15,000 shares of Common Stock (as adjusted for the 3:1 Stock Split) to Mr. Luyendyk subject to a six-month vesting schedule. In order to meet its obligations under the Endorsement Agreement without diluting the relative security positions of other shareholders prior to the Offering, PCI repurchased 15,000 (as adjusted by the 3:1 Stock Split) shares of its Common Stock from its Chief Executive Officer and Chairman, Steven A. Lambrecht, at $0.33 per share. We entered the Endorsement Agreement before we had sufficient disinterested, independent directors to ratify the agreement, but our relationship with Mr. Luyendyk under the agreement is ongoing, and our independent directors have ratified the agreement.

         Rose Hearts Distributorship Agreement. On June 13, 1997, PCI entered a Distributorship Agreement with Rose Hearts for the non-exclusive distribution to Associated Grocers, SuperValu and other accounts in the states of Alaska, Idaho, Oregon, Washington and Northern California. The agreement provides that any master agreement with a national PCI account or national distributor shall supersede the Rose Hearts agreement. PCI must pay Rose Hearts a 10% commission on the retail value of products PCI ships to third-party stores where Rose Hearts provides only in-store merchandising support services, but must pay Rose Hearts a 22% commission on the retail value of PCI products that Rose Hearts delivers to the stores directly. Greg P. Lambrecht is the President and sole shareholder of Rose Hearts and the Secretary, Treasurer, Vice President of National Sales and a substantial shareholder of PCI. We entered this Distributorship Agreement before we had sufficient disinterested, independent directors to ratify the agreement, but our relationship with Rose Hearts under the agreement is ongoing, and our independent directors have ratified the agreement.

         Barton Financing Settlement. On June 13, 1997, PCI entered a Full Settlement and Full Release of Equity Interest agreement among CAN-AM, Rose Hearts, J&M, Greg P. Lambrecht, Colin A. Jones, Greg S. Barton and two of Mr. Barton's lenders. The agreement settled potential equity claims by Mr. Barton and his lenders regarding a September 5, 1996 loan for $110,000 at an annual interest rate of 36% to Rose Hearts, J&M, Greg P. Lambrecht, Colin A. Jones and CAN-AM. CAN-AM had expressly accepted liability for the loan under the terms of each of the Asset Purchase Agreements with J&M and Rose Hearts on December 31, 1996. After PCI purchased all of CAN-AM's shares, PCI desired to extinguish the loan obligation primarily to eliminate the burden on CAN-AM's cash requirements, but also to avoid any potential, but unasserted equity claims against PCI from Mr. Barton's lenders related to the loan obligation. As a result of the settlement, PCI will repay $10,000 to one of Mr. Barton's lenders, the loan was reduced to $100,000 and Mr. Barton converted the loan to bridge financing (See Interim Financing - Bridge Financing"). Mr. Barton's forgiveness of the reduced $100,000 loan is the consideration he gave in exchange for an 8% bridge note for $100,000 and bridge warrants to purchase approximately 38,023 shares of PCI Common Stock at 50% of the Offering Price. Greg P. Barton is a 7.56% beneficial owner of PCI's Common Stock. Greg P. Lambrecht and Colin A. Jones own and control Rose Hearts and J&M, respectively, are officers and directors of CAN-AM and are controlling shareholders, officers and/or a director of PCI. The settlement transaction is a closed transaction and we entered the settlement before we had sufficient disinterested, independent directors to ratify the transaction.

         Barton and Mullavey Loans. On or about June 18, 1996, Greg S. Barton loaned Greg P. Lambrecht and Rose Hearts $50,000 in a transaction which included an option for Mr. Barton to convert the debt to equity of Rose Hearts. Between approximately May and September 1996, Ben P. Mullavey, a prior Rose Hearts consultant, loaned $50,000 to Rose Hearts in an undocumented transaction and provided consulting services to Rose Hearts. PCI, Rose Hearts and Greg P. Lambrecht agree that the Barton and Mullavey loans are solely Rose Hearts' debt obligations which CAN-AM did not assume as a part of the December 31, 1996 Asset Purchase Agreement for Rose Hearts' cigar operations. Ben P. Mullavey communicated to PCI on April 23, 1997, that he believes he has rights to convert his debt to shares of PCI Common Stock. Mr. Mullavey did not specify any number of shares that he believes he is entitled to, but instead demanded payment of $55,000, representing the principal from his undocumented loan and $5,000 for consulting services he provided to Rose Hearts. Greg P. Lambrecht and Rose Hearts are negotiating with Messrs. Barton and Mullavey regarding a settlement of their claims, but PCI will not be a party to any settlement and will not directly issue any Common Stock to Barton or Mullavey. Because PCI is not a party to these Barton and Mullavey loans, our independent directors did not, and is not required to, review or approve the transactions.

         Lambrecht-LBIC Stock Sale. On June 17, 1997, Steven A. Lambrecht sold 20,000 shares of PCI Common Stock to Life of Boston Insurance Company, an Oklahoma corporation ("LBIC"). The Lambrecht-LBIC transaction was to provide additional incentive to LBIC to invest the final $250,000 to complete the Bridge Financing (See " Interim Financing - Bridge Financing"). Steven A. Lambrecht is PCI's President and Chief Executive Officer and the beneficial owner of 13.34% of PCI's Common Stock. Lincoln Heritage Life Insurance Company, an Illinois corporation ("Lincoln"), owns 79% of the stock of LBIC. The Londen Insurance Group, an Arizona holding corporation, is the sole shareholder of Lincoln and the beneficial owner of the Shares of Common Stock held by LBIC and the bridge warrants held by Boston and Lincoln.

         Anthony Stock Purchase and Option Agreement.  On June 20, 1997, William
L. Anthony entered an Agreement to purchase 66,000 shares of PCI Common Stock for $22,000 from Steven A. Lambrecht (60,000), Colin A. Jones (3,000) and Greg
P. Lambrecht (3,000). PCI, also a party to the Agreement, granted Anthony a non-qualified stock option to purchase 20,000 shares at the offering price from the effective date of the offering and for one year thereafter. PCI also agreed to obtain, within 30 days after completion of this Offering to purchase officer and director insurance at coverage levels which are standard for distribution companies comparable to PCI. Anthony agreed to serve as Chairman of the Board for up to five years, subject to appropriate approvals and the provisions of PCI's Bylaws.

         The agreement is a closed transaction that occurred before we had sufficient disinterested, independent directors to ratify the transaction. Mr. Anthony's ongoing relationship to the Board as its Chairman is subject to ongoing Board approval, and Mr. Anthony's continued service as a director generally is subject to annual shareholder reelection.

         Lambrecht-Stanley Stock Sale. On June 20, 1997, Steven A. Lambrecht sold 15,000 shares of PCI Common Stock to James B. Stanley for $5,000. James B. Stanley is PCI's Vice President of Purchasing. PCI was not a party to the transaction.

         Manschot Stock Option Grant. On July __, 1997 PCI's Board of Directors granted Robert H. Manschot a non-qualified stock option to purchase 5,000 shares at the offering price from the effective date of the offering and for one year thereafter. The stock grant was approved by the other disinterested directors and independent directors contingent upon management's entry into an option agreement with Mr. Manschot.


                             PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners, Management

         The following tables set forth certain information regarding shares of common stock beneficially owned as of June 24, 1997 by (i) each person or group known to PCI, which beneficially owns more than 5% of the common stock; (ii) each of PCI's officers and directors; and (iii) all officers and directors as a group. The percentage of beneficial ownership is based on 1,480,500 shares outstanding on June 24, 1997 as adjusted for the 3:1 Stock Split plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, the following persons have sole voting and investment power with respect to the number of shares set forth opposite their names:

         Security Ownership of Certain Beneficial Owners


Title of          Name and Address of                         Amount and Nature of               Percent
Class             Beneficial Owner                            Beneficial Ownership               of Class
-----             ----------------                            --------------------               --------

Common            Colin Jones                                     368,250                        24.87%
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Greg P. Lambrecht                               360,750(2)                     24.37
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Steven A. Lambrecht                             197,500(2)                     13.34
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Lincoln Heritage Life                           210,114(1)(3)                  12.58
                  Insurance Company
                  4343 E. Camelback Rd. #400
                  Phoenix, Arizona 85018

Common            Londen Insurance Group                          210,114(1)(3)                  12.58
                  4343 E. Camelback Rd. #400
                  Phoenix, Arizona 85018

Common            Life of Boston                                  115,057(1)(3)                   7.30
                  Insurance Company
                  4343 E. Camelback Rd. #400
                  Phoenix, Arizona 85018

Common            Greg S. Barton                                  113,023(1)                      7.44
                  17403 NE 45th Street
                  Redmond, WA 98036

Common            William L. Anthony                              105,011(1)                      6.91
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Peter G. Charleston                              90,000(2)                      6.08
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Scott I. Lambrecht                               86,250(2)                      5.83
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Corey A. Lambrecht                               75,000(2)                      5.07%
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

(1) Includes shares which may be beneficially acquired by the exercise of stock warrants or options within 60 days as follows: Greg S. Barton, 38,023 shares, William L. Anthony 39,011 shares, Lincoln Heritage Life Insurance Company, 190,114 shares, Life of Boston Insurance Company 95,057 shares.


(2) Steven A. Lambrecht is the brother of Greg P. Lambrecht, the father of Corey A. Lambrecht and Scott I. Lambrecht and the uncle of Peter G. Charleston. Each of the Lambrechts and Mr. Charleston disclaims any beneficial interest in the shares held by the others.

(3) The Londen Insurance Group is the sole shareholder of the Lincoln Heritage Life Insurance Company. Lincoln Heritage Life Insurance Company owns 79% of the shares of Life of Boston Insurance Company.

         Security Ownership of Management


Title of          Name and Address of                         Amount and Nature of               Percent
Class             Beneficial Owner                            Beneficial Ownership               of Class
-----             ----------------                            --------------------               --------
Common            Colin Jones                                 368,250                            24.87%
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Greg P. Lambrecht                           360,750(2)                         24.37
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Steven A. Lambrecht                         197,500(2)                         13.34
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            William L. Anthony                          105,011(1)                          6.91
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Scott I. Lambrecht                           86,250(2)                          5.83
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            David S. Hodges                              19,011(1)                          1.27
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            James B. Stanley                             26,250                             1.77
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

Common            Robert H. Manschot                            5,000                             0.34
                  15651 N. 83rd Way #3
                  Scottsdale, AZ 85260

-------------------------------------------------------------------------------------------------------

Common            All Officers and Directors                1,168,022(1)(2)                      75.67%
                  as a group (8 persons)

(1) Includes shares which may be acquired by the exercise of options or warrants within 60 days as follows: William L. Anthony, 30,011 shares, David S. Hodges, 19,011 shares, Robert H. Manschot, 5,000 shares.


(2) Steven A. Lambrecht is the brother of Greg P. Lambrecht and the father of Corey A. Lambrecht and Scott I. Lambrecht. Each of the Lambrechts disclaims any beneficial interest in the shares held by the others.


         Shareholders and Voting Agreement. On January 1, 1997, PCI and the following shareholders entered a Shareholders and Voting Agreement: Greg P. Lambrecht, Colin A. Jones, Greg S. Barton, Dan C. Goldman and Pat Quadrelli. Between January 9 and 11, 1997, the following persons also agreed to be bound by the agreement: Scott I. Lambrecht, Peter G. Charleston, Mike Rocha, Murphy Pierson, Lorraine Shelley, Steven A. Lambrecht, Corey A. Lambrecht and James B. Stanley. On May 31, 1997,
the agreement was terminated by a majority vote of the board of directors and a majority vote of the total outstanding shares of PCI according to a provision of the agreement which allowed for voluntary termination by that means. Among other terms, the agreement (i) required the offer of the parties' shares to the other parties to the agreement or PCI prior to offering such shares to a third party,
(ii) required parties to maintain confidentiality of PCI confidential information, (iii) restricted any party from competing with PCI at any time the party held PCI shares, and (iv) contained a voting agreement to break a deadlock between an even number of directors by electing (an) additional director(s). Although the agreement stated that it would not apply to publicly registered shares, the agreement was terminated to avoid any potential restriction on PCI, as a party to the agreement, in this offering and to simplify legal and transfer agent procedures regarding future transfers of restricted shares.

                                INTERIM FINANCING

         Bridge Financing and Bridge Warrants. Between March and June 1997, 10 accredited investors loaned PCI a total amount of $1,000,000 bridge financing in cash or conversion of prior debt of CAN-AM. The Underwriter's Representative, W.B. McKee Securities, Inc., was PCI's consultant for the bridge financing. In return for their loans, the bridge investors received promissory notes from PCI and bridge warrants to purchase 361,215 shares of PCI Common Stock at 50% of the offering price or $2.63. The bridge warrants held by William B. McKee entitle him to purchase 19,011 shares at the offering price.

         The following sets forth the names of the bridge investors, the amount of their cash investment or the value of other consideration given, the number of shares of Common Stock that they are entitled to purchase under the bridge warrants, and the percentage of their beneficial ownership before and after the offering:

                                                              Number of          Percent        Percent
                                                              Common Shares      Owned          Owned
                                        Loan                  Entitled to        Prior to       After
Name                                    Amount                Purchase           Offering       Offering
----                                    ------                --------           --------       --------

Walter Adrushenko                       $   50,000            19,011             1.27               (6)

William L. Anthony(1)                   $   50,000            19,011             6.91(5)        3.07(5)

Greg S. Barton                          $  100,000(4)         38,023             7.44(5)        3.31(5)

Mary A. Davis                           $  100,000            38,023             2.50           1.11

David S. Hodges(1)                      $   50,000            19,011             1.27               (6)

Anthony Holden                          $   50,000            19,011             1.27               (6)

William B. McKee(2)                     $   50,000            19,011             1.27               (6)

Life of Boston Insurance                $  250,000            95,057             7.30(5)        3.31(5)
  Company(3)

Lincoln Heritage Life                   $  250,000            95,057            12.58(5)        5.88(5)
  Insurance Company(3)

Martin B. Perlman                       $   50,000            19,011             1.27             (6)
                                        ----------            ------

        Totals:                         $1,000,000            380,226

(1) Messrs. Anthony and Hodges are directors and consultants to PCI. See "Management."
(2)      Principal  of  W.B.   McKee   Securities,   Inc.,   the   Underwriter's
         Representative.
(3)      Beneficially owned and controlled by the Londen Insurance Group.
(4) Conversion of $100,000 debt of CAN-AM, valued by PCI as a $100,000 investment. See "Certain Transactions."
(5)      Includes other beneficial holdings of such persons as follows:  William
         L. Anthony, 86,000, Greg S. Barton, 75,000, Life of Boston Insurance Company, 20,000, Lincoln Heritage Life Insurance Company, 115,057.
(6)      Less than 1%.

         The bridge notes accrue eight percent (8%) annual interest until the closing of the offering under this prospectus. After the offering closes, the bridge notes bear interest at sixteen percent (16%). PCI intends to repay the bridge notes using proceeds from the offering.

         Proceeds from the bridge financing were used to purchase cigars, humidors and related items and capital equipment and pay salaries, business expenses and office costs, and professional and consulting fees.

         Delayed Offering By Warrant Holders. The holders of the bridge warrants, have the right to exercise those warrants on or after the first day that our shares are traded. However, the holders of the warrants to purchase all 380,226 shares have agreed that if they exercise the warrants they will not sell the underlying shares for twelve (12) months from the date of this prospectus, subject to regulatory or exchange modification or approval, without the prior approval of the Underwriter's Representative. From the end of the agreed-upon no-resale period and for the remainder of the exercise period of the warrants, we must include the shares underlying the warrants in any subsequent registration statement we file for any sale of our Common Stock or the warrant holders may demand that we register the shares underlying the warrants. This potential delayed offering would result in the resale of the shares underlying the warrants at some date between one and five years from the completion of this offering.

         PCI will not receive any proceeds from the delayed offering of the shares underlying the Bridge warrants. Shares being sold in the delayed offering may be sold from time to time in transactions (which may include block transactions by or for the account of the Bridge Warrant holders) in the over-the-counter market, on any market in which PCI shares are traded, including the Nasdaq SmallCap Market, the Boston Stock Exchange or in negotiated transactions, a combination of such methods or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods or otherwise, and securities may be transferred by gift.

         In the delayed offering, the sellers may sell their shares directly to purchasers, through broker-dealers acting as agents for the sellers, or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. The broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Under applicable SEC rules and regulations , namely Rule 102 of Regulation M, any person engaged in the distribution of our securities in the delayed offering may not simultaneously engage in market-making activities in our securities during the applicable "cooling-off" period (which runs from at least one and possibly five business days before the beginning of the distribution and continues until the distribution is over). This means that if we offer more shares of our Common Stock to the public at some future date, and the underwriters of the subsequent offering are also distributing the shares underlying the Bridge warrants, the underwriters will not be able to make a market in our shares during the applicable restrictive period. Note that for two years following the completion of this offering, the Underwriter's Representative in this offering has a right of first refusal to participate as underwriter, co- underwriter or placement agent for any public or private offering of our securities. However, the underwriters in this offering have not agreed to and are not obligated to act as broker-dealer in delayed offering of the shares underlying the selling shareholders' securities and the selling shareholders may be required, and in the event the underwriter in the delayed offering is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each selling shareholder that may sell in any delayed offering will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rule 102 of Regulation M, which may limit the timing of the purchases and sales of shares of PCI's securities by such selling shareholders.

         The selling shareholders and broker-dealers, if any, acting in connection with any delayed offering might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.

         We  have  informed  the  holders  of  the  bridge   warrants  that  the
anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market in any delayed offering. PCI has also informed the holders of the Bridge warrants of the need for delivery of copies of a current prospectus prior to any sale of their underlying shares in any delayed offering. PCI is unable to predict what effect the delayed offering by warrant holders may have on the then prevailing market price of PCI Common Stock.

                            DESCRIPTION OF SECURITIES

         General. PCI is authorized to issue 10,000,000 shares of Common Stock, no par value.

         Stock Split. On May 31, 1997, PCI's shareholders unanimously approved a three-for-one forward stock split ("3:1 Stock Split"). Each issued and outstanding share of PCI's Common Stock was reclassified as three shares of Common Stock, no par value. The 3:1 Stock Split did not affect the number of shares of Common Stock which may be acquired by the holders of the bridge warrants, because the anti-dilution provisions of the Bridge warrants are only affected by reclassifications which occur after the date of this prospectus.

         Common Stock. Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In any liquidation, each outstanding share entitles its holder to participate pro rata in the assets that remain after PCI pays liabilities. 1,480,500 shares of Common Stock are currently issued and outstanding, and upon completion of this offering, assuming the underwriters do not exercise their over-allotment option, 3,380,500 shares of Common Stock will be outstanding.

         Shareholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any other securities of PCI, nor are there any redemption or sinking fund provisions that relate to the Common Stock. All outstanding shares of Common Stock are, and the shares underlying all warrants and options will be validly issued, fully paid, and nonassessable have at the time PCI issues them.

         Arizona law allows shareholders to cumulate their votes for the election of directors. This means that shareholders may multiply the total number of shares they are entitled to vote by the total number of directors for whom they are entitled to vote, and may apply that product to elect a single director or distribute that product among two or more candidates. For example, at a meeting to elect three directors, a stockholder holding 100 voting shares could cast 300 votes for a single candidate, or could cast any combination totalling 300 votes for two or more candidates. Arizona's cumulative voting rights may allow shareholders holding a minority of PCI's shares a greater opportunity to elect a director even though management or larger shareholders control a substantial percentage of PCI's shares.

         Shares Eligible for Future Sale. Other than the outstanding shares of Common Stock issued in this offering, all of the presently issued and outstanding shares of Common Stock are "restricted securities" as that term is defined in SEC Rule 144. Rule 144 governs resales of restricted securities for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. PCI's affiliates may include our directors, executive officers and persons directly or indirectly owning 10% or more of our outstanding Common Stock. Under Rule 144, unregistered resales of restricted Common Stock cannot be made until the restricted Shares have been held for one year from the later of when the stock was acquired from PCI or an affiliate of PCI. Thereafter, shares of Common Stock may be resold without registration subject to

Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about PCI (the "Applicable Requirements"). Resales by PCI's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of (i) one percent of the then outstanding shares, or (ii) the average weekly reported trading volume during the four calendar weeks preceding each sale. A person who is not deemed an "affiliate" of PCI and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the Applicable Requirements.

         If a public market develops for PCI's Common Stock, PCI is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the Common Stock. None of the 1,480,500 presently outstanding shares of Common Stock will become eligible for sale under Rule 144 prior to December 31, 1997. Thereafter, at various times through March 10, 1998, all 1,480,500 shares of Common Stock will become eligible for sale pursuant to Rule 144.

         In addition, the holders of all 1,480,500 presently outstanding shares of Common Stock have agreed that they will not sell their shares for 18 months from the date of this Prospectus, without the prior approval of the underwriter.

         No Prior Market for Shares. Prior to the offering, there has been no public market for PCI shares. The offering price for the shares was determined through negotiations between us and the W.B. McKee Securities, Inc., and may not be indicative of the market price of the shares after the offering. We intend to list our Common Stock in The Nasdaq SmallCap Market(sm) and the Boston Stock Exchange and believe that we will be able to satisfy the current and proposed entry standards for those exchanges when we complete this Offering. If we are unable to satisfy the requirements for continued listing on Nasdaq or the Boston Stock Exchange, our shares will not be listed on those exchanges.

         In the event our shares are not listed on an exchange, trading, if any, would be conducted in the over-the-counter market in the so-called "pink sheets" or the OTC Bulletin Board, established for securities that do not meet The Nasdaq SmallCap Market(sm) listing requirements. Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of PCI, and lower prices and larger differences in bid and ask prices for our securities.

         If our securities are not listed on The Nasdaq SmallCap Market(sm) and/or the Boston Stock Exchange, they may become subject to Rule 15g-9 under the 1934 Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market.

         The SEC's regulations define a "penny stock" to be any equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to our shares if they are listed on The Nasdaq SmallCap Market(sm) or the Boston Stock Exchange and we provide certain price and volume information on a current and continuing basis or meet required minimum net tangible assets or average revenue criteria. We cannot assure you that our shares will qualify for exemption from these restrictions. If PCI shares were subject to the penny stock rules, the market liquidity for the shares could be severely adversely affected.

Transfer Agent

         The transfer agent ("Transfer Agent") for the Common Stock and warrant agent for the underwriter warrants is American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817, (303) 298-5370.

                                 DIVIDEND POLICY

         PCI has never declared or paid a cash dividend on its shares. We currently intend to retain any earnings to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future. PCI's Board of Directors will determine whether to pay cash dividends based upon our results of operations, cash flows, financial condition and liquidity.

                                  UNDERWRITING

         CERTAIN PERSONS WHO PARTICIPATE IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING PURCHASES OF SHARES TO MAINTAIN THEIR MARKET PRICE, PURCHASES TO COVER SOME OR ALL OF THE UNDERWRITERS' SHORT POSITION IN THE SHARES AND THE IMPOSITION OF PENALTY BIDS. See "Plan of Distribution."

         Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below have severally agreed to purchase from PCI the following number of shares set forth opposite their names at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus:

                 Underwriter                         Number of Shares
                 -----------                         ----------------

                 W.B. McKee Securities, Inc.           950,000
                 Kashner Davidson Securities Corp.     950,000
                                                     ---------

                       Total                         1,900,000
                                                     =========

         The  Underwriting  Agreement  provides  that  the  obligations  of  the underwriters are subject to certain conditions precedent and that the underwriters will purchase all shares offered in this offering if any of the shares are purchased.

         W.B. McKee Securities, Inc. as underwriter's representative advised PCI that the underwriters will offer the shares they purchase directly to the public at the offering price on the cover page of this prospectus and to certain dealers at a price that represents a concession of $.2625 per Share, or 5.0% per Share. The underwriter's representative also advised PCI that it will not sell any of the shares to accounts over which it exercises discretionary authority, but that certain dealers may do so. After the initial public offering of the shares, the underwriters may change the offering price and the selling terms.

         We granted the underwriter's representative, an over-allotment option exercisable not later than 45 days after the date of this prospectus to purchase up to 285,000 shares (equal to 15% of the number of shares sold in the offering), at the public offering price, less the underwriting discounts and commissions listed on the cover page of this prospectus, solely for the purpose of covering any over-allotments.

         We agreed to pay the underwriter's representative a non-accountable expense allowance of 3% of the offering proceeds from the sale of the shares. We estimated the expense allowance at $299,250, $25,000 of which has already been paid, or $344,138 if the underwriter's representative exercises the over-allotment option.

         At the closing of this offering, PCI will sell to the underwriter's representative, at a price of $.01 each, representative's warrants to purchase up to 190,000 shares (one share for every ten shares sold in this offering) which includes 19,011 bridge warrants issued to William B. McKee. Each representative's warrant will be exercisable for a four-year period, commencing one year from the date of this prospectus, at an exercise price equal to $8.40 per share (160% of the public offering price of the shares). We will issue one share of Common Stock upon exercise of each representative's warrant. The representative's warrants will contain anti-dilution provisions providing for appropriate adjustments in any recapitalization, reclassification, stock dividend, stock split or similar transaction by PCI. The representative's warrants do not entitle the Representative to any rights as a shareholder of PCI until the underwriter's representative exercises them. The representative's warrants may only be transferred to officers and employees of the underwriter's representative who are also shareholders of the underwriter's representative.

         For the exercise period of the representative's warrant, the holder(s) will have the opportunity to profit from a rise in the market value of the Common Stock, which will dilute the interest of the other PCI shareholders. We expect that the holder(s) of the representative's warrants will exercise them at a time when PCI would, in all likelihood, be able to obtain any capital it needs from an offering of its unissued Common Stock on terms more favorable to PCI than the terms in the representative's warrant, which may adversely affect the terms on which PCI can obtain additional financing.

         We have granted certain demand and piggyback registration rights for the Common Stock underlying the representative's warrants. On one occasion, at the underwriter's representative's request, at any time during the five-year period commencing one year after the date of this prospectus, PCI will prepare and file a post-effective amendment or new registration statement permitting the sale of the representative's warrants and/or underlying securities and use its best efforts to keep the registration statement effective under the Securities Act for a nine-month period following the effective date. We will bear the cost of that amendment or registration statement. Also, if PCI files an equity offering registration statement under the Securities Act at any time during the five-year period following the date of this prospectus, the holders of the representative's warrants or underlying securities will include in such registration statement all or part of the underlying securities at the request of the holders.

         PCI, any selling security holders and the underwriter's representative have agreed to indemnify each other against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. The indemnification is limited or unavailable in certain circumstances, including where legally unavailable.

         All of the present shareholders of PCI have agreed not to offer, sell or otherwise dispose of all of their outstanding Common Stock or Common Stock issuable upon exercise of options for a period of 18 months after completion of this offering without prior consent of the underwriter's representative. See "Principal Shareholders."

         Upon closing of the Offering, the Representative will have the right to select one member of the Board of Directors to serve for a five (5) year term. PCI does not currently maintain key-man life insurance on any of its employees, but the terms of our agreement with the underwriters require us to maintain $1,000,000 in key-man life insurance on Steven A. Lambrecht at least until March 31, 2002.

         The previous paragraphs are a brief summary of the terms of the Underwriting Agreement and is not complete. A copy of the Underwriting Agreement is on file with the SEC as an exhibit to the INFORMATION."registration statement. See "Available Information."

                              PLAN OF DISTRIBUTION

         In connection with this offering, the underwriters' selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of our shares. These transactions may include stabilization transactions permitted by Rule 104 of Regulation M, under which persons may bid for or purchase shares to stabilize its market price. The underwriters may also create a "short position" for their own account by selling more shares in the offering than they are committed to purchase, and in that case they may purchase shares in the open market after this offering is completed to cover all or a part of their short position. The underwriters' representative may also cover all or a portion of their short position, up to 285,000 shares, by exercising their over-allotment option described above and on the cover of this prospectus. Also, W.B. McKee Securities, Inc., on behalf of the underwriters, may impose "penalty bids," under contractual arrangements with the underwriters, that allow it to reclaim from an underwriter (or dealer participating in this offering) for the account of the other underwriters, the selling concession on the shares that the underwriters distribute in the offering but later purchase for their account in the open market. Any of these transactions may maintain the price of the shares at a higher level than the level which the shares might otherwise bear in the open market. None of these transactions is required, and if the underwriters, selling agents or others engage in the transactions, they may also stop at any time.

                                  LEGAL MATTERS

         Titus, Brueckner & Berry, P.C., 7373 North Scottsdale Road, Scottsdale Centre, Suite B-252, Scottsdale, Arizona 85253, counsel for PCI, will give their opinion that the shares of Common Stock offered in this Prospectus are validly authorized and issued. Streich Lang, P.A., Renaissance One, Two North Central Avenue, Phoenix, Arizona 85004, has represented the underwriter's representative in connection with this Offering.

                                     EXPERTS


         The financial statements of PCI included in this prospectus have been audited by Semple & Cooper, LLP, independent certified public accountants, as stated in their report which immediately precedes the financial statements. We include the financial statements in reliance on Semple & Cooper, LLP's report, which was given on that firm's authority as experts in accounting and auditing.

                                    GLOSSARY


Applicable Requirements    Resale  restrictions  required by SEC Regulation  ss.
                           230.144  ("Rule  144"),   including  holding  period,
                           volume limitation, aggregation, broker transaction, notice filing and availability of public information requirements.

Bridge warrants            Warrants to purchase  shares of PCI's Common Stock at
                           50% of the offering price, except that the exercise price for William B. McKee's warrants is $5.25.

Bridge financing           Interim  financing of $1,000,000  from nine investors
                           between March and June 1997; Investors received a promissory note for the amount of their investment and a warrant to purchase shares of PCI's Common
                           Stock.


CAN-AM CAN-AM International Investments Corp., a British Columbia (Canada) corporation and wholly-owned subsidiary of PCI. All of PCI's Canadian cigar operations are conducted through CAN-AM.

EPA                        The U.S. Environmental Protection Agency.

Exchange Act               The Securities Exchange Act of 1934, as amended.

FDA                        The U.S. Food and Drug Administration.

FTC                        The Federal Trade Commission.

J&M J&M Wholesale, Ltd., a British Columbia (Canada) corporation wholly-owned and controlled by Colin A. Jones, who is an officer and director of CAN-AM and an officer, director and controlling shareholder of PCI.

Master agreement           A form  retailer or regional  distribution  agreement
                           that PCI negotiated with a major convenience store chain, which is approved for use by retail stores or regional distribution centers within the chain, but which must be accepted by each individual store or distribution region which wishes to participate in the PCI Cigar Program.


Merchandising              Full-service,  in-store  support of a retail location
                           including cleaning, supplying and maintaining the humidor, rotating stock and providing training to store management and personnel.

NACS                       National Association of Convenience Stores.


Nasdaq SmallCap Market(sm) An interdealer quotation system for smaller companies operated by Nasdaq. Nasdaq The National Automated Dealer Quotation System operated by The Nasdaq Stock Market, Inc.

Offering price             The  price  per  share  printed  on the cover of this
                           prospectus.

Offering PCI's initial public offering of its shares under this prospectus and registered under its registration statement on Form SB-2.

Over-allotment option      Options  that  PCI has  granted  to the  underwriter,
                           exercisable  for  45  days  from  the  date  of  this
                           Prospectus,  to purchase up to an additional  285,000
                           Shares to cover excess allotments .

PCI                        Premium Cigars International, Ltd.

PCI Cigar Program          PCI's  cigar distribution  program, including premium
                           and mass market cigars, humidors, service, training and sales.

Prospectus                 This document.


Registration  statement    PCI's registration  statement on Form SB-2 filed with
                           the SEC as of the date of this prospectus, which includes exhibits and other information that is not included in this prospectus.

Representative's warrants  Warrants to purchase  170,989  Shares  exercisable at
                           160% of the Offering Price; issued to the Underwriter as additional compensation.


Rose Hearts                Rose Hearts,  Inc, a Washington  corporation  that is
                           wholly-owned and controlled by Greg P. Lambrecht, who is an officer and director of CAN-AM and an officer and controlling shareholder of PCI.

SEC                        The Securities and Exchange Commission.

Securities Act             The Securities Act of 1933, as amended.

Shares                     Shares of PCI's Common Stock, no par value.

3:1  stock split           A 3:1 forward split of PCI's Shares approved by PCI's
                           shareholders on May 31, 1997.

Transfer agent and         American Securities Transfer & Trust, Inc.
warrant agent

Underwriters               W.B.  McKee   Securities,   Inc.,   Kashner  Davidson
                           Securities Corp and others who may be named in a syndicate of co-underwriters.

Underwriter's              W.B. McKee Securities, Inc.
representative

Underwriting  discount     Compensation to the  underwriter's  representative in
                           the  form  of  a  10%   discount   of   underwriter's
                           representative's  purchase  price  from the  Offering
                           Price.


"We"                       Premium Cigars International, Ltd.

                             ADDITIONAL INFORMATION


         PCI filed a registration statement on Form SB-2 with the SEC relating to the securities offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about PCI and the securities we are offering in this prospectus, refer to the registration statement and its exhibits. The statements we make in this prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about all such contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement.


                              FINANCIAL STATEMENTS

Index to Financial Statements

Independent Auditor's Report .............................................   F-2
Consolidated Balance Sheet ...............................................   F-3
Consolidated Statement of Operations .....................................   F-4
Consolidated Statement of Changes in Stockholders' Equity ................   F-5
Consolidated Statement of Cash Flows .....................................   F-6
Notes to Consolidated Financial Statements ...............................   F-7

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To The Board of Directors of
Premium Cigars International, Ltd.


We have audited the accompanying consolidated balance sheet of Premium Cigars International, Ltd. and Subsidiary as of March 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from the date of inception, June 1, 1996 through March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premium Cigars International, Ltd. and Subsidiary as of March 31, 1997, and the results of its operations, changes in stockholders' equity, and its cash flows for the period from the date of inception, June 1, 1996 through March 31, 1997, in conformity with generally accepted accounting principles.


Semple & Cooper, L.L.P.

Phoenix, Arizona
June 18, 1997

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 1997

                                     ASSETS

Current Assets:
   Cash and cash equivalents (Note 1)                                 $  53,018
   Accounts receivable (Notes 1 and 2)
     - trade                                                             64,300
     - related parties                                                    8,497
   Inventory (Notes 1 and 3)                                            126,337
   Prepaid expenses                                                      15,607
                                                                      ---------

        Total Current Assets                                            267,759
                                                                      ---------

Property and Equipment, Net (Notes 1 and 4)                              23,055
                                                                      ---------
Other Assets:
   Humidors, net (Note 1)                                                60,486
   Notes receivable - related parties (Note 2)                           86,225
   Organizational costs, net (Note 1)                                    32,386
   Deferred costs (Note 1)                                               53,550
                                                                      ---------
                                                                        232,647
                                                                      ---------

                                                                      $ 523,461
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Note payable (Note 5)                                              $  50,000
   Notes payable - related parties, current portion (Note 2)             19,641
   Accounts payable - trade                                             109,254
   Accrued expenses
     - tobacco taxes                                                    100,333
     - other                                                             70,700
                                                                      ---------

        Total Current Liabilities                                       349,928
                                                                      ---------
Long-Term Liabilities:
   Notes payable - related parties, long-term portion (Note 2)          110,000
                                                                      ---------

Commitments: (Note 7)                                                      --
                                                                      ---------
Stockholders' Equity:(Note 8)
   Common stock - no par value, 10,000,000 shares authorized,
     1,480,500 shares issued and outstanding                            217,050
   Accumulated deficit                                                 (153,517)
                                                                      ---------
Total Stockholders' Equity                                               63,533
                                                                      ---------

        Total Liabilities and Stockholders' Equity                    $ 523,461
                                                                      =========
                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   For The Period From The Date of Inception,
                       June 1, 1996 Through March 31, 1997

Net Sales                                                           $   845,571

Cost of Sales                                                           643,790
                                                                    -----------

Gross Profit                                                            201,781
                                                                    -----------

Selling, General and Administrative                                     333,776
                                                                    -----------

Loss from Operations                                                   (131,995)
                                                                    -----------

Other Income (Expense):
  Interest Expense                                                      (21,292)
  Other                                                                     963
  Foreign currency transaction loss                                      (1,193)
                                                                    -----------
                                                                        (21,522)
                                                                    -----------

Net Loss                                                            $  (153,517)
                                                                    ===========

Loss per Share (Note 1)                                             $      (.10)
                                                                    ===========

Weighted Average Number of Shares Outstanding                         1,480,500
                                                                    ===========
                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                   For The Period From The Date of Inception,
                       June 1, 1996 Through March 31, 1997


                                  Common Stock                         Total
                               ------------------    Accumulated   Stockholders'
                               Shares      Amount      Deficit        Equity
                               ------      ------      -------        ------

Balance, June 1, 1996             --     $    --     $    --        $    --

Shares issued for
  cash                       1,450,500     207,050        --          207,050

Shares issued for
  services                      30,000      10,000        --           10,000

Net loss                          --          --      (153,517)      (153,517)
                             ---------   ---------   ---------      ---------
Balance, March 31,
  1997                       1,480,500   $ 217,050   $(153,517)     $  63,533
                             =========   =========   =========      =========

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   For The Period From The Date of Inception,
                       June 1, 1996 Through March 31, 1997

Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
   Cash received from customers                                       $ 782,234
   Cash paid to suppliers and employees                                (827,701)
   Interest paid                                                        (21,292)
                                                                      ---------
          Net cash used for operating activities                        (66,759)
                                                                      ---------
Cash flows from investing activities:
   Purchase of property and equipment                                   (23,302)
   Purchase of humidors                                                 (71,451)
   Disbursements for notes receivable - related parties                 (86,225)
   Organizational costs                                                 (32,386)
   Deferred offering costs                                              (53,550)
                                                                      ---------
          Net cash used by investing activities                        (266,914)
                                                                      ---------
Cash flows from financing activities:
   Proceeds from notes payable                                           50,000
   Proceeds from note payable - related party                           129,641
   Proceeds from issuance of common stock                               207,050
                                                                      ---------
          Net cash provided by financing activities                     386,691
                                                                      ---------
Net increase in cash and cash equivalents                                53,018

Cash and cash equivalents at beginning of period                           --
                                                                      ---------

Cash and cash equivalents at end of period                            $  53,018
                                                                      =========
Reconciliation of Net Loss to Net Cash used for
  Operating Activities:

Net Loss                                                              $(153,517)
                                                                      ---------
Adjustments to reconcile net loss to net cash used for operating activities:
    Depreciation and amortization                                        11,212
    Stock issued for services                                            10,000

Changes in Assets and Liabilities:
    Accounts receivable
      - trade                                                           (64,300)
      - related parties                                                  (8,497)
    Inventory                                                          (126,337)
    Prepaid expenses                                                    (15,607)
    Accounts payable
      - trade                                                           109,254
    Accrued expenses
      - tobacco taxes                                                   100,333
      - other                                                            70,700
                                                                      ---------
                                                                         86,758
                                                                      ---------

Net cash used for operating activities                                $ (66,759)
                                                                      =========
                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

        Nature of Operations:


        Premium Cigars International, Ltd. (the "Company") is a Corporation organized under the laws of the State of Arizona on December 16, 1996. CAN-AM International Investments Corp. (CAN-AM), a British Columbia Canadian corporation, was incorporated on June 20, 1996. The Company acquired all of the outstanding stock of CAN-AM on December 31, 1996. The principal business purpose of the Company is the distribution of premium cigars using countertop humidors in convenience stores, grocery stores and other retail outlet markets. The Company conducts business throughout the United States. The Company's wholly-owned subsidiary, CAN-AM, operates throughout greater Canada. The Company has elected a March 31 fiscal year end.


        Significant Transactions:

        Prior to January 1, 1997, CAN-AM acquired all existing cigar accounts, cigar related inventory, humidors, other assets and the related trade accounts payable and tobaco tax liabilities from J&M Wholesale, Ltd. and Rose Hearts, Inc. These corporations were owned by the principal stockholders of Premium Cigars International, Ltd. As all acquisitions and account purchases were consummated within a controlled group, the cigar operations of J&M Wholesale, Ltd. and Rose Hearts, Inc. are included in the accompanying financial statements from the date of commencement of cigar sales, June 1, 1996.

        Principles of Consolidation:

        The consolidated financial statements include the activity of Premium Cigars International, Ltd., together with its wholly-owned subsidiary, CAN-AM, and its predecessors cigar related activity of J&M Wholesale, Ltd. and Rose Hearts, Inc. The activity of CAN-AM and its predecessors is included in the consolidated financial statements from the date of commencement of cigar operations, June 1, 1996. All significant intercompany accounts and transactions have been eliminated.

        Pervasiveness of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and Cash Equivalents:

        Cash equivalents are considered to be all highly liquid investments purchased with a maturity of three (3) months or less.

        Accounts Receivable - Trade:

        Accounts receivable - trade represents amounts earned but not collected in connection with the sale of cigars and cigar accessories.

        The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense as a percentage of accounts receivable based on a review of individual accounts outstanding. In the opinion of the management, all accounts receivable outstanding at March 31, 1997, are considered fully collectible and therefore, no allowance has been provided for potentially uncollectible accounts receivable.

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        Inventory:

        Inventory quantities and valuation were determined based upon a physical count, and pricing of same at March 31, 1997. Inventory is stated at the lower of cost, first-in, first-out method, or market. Inventory quantities are reviewed for obsolescence periodically.

        Property and Equipment:

        Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method, over the following estimated useful lives.

                     Equipment                     5-7 years
                     Furniture and fixtures        5-7 years

        Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Depreciation expense was $247 for the period from the date of inception, June 1, 1996 through March 31, 1997.

        Humidors:

        Humidors are used primarily to display cigars available for sale at retail outlets. The humidors are being amortized ratably over a two (2) year period. For the period from the date of inception, June 1, 1996 through March 31, 1997, amortization expense was $10,965.

        Organization Costs:

        Organization costs consist of costs incurred in relation to the formation of the Corporation and its wholly-owned subsidiary. These costs are being amortized ratably over five (5) years.

        Deferred Costs:

        Deferred costs primarily represent costs incurred in connection with the Company's proposed Initial Public Offering of its common stock and will be offset against the proceeds of the offering, or expensed if not successful.

        Income Taxes:

        Deferred income taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        Translation of Foreign Currencies:

        Account balances and transactions  denominated in foreign currencies and
        the  accounts  of  the  Corporation's   foreign   operations  have  been
        translated into United States funds, as follows:

                Assets and liabilities at the rates of exchange prevailing at the balance sheet date;

                Revenue and expenses at average exchange rates for the period in which the transaction occurred;

                Exchange  gains  and  losses   arising  from  foreign   currency
                transactions are included in the determination of net earnings for the period;

                Exchange gains and losses arising from the translation of the Corporation's foreign operations are deferred and included as a separate component of stockholders' equity.

        Loss Per Share:

        During the period ended March 31, 1997, the Company's Board of Directors approved an Initial Public Offering of its common stock. The Initial Public Offering price to the public is expected to be $5.01 per share. Pursuant to the Securities and Exchange Commission rules, common stock issued for consideration below the $5.01 per share Initial Public Offering price during the twelve (12) months prior to filing the Registration Statement, have been included in the weighted average number of shares outstanding from the beginning of the period.

2.      Related Party Transactions:

        Accounts Receivable - Related Parties:

        Accounts receivable - related parties as of March 31, 1997 are, in the opinion of management, short-term in nature and are non-interest bearing.

        Notes Receivable - Related Parties:

        As of March 31, 1997, notes receivable - related parties are comprised of 6% interest bearing notes from the principal stockholders in the amount of $86,225. The notes receivable are due on March 31, 1999.

        Notes Payable - Related Parties:

        At March 31, 1997, notes payable related parties consist of the following:

        Non-interest bearing note to a stockholder, due on demand;
        unsecured                                                    $  19,641

        36% interest bearing note to a stockholder, with monthly
        interest-only payments, due May, 1998; unsecured               110,000
                                                                     ---------
                                                                       129,641
        Less: current portion                                          (19,641)
                                                                     ---------

                                                                     $ 110,000
                                                                     =========

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.      Related Party Transactions: (Continued)

        Notes Payable - Related Parties: (Continued)

        For the period from the date of inception, June 1, 1996 through March 31, 1997, the Company incurred interest expense in relation to the above notes payable from related parties in the approximate amount of $19,800.

        Subsequent Related Party Transactions:

        Subsequent to the balance sheet date, the following related party transactions occurred:

        The Company paid $10,000 of principal on the $110,000 note payable to a stockholder, and converted the remaining balance into additional bridge financing, with terms in accordance therewith (See Note 12).


        The Company entered into a distributorship agreement with a related entity allowing for payments of ten percent (10%) to twenty-two percent (22%) of the sales price as an account servicing fee. Although the Company has no other similar distributor agreements at this time, it is managements belief that the distribution fee represents a reasonable cost if the services were to be performed by an independent party.


3.      Inventory:

        As of March 31, 1997, inventory consists of the following:

        Cigars                                                          $124,684
        Cigar accessories                                                  1,653
                                                                        --------

                                                                        $126,337
                                                                        ========

4.      Property and Equipment:

        At March 31, 1997, property and equipment consists of the following:

        Equipment                                                      $  3,090
        Furniture and fixtures                                           10,212
                                                                       --------
                                                                         13,302
        Less: accumulated depreciation                                     (247)
                                                                       --------
                                                                         13,055
        Equipment held for sale                                          10,000
                                                                       --------

                                                                       $ 23,055
                                                                       ========

5.      Note Payable:

        As of March 31, 1997, the note payable consists of a $50,000 operating line of credit with Biltmore Investors Bank, with interest at two percent (2%) above the lenders index rate. The note is due December 18, 1997, and is secured by various assets.

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.      Income Taxes:

        At March 31, 1997, the Company has available approximately $150,000 of U.S operating loss carryforwards that may be applied against future taxable income and will expire in 2012. In addition, the Company has a Canadian net operating loss carryforward in the approximate amount of $25,000, expiring through 2004.

        The Company has established a valuation allowance equal to the full amount of the deferred tax asset of approximately $70,000, resulting from the loss carryforwards. The Company established an allowance because the utilization of the loss carryforwards is uncertain.

7.      Commitments:

        Employment Agreements:

        The Company has entered into employment agreements with three (3) officers of the Corporation. The agreements are cancellable at any time by either party. The Company has agreed to pay two (2) of the officers a management fee in the amount of $80,000. The fee is to be paid over a sixteen (16) month period. In addition, the Company has retained a consultant to assist with the Initial Public Offering, for a minimum fee of $62,400.

        Operating Leases:

        The Company leased office and warehouse space in Scottsdale, Arizona in May, 1997, under a non-cancellable operating lease agreement, expiring May 31, 1999. The terms of the lease provide for monthly payments ranging from $5,878 to $7,134. The lease terms also require the Company to pay common area maintenance, taxes, and certain other incidental costs.

        A   schedule   of  future   minimum   lease   payments   due  under  the
        non-cancellable  operating  lease  agreements for each of the next three
        (3) years, is as follows:

                   Year Ending
                    March 31,                               Amount
                    ---------                               ------

                      1998                                $ 75,521
                      1999                                  85,270
                      2000                                  14,268
                                                          --------

                                                          $175,059
                                                          ========

        As this lease was executed subsequent to the year end, there was no rent expense under the aforementioned operating lease agreement for the period from the date of inception, June 1, 1996 through March 31, 1997.

8.      Stockholders' Equity:

        Common Stock Split:

        In May, 1997,  the Company  declared a three for one split of its common
        stock.  The   accompanying   consolidated   financial   statements  give
        retroactive effect to the stock split.

        Proposed Offering:

        The  Company  is  currently  in  the  process  of  filing  a  Form  SB-2
        Registration Statement with the Securities and Exchange Commission to register its common stock for sale to the public. The offering is intended to issue 1,900,000 common shares at $5.25 per share.

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

 9.     Foreign Currency:

        Foreign currency transactions resulted in an aggregate exchange loss of $1,193 for the period from the date of inception, June 1, 1996 through March 31, 1997. Foreign currency translation gains or losses were immaterial for the period.

10.     Statements of Cash Flows:

        Non-Cash Financing and Investing Activities:

        During the period ended March 31, 1997, the Company recognized a financing activity that affected its assets, liabilities and equity, but did not result in cash receipts or payments. This non-cash activity is as follows:

                Issuance of 30,000 shares of common stock valued at $10,000 for services rendered.

11.     Economic Dependency:

        For the period from the date of inception, June 1, 1996 through March 31, 1997, the Company's largest supplier accounted for approximately seventy-one percent (71%) of the Company's cigar purchases. As of March 31, 1997, this supplier had an account payable balance of approximately $15,000.

        For the period from the date of inception, June 1, 1996 through March 31, 1997, the Company's largest customer accounted for approximately eighty-two percent (82%) of the Company's sales. As of March 31, 1997, there are accounts receivable of approximately $50,000 due from this customer.

12.     Subsequent Events:

        In April 1997, the Company obtained a $650,000 bridge financing loan, with interest at 8% per annum, and net proceeds of $585,000 due the earlier of the date of the closing of an Initial Public Offering, or six
        (6) months after the offering date, with interest at 16% per annum after this period if not paid in full. In addition, $100,000 of related party debt was converted to the same terms as the bridge financing. In June, 1997, an additional $250,000 of bridge financing loans were made, with net proceeds of $225,000, under the same terms. The bridge financing also allows the debt holder to exercise a warrant to buy common stock at fifty percent (50%) of the proposed Initial Public Offering price, with the number of shares equal to the financing amount divided by the exercise price.

        In April, 1997, the Company paid its line of credit in full and terminated the agreement.

[INSIDE BACK COVER]

[picture of race car driver Arie Luyendyk in Indy 500 winner's circle with helmet bearing PCI logo]

[caption] Arie Luyendyk, winner of 1997 Indy 500, in winner's circle with PCI logo on helmet.

[picture of Luyendyk's helmet with PCI logo (no caption)]

[picture of Luyendyk driving Indy 500 race car (no caption)]

[PCI logo (no caption)]

[background picture of lit cigar (no caption)]

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY PCI OR BY THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WAS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF PCI OF THE FACTS HEREIN SET FORTH SINCE THE DATE OF THIS PROSPECTUS.

                               -------------------

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----


Prospectus Summary ........................................................    1
Summary Consolidated Financial Information ................................    4
Risk Factors ..............................................................    5
Use of Proceeds ...........................................................   15
Capitalization ............................................................   17
Dilution ..................................................................   17
Selected Historical and Pro Forma Consolidated Financial Information ......   21
Management's Discussion and Analysis of Results of Operations .............   22
Business ..................................................................   25
Management ................................................................   43
Certain Transactions ......................................................   48
Principal Shareholders ....................................................   51
Interim Financing .........................................................   55
Description of Securities .................................................   58
Dividend Policy ...........................................................   60
Underwriting ..............................................................   60
Legal Matters .............................................................   62
Experts ...................................................................   62
Glossary ..................................................................   63
Additional Information ....................................................   64
Financial Statements ......................................................   65
                               -------------------


UNTIL ______________, 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

         We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. Our fiscal year ends on March 31.

         We will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         See also "Management," "Indemnification of Directors and Officers."

         PCI's Articles of Incorporation provide that no director or former director shall be liable to PCI or its shareholders for monetary damages or for breach of fiduciary duty or for any action taken or any failure to take any action as a director or officer. The Articles continue that the liability of directors is limited or eliminated to the fullest extent permitted by law and provide that no repeal or modification of such limitation of liability may adversely affect any right or protection of a director or officer existing at the time of such repeal or modification.


         Generally, Arizona statutory law permits indemnification of an officer or director if such individual acted in good faith and with respect to conduct of an official capacity, in a manner he or she reasonably believed to be in the best interests of the corporation and in all other cases, at least not opposed to the corporation's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may never indemnify any director who is adjudged liable to the corporation or who is adjudged, regardless of the nature of the proceeding, liable on the basis that the director received an improper personal benefit. Unless a corporation's articles of incorporation provide otherwise, a corporation must indemnify a director or officer who is the prevailing party on merits or otherwise for the director's or officer's reasonable expenses in the defense of a proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation. PCI has not entered any agreement with its current directors and executive officers pursuant to which it is obligated to indemnify those persons.

         At present, PCI is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of PCI in which indemnification would be required or permitted.


         We also refer you to Section 8 of the Underwriting Agreement included at Exhibit 1.1, which we incorporate to this disclosure by this reference. The indemnification provisions relate to our officers and directors and the underwriter's representative which has potential control over PCI because it can nominate a director for a five year period from the completion of this Offering. That Section grants extensive indemnification rights from us to the underwriter's representative and certain of its affiliates and requires the underwriter's representative to indemnify us and our directors, officers and affiliates under certain circumstances. We qualify this entire summary of the Underwriting Agreement indemnification provisions by referring you to that document directly, but in general:

         We must indemnify the underwriter's representative and affiliates if they become subject to claims under the Securities Act issue, or otherwise, and the claims are:

         (i) based on our failure to perform our obligations under agreements with the underwriter's representative, or

         (ii) based on untrue or alleged untrue statements in the registration statement or any preliminary or final prospectus, or material omissions or alleged material omissions in those documents, unless we were relying on certain written information that the underwriter's representative or certain affiliates provided us; and

         The underwriter's representative must indemnify us, our officers, directors and affiliates if we become subject to claims under the Securities Act or otherwise, and the claims are:

         (i) based on the underwriter's representative's or certain affiliates' failure to perform our obligations under agreements with us, or

         (ii) based on untrue or alleged untrue statements in the registration statement or any preliminary or final prospectus, or material omissions or alleged material omissions in those documents, if we were relying on certain written information that the underwriter's representative or certain affiliates provided us.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


               SEC registration fee .................   $  4,158

               Blue sky filing fees .................   $ 42,000*

               Transfer agent and engraving fees ....   $    750

               Accounting fees ......................   $ 80,000*

               NASD corporate finance filing fee ....   $  1,875

               Boston Stock Exchange listing fee ....   $  7,500

               Nasdaq SmallCap Market(sm) listing fee   $  8,481

               Legal fees ...........................   $175,000*

               Printing and engraving costs .........   $ 50,000

               Miscellaneous ........................   $  5,236*
                                                        ========

                    Total ...........................   $375,000*

-----------------------

* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is information concerning the issuance by PCI of its securities since its organization in December 1996 (other than securities issued in this Offering). All such securities are restricted securities and the certificates bear restrictive legends. All share issuances are adjusted to reflect the effect of the 3:1 Stock Split. In each of the transactions for which we assert exemption from registration under Section 4(2) of the Act, with the exception of the shares issued to Mike Rocha, the purchaser executed some form of written subscription offer or agreement which contained representations about the unregistered nature of the shares, their access to full information regarding the corporation and the shares, their understanding regarding the restrictions on transfer of the shares and their intent to acquire the shares for investment purposes only and not with a view to resale.

         (a) In connection with PCI's acquisition of all of the issued and outstanding shares of CAN-AM on December 31, 1996, aggregated with additional shares issued for the same consideration on January 9, 1997, PCI issued 817,500 shares of Common Stock to the following founders, employees or consultants in a stock-for-stock transaction for certain class "A" (non-voting) and Class "B" (voting) shares of CAN-AM:

         Name                      Shares          Consideration
         ----                      ------          -------------

         Greg P. Lambrecht         363,750               95 CAN-AM "A" Shares
                                                          1 CAN-AM "B" Share
         Colin A. Jones            371,250               95 CAN-AM "A" Shares
                                                          1 CAN-AM "B" Share
         Greg S. Barton             22,500                6 CAN-AM "A" Shares
         Daniel C. Goldman          52,500                4 CAN-AM "A" Shares
         Pat Quadrelli               7,500                2 CAN-AM "A" Shares
                                    -------              --------------------
                 Totals:           817,500 Shares        $1,000 Value to PCI

         The issuance of the Common Stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and each purchaser was a "sophisticated" or otherwise suitable investor within the meaning of that exemption. Each purchaser was given full access to financial and other information concerning PCI and the shares. In addition at the time of the issuance, Greg P. Lambrecht and Colin A. Jones were PCI promoters and the owners of entities which sold cigar operations to PCI. Greg S. Barton was a $100,000 creditor of CAN-AM and a creditor of Rose Hearts, which also on December 31, 1996 sold its cigar operations to PCI. Daniel C. Goldman was a financial consultant to Rose Hearts, J&M and CAN-AM and PCI and a PCI director from January 9, 1997 to February 17, 1997. Pat Quadrelli was a lender to CAN-AM prior to the time that it was acquired by PCI. As set forth in PCI's consolidated financial statements for the fiscal year ended March 31, 1997, the cost of the net assets to J&M and Rose Hearts and the amount at which CAN-AM acquired the net assets was the same as its historical net cost in J&M and Rose Hearts. The combined cost, net of liabilities assumed, was approximately $1,000.

         (b) On January 9, 1997, PCI issued 15,000 shares of Common Stock to Mike Rocha as compensation for past services provided to PCI and which PCI valued at $5,000. The issuance of the Common Stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and each purchaser was a "sophisticated" or otherwise suitable investor within the meaning of that exemption. Each purchaser was given full access to financial and other information concerning PCI and the shares. In addition, at the time of the issuance, Mr. Rocha was an employee of Rose Hearts and a consultant to PCI.

         (c) From January 9 to 12, 1997, PCI issued shares of Common Stock to certain directors, officers, employees, consultants and accredited investors for cash as follows:

                 Name                         Shares   Consideration
                 ----                         ------   -------------

                 Lorraine Shelley             82,500        $ 27,200
                 Kathy Keil                   82,500        $ 27,200
                 Scott I. Lambrecht           86,250        $ 25,500
                 Steven A. Lambrecht          82,500        $ 27,200
                 Corey A. Lambrecht           75,000        $ 27,200
                 James B. Stanley             11,250        $ 10,000
                 Greg S. Barton               52,500        $ 50,000
                                            --------        --------
                                   Total:    472,500        $194,300

         The issuance of the Common Stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and each purchaser was a "sophisticated" or otherwise suitable investor within the meaning of that exemption. Each purchaser was given full access to financial and other information concerning PCI and the shares. In addition, at the time of issuance, Scott I. Lambrecht and Steven A. Lambrecht were PCI directors, Lorraine Shelley was a director,

Secretary and Treasurer who, along with Kathy Keil, were PCI consultants who owned a convenience store distributorship that previously worked with Rose Hearts in handling its accounts, Corey A. Lambrecht was a Senior Account Executive for PCI and the brother and son of directors Scott I. Lambrecht and Steven A. Lambrecht, James B. Stanley was PCI's Purchasing Director (now Vice President of Purchasing) and Greg S. Barton was a founding shareholder and, as described under (a), a substantial lender to CAN-AM and Rose Hearts.

         (d) On March 5, 1997, PCI's Board of Directors authorized a private placement of a maximum of 195,000 Shares of PCI Common Stock to its existing shareholders and on March 10, 1997 PCI issued the following additional shares of Common Stock to its existing shareholders in exchange for cash:

                  Name                        Shares   Consideration
                  ----                        ------   -------------

                  Peter G. Charleston         90,000        $ 3,750
                  Steven A. Lambrecht         60,000        $10,000
                  Murphy Pierson              15,000        $ 1,250
                  Daniel C. Goldman           10,500        $ 1,750
                                             -------        -------
                                Total:       175,500        $16,750

         The issuance of the Common Stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and each purchaser was a "sophisticated" or otherwise suitable investor within the meaning of that exemption. Each purchaser was given full access to financial and other information concerning PCI and the shares. In addition, at the time of issuance, Peter G. Charleston was the National Sales and Training Director and responsible for PCI's largest U.S. account, Steven A. Lambrecht was a director, Murphy Pierson was a PCI Account Executive, and Dan C. Goldman, as described under (a), was a financial consultant to PCI, a founding shareholder and a former director.

         (e) As described above under " Interim Financing - Bridge Financing," between March and June 1997, ten (10) accredited bridge investors loaned PCI a total amount of $1,000,000 in increments of $50,000, consisting of $900,000 in cash and $100,000 in forgiveness of prior debt of CAN-AM. In return for their loan, the bridge investors received a Bridge Note from PCI in the amount of their loan and Bridge warrants to purchase shares of PCI Common Stock at fifty percent (50%) of the Offering Price printed in this prospectus except that the exercise price is $5.25 for the warrants held by William B. McKee. The names of the bridge investors, the cash amount or value of consideration they provided to PCI and the number of shares of Common Stock that they are entitled to purchase under the bridge warrants are set forth in the prospectus under " Interim Financing -Bridge Financing."

         The issuance of the bridge notes and bridge warrants was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof and Rule 506 of the SEC. Each bridge investor was an accredited investor within the meaning of Rule 501 and a "sophisticated" or otherwise suitable investor within the meaning of the Section 4(2) exemption. Each bridge investor was given full access to financial and other information concerning PCI and the shares. In addition, at the time of issuance, of the ten (10) bridge investors, David S. Hodges was a PCI consultant and promoter and is currently a director, William L. Anthony was a PCI consultant and is currently a director, William B. McKee is the Chairman of the Board of the underwriter's representative in this offering and Greg S. Barton, as set forth in (a) and (c), was a founding shareholder and a substantial lender to CAN-AM and Rose Hearts. The remaining four (4) bridge investors, along with the other bridge investors, made substantial and specific representations to PCI regarding their net worth and income, their ability to accept the risk of the investment, their access, examination and satisfaction with information about PCI and the investment, that they had adequate means to provide for their current financial needs, that they believed the investment was suitable to their personal financial circumstances and that they were either relying on their own financial advisor or that their education, business experience and financial sophistication enabled them to evaluate the economic merits of their investment. PCI conducted no advertisement or public solicitation in connection with the transaction and filed a Notice of Sales of Securities on Form D on July 3, 1997 and amended the Form D on July 16, 1997.

         (f) As described above under "Certain Transactions," on May 1, 1997, PCI entered an Endorsement Agreement with Arie Luyendyk, an accredited investor, under which PCI would issue 15,000 shares of Common Stock to Mr. Luyendyk subject to a six-month vesting schedule. In order to meet its obligations under the Endorsement Agreement without diluting the relative security positions of other shareholders prior to the Offering, PCI repurchased 15,000 (as adjusted by the 3:1 Stock Split) shares of its Common Stock from its Chief Executive Officer and Chairman, Steven A. Lambrecht at $0.33 per share. PCI valued Mr. Luyendyk's entry into the Endorsement Agreement and the placement of PCI's logo on his helmet at the Indy 500 at $5,000. The issuance of the shares of Common Stock to Mr. Luyendyk were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and each purchaser was a "sophisticated" or otherwise suitable investor within the meaning of that exemption. Each purchaser was given full access to financial and other information concerning PCI and the shares. In addition, at the time of issuance, Mr. Luyendyk became PCI's spokesperson, and made substantial and specific representations to PCI regarding his net worth and income, his ability to bear the economic risk of losing the entire investment, his capability to evaluate the risks and merits of the investment, and his examination to his satisfaction of corporate and financial information regarding PCI and the investment.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A)    EXHIBITS

            1.1(2)         Form of Underwriting Agreement.

            1.2(2)         Form of Lock-Up Agreement for Promoter's Shares.

            1.3(2)         Form of Master Agreement Among Underwriters

            1.4            Form of Selected Dealer's Agreement

            1.5(2) Form of Lock-Up Agreement for Shares Underlying Bridge Warrants.

            1.6(2)         Registration Rights Agreement.

            3.1            Articles of Incorporation of PCI.

            3.2            Amended and Restated By-Laws, dated May 3, 1997.

            3.3(3)         Amendment to Bylaws, dated July ___, 1997.

            3.4            Certificate   of   Incorporation   and   Company  Act
                           Memorandum of CAN-AM.

            4.1 Pages from Articles of Incorporation and Bylaws defining the rights of security holders.

            4.2(2)         Specimen Common Stock Certificate.

            4.3(2)         Form of Underwriter's Share Purchase Warrant.

            4.4 Investment Banking Agreement dated December 14, 1996 between Registrant and Underwriter.

            4.5            Letter  of  Intent   dated  March  31,  1997  between
                           Registrant and Underwriter.

            4.6 Form of Subscription to Acquire Warrant between Registrant and Bridge Investors to which the Form of Bridge Note and Form of Bridge Warrant are exhibits.

            5.1(2)         Opinion of Titus, Brueckner & Berry, P.C.

            9.1 Shareholders and Voting Agreement, dated January 1, 1997 (terminated May 31, 1997).

            10.1 Business Loan Agreement, dated September 5, 1996, among Greg S. Barton, Rose Hearts, Inc., Greg P. Lambrecht, J&M Wholesale, Ltd., Colin A. Jones, and CAN-AM.

            10.2 Asset Purchase Agreement, dated December 31, 1996, between CAN-AM International Investments Corp. and Rose Hearts, Inc.

            10.3 Asset Purchase Agreement, dated December 31, 1996, between CAN- AM International Investments Corp. and J&M Wholesale, Ltd.

            10.4(2) Promissory Note, dated December 31, 1996, between Colin A. Jones and PCI.

            10.5(2) Promissory Note, dated December 31, 1996, between Greg P. Lambrecht and PCI.

            10.6           Management Agreement,  dated January 1, 1997, between
                           CAN-AM   International   Investment   Corp.  and  J&M
                           Wholesale, Ltd.

            10.7(1)(2)     Letter Agreement for Supply of Brand Name and Private
                           Label  Cigars,   dated   January  7,  1997,   between
                           Registrant and TSG Import,  Export and  Manufacturing
                           Corporation.

            10.8(1)(2)     Cigar  Display  and  Merchandising  Agreement,  dated
                           April  1,  1997,   between  the  Registrant  and  The
                           Southland Corporation (7-Eleven Stores/U.S.A.).

            10.9(1)(2)     Agency Relationship  Agreement,  dated April 8, 1997,
                           between the Registrant and Associated Grocers, Inc.

            10.10(1)(2)    Retailer Agreement, dated April 15, 1997, between the
                           Registrant and Arizona Region,  Region 3100, Circle K
                           Stores, Inc.

            10.11(1)(2)    Retailer Agreement, dated April 29, 1997, between the
                           Registrant and Express Stop, Inc.

            10.12 Endorsement Agreement, dated May 1, 1997, between the Registrant and Arie Luyendyk.

            10.13 Standard Sublease, dated May 5, 1997, between the Registrant and Michael R. Ellison, Inc.

            10.14(1)(2)    Agency  Relationship  Agreement,  dated May 8,  1997,
                           between the Registrant and SuperValu, Inc.

            10.15(1)(2)    Retailer  Agreement,  dated May 22, 1997, between the
                           Registrant  and  Prestige   Stations,   Inc.   (AM/PM
                           Stores).

            10.16 Business Consulting Agreement, dated June 2, 1997, between the Registrant and David S. Hodges.

            10.17 Employment Agreement, dated June 13, 1997, between the Registrant and Steven A. Lambrecht.

            10.18 Employment Agreement, dated June 13, 1997, between the Registrant and Greg P. Lambrecht.

            10.19 Employment Agreement, dated June 13, 1997, between the Registrant and Colin A. Jones.

            10.20(2)       Distributorship   Agreement,  dated  June  13,  1997,
                           between the Registrant and Rose Hearts, Inc.

            10.21 Settlement and Full Release of Equity Interest, dated June 13, 1997, among the Registrant and Greg P. Lambrecht, Colin A. Jones, Rose Hearts, Inc., CAN-AM International Investment Corp., J&M Wholesale Ltd., Greg S. Barton, Lucille B. Barnes and Kelli D. Martin.

            10.22          Agreement,  dated June 20, 1997 by and between Steven
                           A. Lambrecht, Greg P. Lambrecht, Colin A. Jones, William B. Anthony and PCI.

            10.23(2) Stock Purchase Agreement, dated June 20, 1997 between Steven A. Lambrecht and James B. Stanley.

            10.24(2) Retailer Agreement, dated June 3, 1997, between CAN-AM International Investment Corp. and Silcorp Limited.

            10.25(2) Retailer Agreement, dated July 1, 1997, between the Registrant and Central Region, Circle K Stores, Inc. and Stax Stores.

            10.26(2) Supplier Agreement, dated June 23, 1997, between the Registrant and Primadonna Cigar Company.

            10.27(2) Supplier Agreement, dated June 23, 1997, between the Registrant and Universal Premium Cigars, Inc.

            10.28(2) Offer to Lease, dated July 1, 1997, between the Registrant and Marine Way Estates Ltd.

            11.1           Statement   Regarding   Computation   of  Per   Share
                           Earnings.

            21.1           Subsidiary List.

            23.1 Consent of Semple & Cooper, LLP. See "Consent of Independent Certified Accountants."

            23.2(2) Consent of Titus, Brueckner & Berry, P.C. (included in Exhibit 5.1).

            27.1           Financial Data Schedule.

(1)      Portions  of  the  exhibit  omitted  and  filed   separately  with  the
         Commission  pursuant  to  the  Confidential   Treatment  provisions  of
         Regulation ss. 230.406.

(2)      Filed with this Amendment.

(3)      To be filed by amendment.


ITEM 28.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)        To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(I), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this the 25th day of July, 1997.

                                        PREMIUM CIGARS INTERNATIONAL, LTD.


                                        By:       /s/ Steven A. Lambrecht
                                           ------------------------------------
                                           Steven A. Lambrecht
                                           President and Chief Executive Officer


                                        By:       /s/ Greg P. Lambrecht
                                           ------------------------------------
                                           Greg P. Lambrecht
                                           Secretary and Vice President of
                                           National Sales

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Steven A. Lambrecht, Greg
P. Lambrecht, David A. Hodges or any of them acting in the absence of the others, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Date              Signature                             Capacity in Which Signed
----              ---------                             ------------------------


July 25, 1997       /s/ William L. Anthony      Chairman of the Board
                  ----------------------------
                    William L. Anthony


July 25, 1997       /s/ Steven A. Lambrecht     Director and Principal Executive
                  ----------------------------  Officer
                    Steven A. Lambrecht


July 25, 1997       /s/ Colin A. Jones          Director and Vice President of
                  ----------------------------  International Sales
                    Colin A. Jones

July 25, 1997       /s/ David S. Hodges         Director
                  ----------------------------
                    David S. Hodges


July 25, 1997       /s/ Karissa B. Nisted       Principal Financial Officer and
                  ----------------------------  Controller
                    Karissa B. Nisted